Exhibit 4.4

Coolsingel 104
3011 AG Rotterdam

Mailing address
P.O. Box 249
3000 AE Rotterdam

Telephone +31 10 2B2 02 82 Fax +31 10 282 03 99

CONFIDENTIAL	Bankaccount 52.52.30.025
FreeSeas Inc.
For the attention of the Management	Swift HBUANL2R
89 Akti Miaouli & 4 Gr Mavrokordatou street	www.HBU.nl
PIRAEUS 185 38
Griekenland
Department
Accountmanagement Corporates

Reference	Telephone	Fax	Date
L.J.M. Bloemheuvel/je	31-10-2820146	31-10-2820149	12 August2008

Re:	credit arrangement Adventure Two S.A. / Adventure Three S.A. / Adventure Seven S.A./ Adventure Eleven S.A.
Dear Sirs,
Further to our discussion, we are pleased to offer the financing arrangement set out in the enclosed Credit Agreement.

The amendments to the existing credit arrangements have been indicated in the Credit
Agreement as far as possible.
Our offer is valid until 26 August 2008. If you wish to accept the offer, please return one copy of the Credit Agreement before that date, duly signed in the appropriate place. You can keep the second copy of the Credit Agreement for filing purposes.
If you accept the offer please also complete the enclosed Short-term Loan Agreement, following the instructions stated in the agreements, and return them to us, dated and duly signed. You can keep the second copy of the Short-term Loan Agreement for you file.
We also have enclosed the text of the Independent Corporate Guarantee, which needs to be taken over by FreeSeas Inc. on their note paper. This Guarantee needs to be legally signed and dated by FreeSeas Inc.
Furthermore we would like to receive an actual document of trade registration in original (not older than three months) of Adventure Eleven S.A.

[ILLEGIBLE]
HOLLANDSCHE BANK UNIE N.V.

Register of Commerce Rotterdam no 33259495

VAT no NL003027144B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
L.J.M Bloemheuvel/je
We will arrange a mortgagees interest insurance on your charges. We trust to have been of service to you. Yours sincerely,
HOLLANDSCHE BANK-UNIE N.V.

Encl:	Credit Agreement in twofold HBU General Credit Provisions General Banking Conditions of HBU Short term Loan Agreement in twofold Text of the Independent Corporate Guarantee

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
CREDIT AGREEMENT
The undersigned:

1.	Adventure Two S.A., established in Majuro, Marshall Islands,
Adventure Three S.A., established in Majuro, Marshall Islands,
Adventure Seven S.A., established in Majuro, Marshall Islands,
	Adventure Eleven S.A., established in Monrovia, Liberia,	(new)
hereinafter (together and individually) referred to as ‘the Borrower’,

2.	HOLLANDSCHE BANK-UNIE N.V., having its registered office in Rotterdam, the Netherlands, hereinafter referred to as ‘HBU’.
Have agreed as follows:
On the basis of the information supplied to HBU, the Borrower is granted a facility on the terms and conditions and at the rates and charges stated in this agreement and the appendix hereto The facility is granted to finance the Borrower’s business activities.

Facility amount	USD	66,725,000	(was USD 32,125,000)

Breakdown of facility amount
Overdraft facility I	USD	2,500,000
Overdraft facility II	USD	1,375,000
Overdraft facility III	USD	3,000,000
Overdraft facility IV	USD	34,600,000		(new)
8-year rollover loan	USD	25,250,000	(outstanding amount)
(principal amount USD 27,000,000)
Overdraft facility I, II and IV
The credits may also be used for drawing short-term loans in USD. The terms and conditions governing these short-term loans will be incorporated in a separate short-term loan agreement.
Reduction scheme overdraft facility I
Except for earlier alteration, the limit of the overdraft facility will be reduced in successive three-monthly instalments according to the below schedule:

1 instalment of USD 500,000, on 27 September 2008 and

1 instalment of USD 2,000,000 on 27 December 2008

Reduction scheme overdraft facility II	[ILLEGIBLE]
Except for earlier alteration, the limit of the overdraft facility II will be reduced by USD 125,000 per quarter to nil ~~beginning three months after drawing date~~. The next reduction will be on 27 September 2008. ~~The next reduction will be 27 September 2008~~

Reduction scheme overdraft facility III	(amendment)
The Borrower may draw under this credit when the overdraft facility IV has been repaid.
Except for earlier alteration, the limit of the overdraft facility III will be reduced to nil on 1 april 2016.

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

Reduction scheme overdraft facility IV	(new)

     HOLLANDSCHE
                               BANK-UNIE N.V.
Except for earlier alteration, the limit of the overdraft facility will be reduced in successive three-monthly instalments according to the below schedule:

3 instalments of USD 2,500,000, beginning on 1 November 2008 and

1 instalment of USD ~~31,500,000~~ 27,100,000 on 1 August 2009

[ILLEGIBLE]
The 8-year rollover loan This loan will be continued unaltered and on the existing terms and conditions, with the proviso that it will now also be subject to the joint and several liability of Adventure Eleven S.A.

(amendment)
Rates and charges

Overdraft facility I, II, III and IV	(amendment)

—	Current variable USD debit interest rate, based on the market rate, will be 3.76%.

—	Short term loans: libor+ 1.30%.

—	Short term loans: libor + 1.25%, when Borrower will conclude an IRS or CAP.

Overdraft facility IV	(new)

—	Upfront fee:	0.6% of the principal amount
The upfront fee will be charged after this Credit Agreement has been signed.

—	Commitment fee	0.65% per annum
Commitment fee will be charged over the undrawn part of the overdraft facility IV, beginning on 1 September 2008.
Security and covenants

—	First preferred mortgage, on the vessel m.v. “Voge Katja” to be renamed m.v. “Free Maverick”, registered under the flag of Liberia. IMO number 9157416. Fuller details will be included in the mortgage deed. On this mortgage the laws of Liberia will be applicable. (new)

—	First preferred mortgage of USD 3,700,000 on the vessel m.v. “Free Destiny”, registered under the flag of the Marshall Islands. IMO number 8128157, call letters V7GD9. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.

—	Second preferred mortgage on the vessel m.v. “Free Destiny”, registered under the flag of the Marshall Islands. IMO number 8128157, call letters V7GD9. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.

—	Third preferred mortgage on the vessel m.v. “Free Destiny”, registered under the flag of the Marshall Islands. IMO number 8128157, call letters V7GD9. Fuller details will be included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.

(new)

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
First preferred mortgage of USD 6,000,000 on the m.v, “Free Envoy”, registered under the flag of the Marshall Islands. Official number 2161, call letters V7GR6. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.
Second preferred mortgage on the m.v. “Free Envoy”, registered under the flag of the Marshall Islands. Official number 2161, call letters V7GR6. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.
Third preferred mortgage on the m.v, “Free Envoy”, registered under the flag of the Marshall Islands. Official number 2161, call letters V7GR6. Fuller details will be included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.
(new)
First preferred mortgage of USD 38,500,000 on the m.v. “Free Knight”, registered under the flag of the Common wealth of the Bahamas. Official number 9300831, call letters VRCC3. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.
Second preferred mortgage on the m.v. “Free Knight”, registered under the flag of the Common wealth of the Bahamas. Official number 9300831, call letters VRCC3. Fuller details will be included in the mortgage deed. On this mortgage the laws of the Marshall Islands are applicable.
(new)
Joint and several liability of all parties named under 1. above, pursuant to 1.4 of the HBU General Credit Provisions.
Independent Corporate Guarantee of USD 63,725,000, plus interest and costs, from FreeSeas Inc., established in Majuro, Marshall Islands.      (amendment)
Pledge of rights and earnings under time charter contracts concluded or to be concluded.
Pledge of rights under hull and machinery insurance policy.
Pledge of rights under protection and indemnity risk insurance policy.
To the extent the Borrower is not already obliged to do so on any other basis, the Borrower hereby further undertakes to provide HBU with all of the following security as security for the obligations referred to in 1.3.1 of the HBU General Credit Provisions: — a right of pledge on all assets referred to in Article 18 of the General Banking Conditions of HBU.
In order to effectuate the above, the Borrower hereby pledges to HBU, to the extent not already pledged to HBU pursuant to Article 18 of the General Banking Conditions of HBU, the present and future debts owing — as regards future debts, the pledge being made in advance — by HBU to the Borrower as security as stated above. The Borrower hereby grants HBU a power of attorney to pledge these debts, at any time and repeatedly, to itself on behalf of the Borrower. This power of attorney is unconditional and irrevocable.

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
- a right of pledge on the rights of recourse and the subrogated rights arising pursuant to the joint and several liability referred to in 1.4.3 of the HBU General Credit Provisions.
In order to effectuate the above, the Borrower hereby pledges to HBU, to the extent not already pledged to HBU in accordance with 1.4.3. of the HBU General Credit Provisions, his aforementioned rights of recourse as security as stated above. If the Borrower is subrogated to the rights of HBU, HBU reserves a pledge on the subrogated rights as security as stated above. HBU hereby accepts the above rights of pledge. This Credit Agreement constitutes a notice of these pledges to the other parties referred to as the Borrower and to HBU.
Other provisions

—	With a view to the continuity of the Borrower’s business, HBU deems it necessary that, as from the end 2008:

—	the Interest Coverage Ratio of Freeseas Inc. must amount to at least 2.5;

—	the Debt Service Cover Ratio of Freeseas Inc. is not less than 1.1.

—	the Gearing of Freeseas Inc. must amount to maximum 2.5;

—	out of the Excess Cash of the Borrowers 50% has to be used to save as extra repayment on overdraft facility IV. (new)
These criteria must be satisfied throughout the facility period.

—	All definitions concerning this Credit Agreement are stated in the Appendix B.

—	In case of a sale of the m.v. “Free Envoy” or the m.v. “Free Destiny” any outstanding balance under Borrower’s

—	the corresponding overdraft facility I or II will be fully repaid,

—	the balance will be repaid on the overdraft facility IV, and

—	any remaining balance will be repaid on the rollover loan. (amendment)

—	The vessels will be safely operated and maintained and will in any case always be in class (acceptable IACS members) during the loan period.

—	Borrower will give HBU a time charter agreement with respect to the new vessel for inspection. The contents, a contract of at least 1 year at a rate of at least USD 30,000 a day, must be acceptable to HBU.
(new)

—	Borrower will give HBU the time charter agreements for inspection. The contents thereof must be acceptable to HBU.

—	Borrower will give HBU the time charter agreement with respect to the m.v. “Free Envoy” for inspection. The contents, a contract of at least 1 year at a rate of at least USD 25,000 a day, must be acceptable to HBU.
(new)

The loan to value ratio must not exceed 70% at any moment. The loan to value ratio means the total outstanding facilities of the Borrower with HBU divided by actual valuation results of the vessels mortgaged in favour of HBU.
Until 1 August 2009 the MV “Free Envoy” and MV “Free Destiny” may be taken into account, after this date however no longer.

(amendment)

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
The Borrower will submit once a year to HBU a valuation report of the mortgaged vessels. The contents must be acceptable to HBU.
All relations between the Borrower and HBU shall be subject to the General Banking Conditions of HBU. In addition, the credit relationship concerned shall also be subject to the HBU General Credit Provisions of July 2006, attached to this Credit Agreement. By signing this Credit Agreement the Borrower declares that he has received a copy of the General Banking Conditions and the HBU General Credit Provisions and is fully aware of the contents thereof.
Signature
Rotterdam, 12 August 2008
HOLLANDSCHE BANK-UNIE N.V.
/s/ [ILLEGIBLE]

Marshall Islands, Majuro,	2008

/s/ Ion G. Varouxakis Adventur Two S.A.	/s/ Ion G. Varouxakis Adventur Three S.A.

/s/ Ion G. Varouxakis Adventur Seven S.A.

/s/ Liberia, Monrovia.	2008

/s/ Ion G. Varouxakis Adventur Eleven S.A.

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
APPENDIX B
Definitions
Adjusted Balance Sheet Total means, total assets minus the sum of (a) intangible assets, (b) deferred tax assets, (c) participating interests, (d) receivables from shareholders and/or directors and (e) shares held in the own company, as shown in the Annual Accounts.
Annual Accounts means, Freeseas Inc.’s annual accounts, consisting of the consolidated balance sheet, profit and loss account and accompanying notes, including an unqualified audit certificate, drawn up by Price Waterhouse Coopers or comparable (acceptable to HBU) in accordance with the calculation bases and accounting principles applied in the Freeseas Inc.’s consolidated annual accounts for the financial year 2006;
Capital Expenditure means, expenditure that should be treated as capital expenditure in accordance with GAAP.
Consolidated EBIT means, in respect of any Relevant Period, the consolidated net operating profit of FreeSeas Inc. plus corporation tax or other taxes on income or gains, plus Net Interest Expense in respect of that Relevant Period, plus extraordinary and/or non-operational costs and charges less extraordinary and/or non-operational income or gains in respect of that Relevant Period.
Consolidated EBITDA means, in respect of any Relevant Period, Consolidated EBIT for that Relevant Period plus depreciation and the amount attributable to amortisation of goodwill and any other intangible assets (including capitalised transaction costs) during that Relevant Period.
Consolidated Net Finance Charges means, for any Relevant Period, the aggregate amount of the accrued interest, arrangement fee and other amounts in the nature of interest in respect of all borrowings whether paid, payable or capitalised by FreeSeas Inc. in respect of that Relevant Period:
excluding any such obligations owed to FreeSeas Inc.;
including the interest element of leasing and hire purchase payments under any such contract which would, in accordance with the accounting principles, be treated as a finance or capital lease;
including any accrued commission, fees, discounts and other finance payments payable by FreeSeas Inc. under any interest rate hedging arrangement, if any;
deducting any accrued commission, fees, discounts and other finance payments owing to FreeSeas Inc. under any interest rate hedging instrument, if any;
deducting any accrued interest owing to FreeSeas Inc. on any deposit or bank account;
excluding any acquisition costs.
Consolidated Total Bank Debt means, at any time, the aggregate amount of all obligations of FreeSeas Inc. for or in respect of borrowings with any bank but: excluding any such obligations to FreeSeas Inc.;
including, in the case of finance leases, only the capitalised value therefore (no amount shall be excluded or included more than once), less the total amount of the credit balance of the accounts which Borrower holds with HBU.

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
Consolidated Total Bank Debt/Consolidated EBITDA Ratio means, in relation to any Relevant Period, the Consolidated Total Bank Debt divided by Consolidated EBITDA for such Relevant Period.
Debt Service Cover Ratio means, in relation to any Relevant Period, Free Operating Cash Flow for such Relevant Period divided by Net Total Debt Service for such Relevant Period.
Excess Cash means, in respect of any Relevant Period, Free Operating Cash Flow for that Relevant Period minus Net Total Debt Service for that Relevant Period minus any voluntary prepayments made in respect of this Credit Agreement in that Relevant Period.
Financial Indebtedness means, without double counting:

—	any indebtedness for or in respect of indebtedness for borrowed money;

—	any documentary credit facility;

—	any treasury transaction or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and the amount of the financial indebtedness in relation to any such transaction shall be calculated by reference to the marked-to-market valuation of such transaction at the relevant time; and

—	any guarantee, indemnity, bond, standby letter of credit or any other instrument issued in connection with the performance of any contract or other obligation.
Financial Year means, annual accounting period of FreeSeas Inc. ending on 31 December in each year.
Free Operating Cash Flow means, in respect of any Relevant Period, Consolidated EBITDA for that Relevant Period after:
adding:

—	any decrease in the amount of Working Capital;

—	any cash receipt in respect of any exceptional or extraordinary item (including, without limitation, the proceeds of the sale of any assets other than material part of the business disposal proceeds or the proceeds from the disposal of a material asset);

—	any increase in provisions, other non-cash debits and other non-cash charges taken into account in establishing Consolidated EBITDA;
and deducting:

—	any amount of Capital Expenditure actually made by FreeSeas Inc.;

—	any increase in the amount of Working Capital;

—	any cash payment in respect of any exceptional or extraordinary item;

—	any amount actually paid or due and payable in respect of taxes on the profits of FreeSeas Inc.;

—	any decrease in provisions and other non-cash credits taken into account in establishing Consolidated EBITDA;
and so that no amount shall be included more than once.

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
Gearing means, total debt divided by Tangible Net Worth.
Interest Coverage Ratio means, in relation to any Relevant Period, Consolidated EBIT for such Relevant Period divided by the sum of Consolidated Net Finance Charges for such Relevant Period.
Interest Expense means, in respect of any Relevant Period and any Financial Indebtedness of FreeSeas Inc. referred to in the definition of Total Net Debt, the aggregate of all continuing, regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Financial Indebtedness in respect of such relevant period (but not agency or underwriting fees) including:

—	gross interest and arrangement fee on any form of such Financial Indebtedness which has accrued as an obligation of FreeSeas Inc. during that Relevant Period, including the interest element of finance leases; and

—	the consideration given by FreeSeas Inc. during that Relevant Period by way of discount in connection with such Financial Indebtedness by way of acceptance credit, bill discounting or other like arrangement.
GAAP means the generally accepted accounting principles in the Netherlands.
Net Interest Expense means, in respect of any Relevant Period, Interest Expense for such Relevant Period less interest, commission, fees, discounts and other finance charges receivable during that Relevant Period (including interest, commission, fees, discounts and other finance charges receivable under the hedging arrangement).
Net Total Debt Service means, in respect of any Relevant Period, the aggregate of:

—	Net Interest Expense for such Relevant Period; and

—	all scheduled repayments of capital or principal under the terms of any Financial Indebtedness of FreeSeas Inc. (excluding any Financial Indebtedness owed by FreeSeas Inc. to any other member of FreeSeas Inc.) in each case which fall due during that Relevant Period.
Quarterly Accounts means Borrower’s consolidated balance sheet, profit and loss account, and compliance certificate, in accordance with the calculation bases and accounting principles applied in the Borrowers consolidated Annual Accounts for the Financial Year.
Relevant Period means each period of twelve months ending on the last day of each of FreeSeas Inc.’s calendar quarter starting with the period of twelve months ending on 31 December 2006.
Total Net Debt means, in respect of any Relevant Period, the aggregate of all outstanding Financial Indebtedness of FreeSeas Inc. as at the last day of such Relevant Period and less all Cash as at the last day of such Relevant Period.

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

     HOLLANDSCHE
                               BANK-UNIE N.V.
Tangible Net Worth means, issued and paid-up share capital plus reserves, deferred tax liabilities and loans subordinated to Freeseas Inc.’s debts to HBU, minus intangible assets, deferred tax assets, participating interests, receivables from shareholders and/or directors and shares Freeseas Inc. holds in his own company, as shown in the annual accounts.
Test Date means, in respect of any Relevant Period, the dates on which HBU shall review the Annual Accounts and/or Quarterly Accounts in order to assess the Excess Cash, Consolidated Total Bank Debt/Consolidated EBITDA Ratio, Debt Service Cover Ratio, Interest Cover Ratio and any other financial ratio which HBU deems necessary with a view to the continuity of the Borrower’s business. HBU shall assess the Consolidated Total Bank Debt/Consolidated EBITDA Ratio, Debt Service Cover Ratio and Interest Cover Ratio quarterly on a rolling 12 month basis and based on the Quarterly Accounts. HBU shall assess the Excess Cash once a year based on the Annual Accounts. Said assessment shall always take place within 30 days after receipt by HBU of the Annual Accounts and/or Quarterly Accounts.
Working Capital means trade and other debtors in respect of operating items of any member of FreeSeas Inc., plus prepayments and stock, less trade and other creditors in respect of operating items of FreeSeas Inc. and less accrued expenses and accrued costs of FreeSeas Inc..

HOLLANDSCHE BANK-UNIE N.V.

Handelsregister K. v.K. Rotterdam nr 33259495

B.T.W. ident nr. NL 00.30.27.144,B01

Algemene Voorwaarden
Deze Algemene Voorwaarden zijn in september 1995 tot stand gekomen in overleg tussen de Nederlandse Vereniging van Banken en de Consumentenbond in het kader van de Commissie voor Consumentenaangelegenheden van de Sociaal-Economische Raad (SER).
Het overleg heeft geleid tot overeenstemming over alle artikelen met uitzondering van de aansprakelijkheidsbepalingen opgenomen in de artikelen 3, 10 en 31 van deze voorwaarden. De Consumentenbond begrijpt de consequenties die een vergaande aansprakelijkheid voor het bankbedrijf met zich mee kan brengen, maar kan zich vanuit zijn eigen verantwoordelijkheid niet verenigen met de in die artikelen opgenomen aansprakelijkheidsbeperkingen.
De banken begrijpen die stellingname, maar wijzen op de onmogelijkheid een algemene aansprakelijkheid te aanvaarden: deze zou voor de banken onoverzienbare risico’s met zich mee brengen, hetgeen zij zich onder meer tegenover de cliënten zelf niet kunnen en mogen permitteren.
In het overleg met de Consumentenbond is evenwel wederzijds benadrukt, dat de zorgplicht van de bank zoals neergelegd in artikel 2 van de Voorwaarden te allen tijde voorop staat en dat clausules die aansprakelijkheden beperken, daaraan geen afbreuk doen.
Artikel 1: Werkingssfeer
Alle betrekkingen, ook toekomstige, tussen de in Nederland gevestigde kantoren van de bank en de cliënt zijn onderworpen aan deze Algemene Voorwaarden.
Het in deze Algemene Voorwaarden bepaalde geldt voorzover daarvan niet is afgeweken in bijzondere voorwaarden die van toepassing zijn op door de bank verleende specifieke diensten.
Artikel 2: Zorgplicht van de bank
De bank dient bij haar dienstverlening de nodige zorgvuldigheid in acht te nemen.
Zij zal daarbij naar beste vermogen met de belangen van de cliënt rekening houden, met dien verstande dat zij niet gehouden is gebruik te maken van haar bekende niet openbare informatie, waaronder koersgevoelige informatie.
Artikel 3: Inschakeling van derden
De bank is bevoegd om bij de uitvoering van opdrachten van de cliënt en bij de uitvoering van andere overeenkomsten met de cliënt gebruik te maken van de diensten van derden alsmede goederen en/of waardepapieren van de cliënt ten name van de bank aan derden in bewaring te geven.
De bank zal bij de keuze van die derden de nodige zorgvuldigheid in acht nemen. Indien de bank aantoont, dat zij zorgvuldig is geweest in haar keuze, is zij niet aansprakelijk voor tekortkomingen van die derden. Indien de cliënt in dat geval schade heeft geleden, zal de bank hem in ieder geval zoveel mogelijk behulpzaam zijn bij zijn pogingen deze schade ongedaan te maken. Dit laat onverlet de eventuele aansprakelijkheid van de bank uit hoofde van artikel 10.
Artikel 4: Bank of derden als wederpartij
De bank is bevoegd opdrachten tot aan — en verkoop van goederen en/of waardepapieren uit te voeren te harer keuze met zichzelf of met derden als wederpartij.
Artikel 5: Risico van zendingen
Indien de bank in opdracht van de cliënt gelden of effecten aan de cliënt of aan derden zendt, geschiedt die verzending voor risico van de bank.
Indien de bank in opdracht van de cliënt andere goederen en/of waardepapieren aan de cliënt of aan derden zendt, geschiedt die verzending voor risico van de cliënt.
Artikel 6: Adresopgave door de cliënt
De cliënt dient de bank mee te delen naar welk adres voor hem bestemde stukken gezonden dienen te worden. Adreswijzigingen dient de cliënt schriftelijk mee te delen.
Artikel 7: Opdrachten etc. bestemd voor meer kantoren
Opdrachten, opgaven en mededelingen van de cliënt aan de bank dienen afzonderlijk te worden gericht aan elk der kantoren van de bank waarvoor die opdrachten, opgaven en mededelingen bestemd zijn, tenzij de bank uitdrukkelijk een ander adres heeft aangewezen. Indien schriftelijke opdrachten, opgaven en mededelingen bestemd zijn voor een ander — door de cliënt uitdrukkelijk opgegeven — kantoor van de bank dan het kantoor dat die stukken ontving, draagt laatstbedoeld kantoor zorg voor doorzending.
Artikel 8: Wijzigingen in de vertegenwoordigingsbevoegdheid van de cliënt
Wanneer de cliënt aan iemand vertegenwoordigingsbevoegdheid heeft toegekend, is hij verplicht, ongeacht inschrijving in de openbare registers, een wijziging of intrekking van die bevoegdheid schriftelijk aan de bank mee te delen, bij gebreke waarvan die wijziging of intrekking niet aan de bank kan worden tegengeworpen.
Artikel 9: Formulierengebruik
De cliënt dient er zorg voor te dragen dat opdrachten, opgaven en mededelingen aan de bank duidelijk zijn en de juiste gegevens bevatten. Opdrachten tot overboeking voert de bank uit op basis van het door de cliënt opgegeven rekeningnummer en zij is niet gehouden de juistheid van de in de opdracht vermelde gegevens te verifiëren.
Formulieren dienen door de cliënt volledig te worden ingevuld. Andere door de bank goedgekeurde informatiedragers of communicatiemiddelen moet de cliënt overeenkomstig de aanwijzingen van de bank gebruiken.
De bank is bevoegd om opdrachten niet uit te voeren indien bij het geven van die opdrachten geen gebruik is gemaakt van door de bank vastgestelde of goedgekeurde formulieren of van andere door de bank goedgekeurde informatiedragers of communicatiemiddelen. De bank kan verlangen dat mededelingen in een bepaalde vorm worden gedaan.
Artikel 10: Uitvoering betalingsopdrachten
De bank staat in voor de juiste uitvoering binnen een redelijke termijn van eorrect gegeven opdrachten tot overboeking van eurobedragen mits die opdrachten geheel kunnen worden afgewikkeld binnen het girocircuit in Nederland van de banken die zijn aangesloten bij de BankGiroCentrale.
Tekortkomingen in de uitvoering van dergelijke betaalopdrachten verplichten de bank om aan de cliënt de daardoor geleden schade te vergoeden, zulks tot een maximum van EUR 225,- per opdracht, onverminderd het bepaalde in de tweede alinea van artikel 31 en onverminderd de verplichting van de bank om — hehoudens andersluidende afspraken — er zorg voor te dragen dat die betaalopdrachten alsnog juist en zonder verdere kosten worden uitgevoerd.
De bank zal op vorenbedoeld maximum van EUR 225,- geen beroep doen, indien de redelijkheid en billijkheid in een concreet geval meebrengen dat dit beroep buiten toepassing dient te blijven.
Indien correct gegeven betaalopdrachten niet geheel binnen het hiervoor bedoelde girocircuit kunnen worden afgewikkeld, zal de bank, indien creditering van de door de cliënt opgegeven rekening van begunstigde mocht uitblijven, op verzoek van de cliënt kosteloos een onderzoek instellen en trachten te bewerkstelligen dat alsnog creditering plaatsvindt. Binnen vier weken nadat de bank dit verzoek heeft ontvangen, zal de bank aan de cliënt een schriftelijke verklaring verstrekken betreffende de resultaten van het ingestelde onderzoek, onder vermelding van de relevante gegevens.
Wenst de cliënt dat betaalopdrachten, als bedoeld in de eerste alinea van dit artikel, tegen of op een bepaalde datum worden uitgevoerd, dan dient een dergelijke uitvoering uitdrukkelijk met de bank te worden overeengekomen.
Het hiervoor bepaalde doet geen afbreuk aan de bevoegdheid van de bank om betaalopdrachten niet uit te voeren indien de stand van de rekening die uitvoering niet toelaat of indien die uitvoering wordt belemmerd door beslaglegging ten laste van de cliënt of andere vergelijkbare omstandigheden.
Artikel 11: Bewijskracht bankadministratie
Tegenover de cliënt strekt een door de bank getekend uittreksel uit haar administratie tot volledig bewijs, behoudens door de cliënt geleverd tegenbewijs.
Artikel 12: Controle bankbescheiden
Indien de bank constateert dat zij in bevestigingen, rekeningafschriften, nota’s of andere opgaven aan de cliënt een fout of een vergissing heeft gemaakt, is de bank verplicht de cliënt daarvan zo spoedig mogelijk in kennis te stellen.
De cliënt is verplicht de door de bank aan hem gezonden bevestigingen, rekeningafschriften, nota’s of andere opgaven terstond na ontvangst te controleren. Voorts dient de cliënt te controleren of door of namens hem gegeven opdrachten door de bank juist en volledig zijn uitgevoerd. Bij constatering van een onjuistheid of onvolledigheid is dc cliënt verplicht de bank daarvan zo spoedig mogelijk in kennis te stellen.
In de hiervoor bedoelde gevallen is de bank verplicht om de door haar gemaakte fouten en vergissingen te herstellen.
Artikel 13: Goedkeuring bankbescheiden
Indien de cliënt de inhoud van bevestigingen, rekeningafschriften, nota’s of andere opgaven van de bank aan de cliënt niet heeft betwist binnen twaalf maanden nadat die stukken redelijkerwijze geacht kunnen worden de cliënt te hebben bereikt, geldt de inhoud van die stukken als door de cliënt te zijn goedgekeurd. Indien in dergelijke stukken rekenfouten voorkomen, is de bank bevoegd en verplicht die rekenfouten te herstellen, ook nadat genoemde termijn van twaalf maanden is verstreken.
Artikel 14: Verlies etc. van formulieren
De cliënt dient de door de bank aan hem ter beschikking gestelde formulieren, informatiedragers en communicatiemiddelen zorgvuldig te bewaren en te behandelen.
Indien de cliënt enige onregelmatigheid zoals verlies, diefstal of misbruik met betrekking tot die formulieren, informatiedragers of communicatiemiddelen constateert, dient hij daarvan terstond mededeling te doen aan de bank. Tot het moment waarop de bank deze mededeling ontvangt, zijn de gevolgen van het gebruik van die formulieren, informatiedragers of communicatiemiddelen voor rekening en risico van de cliënt, tenzij de cliënt aantoont dat de bank schuld te verwijten is. Daarna zijn die gevolgen voor rekening en risico van de bank, tenzij de bank aantoont, dat de cliënt opzet of grove schuld te verwijten is.
Een mededeling inzake enige onregelmatigheid dient schriftelijk door de cliënt aan de bank te worden bevestigd.
Indien de relatie tussen de cliënt en de bank is opgezegd, is de cliënt verplicht ongebruikte formulieren alsmede andere informatiedragers en communicatiemiddelen die door de bank aan hem ter beschikking zijn gesteld, aan de bank terug te geven.
Artikel 15: Creditering en debitering van rente
De bank zal op door haar vast te stellen tijdstippen, doch tenminste éénmaal per jaar, de rekening van de cliënt voor de lopende rente crediteren respectievelijk debiteren. Indien het tijdstip waarop bedoelde rekening voor de lopende rente wordt gecrediteerd niet samenvalt met het tijdstip waarop die rekening voor de lopende rente wordt gedebiteerd, zal de bank de cliënt daarvan schriftelijk in kennis stellen.
Artikel 16: Provisies en vergoedingen
De bank is bevoegd om terzake van haar dienstverlening provisies en vergoedingen aan de cliënt in rekening te brengen. Indien de hoogte van die provisies en vergoedingen niet vooraf tussen de cliënt en de bank is overeengekomen, zal de bank de bij haar gehruikelijke provisies en vergoedingen in rekening brengen. De bank draagt er zorg voor dat informatie hierover in ieder geval op haar kantoren verkrijgbaar is.
Artikel 17: Creditering onder voorbehoud
Iedere creditering geschiedt onder het voorbehoud dat, indien de bank de tegenwaarde daarvoor nog moet ontvangen, deze tijdig en behoorlijk in haar bezit komt. Bij gebreke daarvan is de bank bevoegd de creditering ongedaan te maken. Indien de cliënt op eurorekening is gecrediteerd terzake van papier in vreemde valuta of terzake van andere wat betreft de eurotegenwaarde aan waardewisseling onderhevige zaken, zal de ongedaanmaking geschieden door debitcring met het bedrag, waarvoor de cliënt op de dag van de ongedaanmaking die vreemde valuta of die zaken had kunnen verwerven.
Artikel 18: Pandrecht
Alle zaken, waardepapieren en effecten die de bank of een derde voor haar uit welken hoofde ook van of voor de cliënt onder zich heeft of krijgt en aandelen in verzameldepots als bedoeld in de Wet Giraal Effectenverkeer die zij onder haar beheer heeft of krijgt, strekken de bank tot pand voor al hetgeen zij uit welken hoofde ook van de cliënt te vorderen heeft of zal hebben. De bank is als gevolmachtigde van de cliënt gerechtigd alle vorderingen die de cliënt uit welken hoofde ook op de bank heeft of krijgt aan zichzelf te verpanden tot zekerheid voor al hetgeen de bank uit welken hoofde ook van de cliënt te vorderen heeft of zal hebben.
Indien de cliënt over een deel van het verpande wenst te beschikken, is de bank verplicht dat deel van het verpande vrij te geven, mits hetgeen na vrijgave resteert voldoende dekking biedt voor hetgeen de bank van de cliënt te vorderen heeft of zal hebben.
De bank is niet bevoegd tot uitwinning van het verpande over te gaan tenzij zij een opeisbare vordering op de cliënt heeft. Voorts zal de bank niet tot uitwinning overgaan alvorens de cliënt in verzuim is. De uitwinningsbevoegdheid van de bank strekt zich niet verder uit dan tot het beloop van de schuld van de cliënt.
Nadat de bank van haar uitwinningsbevoegdheid gebruik heeft gemaakt, zal zij de cliënt daarvan zo spoedig mogelijk schriftelijk is kennis stellen.
Artikel 19: Verrekeningsrecht
De bank is steeds bevoegd om hetgeen zij al dan niet opeisbaar of onder voorwaarde van de cliënt heeft te vorderen, tc verrekenen met al dan niet opeisbare tegenvorderingen van de cliënt op de bank, opgeacht de valuta waarin die vorderingen luiden.
Indien echter de vordering van de bank op de cliënt of de tegenvordering van de cliënt op de bank nog niet opeisbaar is, zal de bank -mits de vordering van de bank en de tegenvordering van de cliënt in dezelfde valuta luiden- van haar verrekeningsbevoegdheid geen gebruik maken tenzij op de tegenvordering van de cliënt beslag wordt gelegd of daarop anderszins verhaal wordt gezocht, daarop een beperkt zakelijk recht wordt gevestigd of de cliënt zijn tegenvordering onder bijzondere titel overdraagt.
Vorderingen in vreemde valuta worden verrekend tegen de koers van de dag van verrekening.
De bank zal de cliënt zo mogelijk tevoren in kennis stellen van het gebruik maken van haar verrekeningsbevoegdheid.
Artikel 20: Zekerheidstelling
De cliënt is verplicht desgevraagd voldoende zekerheid te stellen voor de nakoming van zijn bestaande verplichtingen jegens de bank. Is een gestelde zekerheid onvoldoende geworden, dan is de cliënt verplicht desgevraagd die zekerheid aan te vullen of te vervangen. Een verzoek als hiervoor bedoeld dient schriftelijk te geschieden en de reden van het verzoek te vermelden. De omvang van de gevraagde zekerheid dient in redelijke verhouding te staan tot het beloop van de desbetreffende verplichtingen van de cliënt.
Artikel 21: Onmiddellijke opeisbaarheid
Indien de cliënt na ingebrekestelling tekortschiet in de nakoming van enige verplichting jegens de bank, is de bank bevoegd haar vorderingen op de cliënt door opzegging onmiddellijk opeisbaar te maken. Zodanige opzegging dient schriftelijk te geschieden en de reden van de opzegging te vermelden.
Artikel 22: Bewaring van effecten
Op de bewaring van effecten die deel uitmaken van een door de bank gehouden verzameldepot als bedoeld in de Wet Giraal Effectenverkeer, zijn de bepalingen van die wet alsmede het bepaalde in de volgende zin van toepassing. Voor zover die effecten aan uitloting onderhevig zijn, dient de bank er zorg voor te dragen dat, telkens bij uitloting, aan iedere cliënt afzonderlijk een met diens gerechtigdheid overeenkomend bedrag aan voor aflossing aangewezen effecten wordt toegedeeld.
Andere effecten worden bewaard door het N.V. Effecten-bewaarbedrijf van de Hollandsche Bank-Unie of door HBU Global Custody N.V., voor zover zij zulks volgens hun voorwaarden aanvaarden. Op de bewaring zijn van toepassing de “Bepalingen betreffende de bewaarneming van effecten”. respectievelijk de “Bepalingen betreffende zich in het buitenland bevindende effecten aan toonder en niet aan toonder luidende effecten”, welke bepalingen na het slotartikel van deze Algemene Voorwaarden zijn afgedrukt.
Artikel 23: Inschakeling van derden bij bewaring van effecten
De effecten van de cliënt die door de bank ingevolge het bepaalde in artikel 3 aan derden in bewaring zijn gegeven, maken deel uit van de in totaal in een der algemene effectendepots ten name van de bank bij die derden gedeponeerde effecten. De hank is niet verplicht de nummers van die effecten voor elke cliënt afzonderlijk te doen vaststaan.
Artikel 24: Administratie van effectendepots
De bank is belast met de administratie van het effectendepot van de cliënt, voor zover dat effectendepot bestaat uit effecten die zijn toegelaten tot de officiële notering op de Officiële Markt of de Parallelmarkt van de Amsterdamse Effectenbeurs.
Tot de aan de administratie verbonden werkzaamheden behoren onder andere het innen van rente, aflossingen en dividenden, het uitoefenen of te gelde maken van claimrechten, het verkrijgen van nieuwe coupon- of dividendbladen, het verrichten van conversiehandelingen en het deponeren van effecten voor vergaderingen.
Indien effecten van de cliënt door de bank ingevolge het bepaalde in artikel 3 aan derden in bewaring zijn gegeven, zijn die derden belast met de aan de administratie van die effecten verbonden werkzaamheden, onverminderd de uit artikel 3 voortvloeiende aansprakelijkheid van de bank en onverminderd de verplichting van de bank om de bedragen die zij van die derden terzake van rente, aflossing, dividend of uit anderen hoofde ten behoeve van de cliënt ontvangt, aan de cliënt af te dragen.
Artikel 25: Niet onder het pandrecht vallende effecten
Het in artikel 18 bedoelde pandrecht strekt zich niet uit tot effecten die bij de bank worden gedeponeerd uitsluitend voor speciale doeleinden, zoals het innen van rente, aflossingen en dividenden, het verkrijgen van nieuwe coupon- of dividendbladen, het verrichten van conversiehandelingen of het bijwonen van vergaderingen.
Artikel 26: Looptijd effectenorders; limietverlaging
Effectenorders worden door de bank genoteerd gehouden gedurende een door de bank te bepalen termijn.
Met ingang van de dag waarop effecten ex-dividend of ex-claim worden genoteerd, wordt een door de cliënt gestelde limiet voor aan- of verkoop van dergelijke effecten verminderd met de rekenkundige waarde van het dividend respectievelijk van de claim, doch uitsluitend indien een dergelijke limietverlaging voortvloeit uit de voorschriften of gebruiken die terzake van die effecten van kracht zijn.

Artikel 27: Gebreken van effecten
De bank is aansprakelijk voor gebreken van effecten die door de cliënt zijn verkregen uit transacties die de bank heeft uitgevoerd met zichzelf als wederpartij of uit transacties in effeeten die zijn toegelaten tot de officiële notering op de Officiële Markt of de Parallelmarkt van de Amsterdamse Effectenbeurs.
Indien de bank op grond van het hiervoor bepaalde aansprakelijk is, zal zij, naar keuze van de cliënt, alsnog effecten van dezelfde soort zonder gebreken leveren dan wel het in rekening gebrachte bedrag, vermeerderd met rente, restitueren, een en ander tegen teruggave van de effecten die door de cliënt aanvankelijk werden verkregen.
Artikel 28: Kosten
De kosten van rechtsbijstand die terzake van een geschil tussen de cliënt en de bank zijn gemaakt in een procedure voor een rechter of een geschillencommissie, komen voor rekening van de cliënt respectievelijk voor rekening van de bank indien en voor zover zulks bij uitspraak van die rechter of die geschillencommissie is bepaaald.
De kosten die de bank in en buiten rechte moet maken indien de bank wordt betrokken in procedures of geschillen tussen de cliënt en een derde, komen voor rekening van de cliënt.
Onverminderd het hiervoor bepaalde, komen alle andere kosten die voor de bank uit de relatie met de eliënt voortvloeien binnen de grenzen van de redelijkheid voor rekening van de cliënt.
Artikel 29: Nederlands recht; geschillen
Op de betrekkingen tussen de cliënt en de bank is Nederlands recht van toepassing.
Geschillen tussen de cliënt en de bank worden aanhangig gemaakt bij de bevoegde Nederlandse rechter, tenzij wetgeving of internationale verdragen dwingend anders voorschrijven.
Indien de bank als eisende partij optreedt is zij, in afwijking van het voorgaande, bevoegd om een geschil aanhangig te maken bij de voor de cliënt in aanmerking komende buitenlandse rechter.
Indien de cliënt als eisende partij optreedt is hij, in afwijking van het voorgaande, bevoegd om binnen de grenzen van de desbetreffende reglementen geschillen aanhangig te maken bij die Geschillen- en Klachtencommissie aan wier bevoegdheid de bank zich onderworpen heeft.
Artikel 30: Opzegging van de relatie
De relatie tussen de cliënt en de bank kan zowel door de cliënt als door de bank worden opgezegd. Indien de bank de relatie opzegt, zal zij de cliënt desgevraagd de reden van die opzegging meedelen.

Na opzegging van de relatie zullen de tussen de cliënt en de bank bestaande individuele overeenkomsten zo spoedig mogelijk worden afgewikkeld met inachtneming van de daarvoor geldende termijnen. Tijdens die afwikkeling blijven deze Algemene Voorwaarden van kracht.
Artikel 31: Aansprakelijkheid van de bank
De bank is aansprakelijk indien een tekortkoming in de nakoming van een verplichting jegens de cliënt te wijten is aan haar schuld of krachtens wet, rechtshandeling of in het verkeer geldende opvattingen voor haar rekening komt, onverminderd het elders in deze Algemene Voorwaarden bepaalde.
Voor zover dat niet reeds voortvloeit uit de wet, is de bank in ieder geval niet aansprakelijk indien een tekortkoming van de bank het gevolg is van:
- internationale conflicten;

- gewelddadige of gewapende acties;

- maatregelen van enige binnenlandse, buitenlandse of internationale overheid;

- maatregelen van een toezichthoudende instantie;

- boycotacties;

- arbeidsongeregeldheden bij derden of onder het eigen personeel;

- storingen in de elektriciteitsvoorziening, in communicatieverbindingen of in apparatuur of programmatuur van de bank of van derden.
Indien zich een omstandigheid als bedoeld in de vorige alinea voordoet, zal de bank -teneinde daaruit voor de cliënt voortvloeiende nadelige gevolgen te beperken- die maatregelen treffen die in redelijkheid van haar gevergd kunnen worden.
Artikel 32: Afwijking van de Algemene Voorwaarden
Van deze Algemene Voorwaarden afwijkende bepalingen dienen schriftelijk te worden vastgelegd. Bij eventueel ontbreken van een schriftelijke vastlegging kunnen afwijkingen door partijen met alle middelen rechtens worden bewezen.
Artikel 33: Wijzigingen en aanvullingen van de Algemene Voorwaarden
Wijzigingen en aanvullingen van deze Algemene Voorwaarden zullen niet van kracht worden dan nadat met representatieve Nederlandse consumenten- en ondernemersorganisaties overleg is gepleegd over die wijzigingen en aanvullingen alsmede over de wijze waarop de inhoud daarvan ter kennis van de cliënt zal worden gebracht. Deze kennisgeving zal in ieder geval vóór afloop van de hierna bedoelde termijn van dertig dagen dienen plaats te vinden.
De na dat overleg vastgestelde wijzigingen en aanvullingen zullen worden gedeponeerd ter griffie van de Arrondissementsrechtbank te Amsterdam. Aan die deponering zal bekendheid worden gegeven door een desbetreffende publicatie in tenminste drie landelijk verspreide dagbladen. De aldus gedeponeerde wijzigingen en aanvullingen zullen voor de bank en de cliënt bindend zijn met ingang van de dertigste dag na de datum van vorenbedoelde publicatie.
De tekst van deze Algemene Voorwaarden is door de Nederlandse Vereniging van Banken op 22 december 1995 gedeponeerd ter griffie van de Arrondissementsrechtbank te Amsterdam.
Hollandsche Bank-Unie N.V.
Bepalingen betreffende de bewaarneming van effecten
1 Alle effecten niet opgenomen in een verzameldepot als bedoeld in de Wet Giraal Effectenverkeer, welke de Hollandsche Bank-Unie N.V., hierna te noemen “de Bank” in Nederland onder zich heeft of onder zich zal krijgen, ten einde deze voor een cliënt in bewaring te houden, zullen door de Bank namens die cliënt en op diens naam in bewaring worden gegeven aan het N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie, hierna te noemen “Bewaarneemster” en door deze laatste voor de cliënt in bewaring worden genomen.
2 Hoewel — behoudens in die gevallen waarin de effecten zouden zijn geïndividualiseerd — de juridische eigendom der effecten bij Bewaarneemster berust, is het de Bewaarneemster niet toegestaan enig aan de eigendom der effecten verbonden recht uit te oefenen, behoudens de rechten van de eigenaar voortvloeiend uit onvrijwillig bezitsverlies. De voor- en nadelen welke voortvloeien uit of verband houden met de eigendom c.q. het eigenaarschap van de aan de Bewaarneemster in bewaring gegeven effecten komen ten bate c.q. ten laste van de cliënt zodat de Bewaarneemster terzake van de juridische eigendom van deze effecten geen enkel economisch of commercieel risico loopt.
3 Het is de Bewaarneemster niet toegestaan de bewaring aan derden op te dragen, tenzij de bewaargeving op naam van de
Hollandsche Bank-Unle N.V.
Statutair gevestigd te Rotterdam. Handelsregister K.v.K. Rotterdam, nr. 33259495.

Bewaarneemster gesehiedt bij derden die daartoe door de Stichting Administratiekantoor VABEF zijn aangewezen en die bewaargeving geregeerd wordt door bepalingen als door die Stichting worden vastgesteld.
4 De Bank blijft belast met de werkzaamheden die het beheer der effecten met zich medebrengt, waaronder het innen van rente en dividenden, het realiseren van claimrechten, het verkrijgen van nieuwe coupon of dividendbladen, het verrichten van conversiehandelingen, het deponeren voor vergaderingen, alsmede het uitvoeren van verkoopopdrachten. Voor zover zij daarbij de beschikking dient te krijgen over die effecten dan wel onderdelen daarvan is de Bewaarneemster verplicht die effecten of onderdelen aan de Bank ter beschikking te stellen.
5 De Bewaarneemster is gehouden de nummers der effecten te allen tijde te doen vaststaan, met dien verstande dat zij:
5.a van premie-obligaties en van andere effecten waarbij aan die speciale nummers speciale rechten verbonden zijn, de nummers te allen tijde voor iedere cliënt afzonderlijk moet doen vaststaan;
5.b van effecten — niet onder a. vallende — welke aan uitloting onderhevig zijn, tijdig vóór het tijdstip waarop een uitloting plaatsvindt, de nummers of delen van nummers en/of andere kenmerken die bij loting van belang zijn, voor iedere cliënt afzonderlijk moet doen vaststaan:
5.c de onder a. en b. bedoelde nummers, delen van nummers en/of kenmerken aan de cliënt moet verantwoorden.
De Bewaarneemster heeft echter, wanneer haar dat in het belang van een cliënt raadzaam voorkomt, de bevoegdheid ook andere effecten dan die hierboven onder a. en b. genoemd voor een cliënt te individualiseren door vastlegging van de nummers en deze individualisering wederom op te heffen.
6 Voor zover Bewaarneemster de effecten voor cliënten niet heeft geïndividualiseerd, is de Bank, als onherroepelijk gevolmachtigde van de cliënt, gerechtigd, mede namens hem, de rechten van de cliënt tot uitlevering van de onder Bewaarneemster berustende effecten, voor al hetgeen de Bank, al dan niet opeisbaar of onder voorwaarde, van de cliënt te vorderen heeft of zal hebben, aan zich te verpanden — welke verpanding mede inhoudt het uitoefenen van het recht tot uitlevering — en van deze verpanding aan Bewaarneemster kennis te geven. Voor het geval de Bank haar pandrecht wenst uit te oefenen is de Bewaarneemster op verzoek van de Bank verplicht die effecten — eventueel na individualisering — aan de Bank uit te leveren.
Voor zover Bewaarneemster effecten voor cliënten individualiseert, zijn deze uit voormelden hoofde verpand aan de Bank; daarbij fungeert de Bewaarneemster als derde pandhoudster.

7 Indien effecten, welke niet door vastlegging van de nummers als eigendom van bepaalde cliënten zijn aan gemerkt, teniet gaan of op andere wijze uit de macht van Bewaarneemster c.q. de Bank geraken, een en ander door een oorzaak welke Bewaarneemster noch de Bank kan worden toegerekend, zal het desbetreffende tekort door Bewaarneemster worden omgeslagen per fondssoort over die cliënten, die een vordering tot levering van effecten van zodanige fondssoort op Bewaarneemster hebben op het moment van het teniet gaan of uit de macht geraken en wel in verhouding tot de grootte van hun vorderingen op dat moment. De Bewaarneemster en/of de Bank is alsdan tot niet meer verplicht dan maatregelen te nemen om de in de vorige alinea bedoelde effecten te doen vervangen door duplicaten dan wel rechercbemaatregelen ten aanzien van die effecten te treffen. Indien het in een dergelijk geval niet dan wel slechts met vertraging mogelijk is de effecten weer in de macht van Bewaarneemster te brengen dan wel te doen vervangen door duplicaten, is de Bewaarneemster noch de Bank voor de gevolgen daarvan aansprakelijk.
De in de eerste alinea bedoelde omslag zal geheel of gedeeltelijk ongedaan gemaakt worden naarmate Bewaarneemster tengevolge van de in de vorige alinea bedoelde maatregel effecten van dezelfde soort heeft terugontvangen. De kosten verbonden aan de werkzaamheden als bedoeld in de tweede alinea kunnen op dezelfde voet worden omgeslagen als hierboven voor de in de le alinea bedoelde vermiste effecten is bepaald.
Indien het juiste tijdstip van het tenietgaan of uit de macht geraken niet kan worden vastgesteld, zullen de hiervoor bedoelde omslagen geschieden over de cliënten, die op de dag vóór ontdekking van het tekort na kantoorsluiting een vordering tot levering van de stukken behorende tot de betrokken fondssoort hadden.
Zodra de Bewaarneemster ontdekt dat er een gebeurtenis beeft plaats gehad, welke oorzaak kan zijn van een tekort als bedoeld in de eerste alinea van dit artikel, heeft zij het recht afgifte en overboeking van effecten te weigeren, totdat zo’n tekort alsmede de omvang van de omslag is vastgesteld, hetgeen door de Bewaarneemster met de meeste spoed zal worden gedaan, en van welke vaststelling de Bewaarneemster terstond daarna melding zal doen aan die cliënten, die bij de omslag betrokken zijn.
8 Voor het door de cliënt verschuldigde bewaarloon zal de Bank zijn in haar boeken gevoerde rekeningen debiteren.
9 De Bank garandeert ten behoeve van de cliënt de richtige nakoming van alle verplichtingen van Bewaarneemster jegens hem.
10 Wijzigingen en aanvullingen van deze bepalingen, mits door de Bank en de Bewaarneemster (die daartoe de goedkeuring behoeft van de Stichting Administratiekantoor VABEF) te zamen aangebracht, zullen ook voor de cliënt bindend zijn één maand nadat daarvan door publicatie in ten minste drie veel gelezen Nederlandse dagbladen ruime bekendheid is gegeven. De Bank en de Bewaarneemster zullen aan het hun bekende adres van de cliënt zo spoedig mogelijk mededeling doen van deze wijzigingen en aanvullingen. Het bepaalde in sub 2 en sub 9 is echter niet voor wijziging vatbaar.
11 Voor zover daarvan in het bovenstaande niet is afgeweken, zijn op de bewaargeving voorts van overeenkomstige toepassing de voorwaarden welke de betrekkingen tussen de cliënt en de Bank regelen.
Hollandsche Bank-Unie N.V.
N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie
Bepalingen betreffende zich in het buitenland bevindende effecten aan toonder en niet aan toonder luidende effecten
1 Hollandsche Bank-Unie N.V., hierna te noemen de ‘Bank’, en HBU Global Custody N.V., hierna te noemen ‘HBUGC’, dragen er zorg voor dat alle uit hoofde van de relatie tussen de cliënt en kantoren van de Bank in Nederland voor een cliënt gehouden Rechten (als hierna omschreven) uitsluitend worden gehouden door HBUGC en door HBUGC ten behoeve van de betreffende cliënt worden uitgeoefend, een en ander voor zover zulks ten aanzien van het betreffende Recht redelijkerwijs mogelijk is. Onder ‘Rechten’ worden verstaan alle door HBUGC als zodanig aanvaarde rechten die door de Bank en/of HBUGC op eigen naam gehouden worden ten behoeve van cliënten ten aanzien van (i) effecten aan toonder die zich in het buitenland bevinden en (ii) niet aan toonder luidende effecten. Onder ‘effecten’ worden verstaan aandelen, obligaties, opties, warrants en alle overige door HBUGC als zodanig aanvaarde goederen.
2 HBUGC zal met betrekking tot de door haar ten behoeve van de cliënt gehouden Rechten uitsluitend jegens de cliënt verplichtingen hebben. De cliënt is bij uitsluiting bevoegd aan HBUGC opdrachten te geven met betrekking tot de voor hem gehouden Rechten. Het is HBUGC niet toegestaan de Rechten uit te oefenen, anders dan overeenkomstig de instructies van de cliënt en het in deze bepalingen geregelde. De cliënt geeft zijn opdrachten met betrekking tot de Rechten aan de Bank, die bevoegd zal zijn namens de cliënt jegens HBUGC op te treden.
N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie
Statutair gevestigd lo Amsterdam, Handelsregister K.v.K. Amsterdam. nr. 33130387.

3 HBUGC zal voor zover het zulks nodig acht in verband met de werkzaamheden ten behoeve van cliënten, gebruik maken van derden, waarbij onder meer sprake zal kunnen zijn van het in bewaring geven van effecten aan derden en het verkrijgen van rechten ten aanzien van effecten via derden. De Bank draagt zorg voor selectie van die derden. De Bank is niet aansprakelijk voor tekortkomingen van die derden indien zij aantoont dat zij bij de keuze van die derden de nodige zorgvuldigheid in acht heeft genomen. Mocht de Bank niet aansprakelijk zijn voor tekortkomingen van die derden, dan zal zij, indien de cliënt schade heeft geleden, de cliënt in ieder geval zoveel mogelijk behulpzaam zijn bij het ongedaan maken van zijn schade. HBUGC zal niet aansprakelijk zijn voor tekortkomingen van bedoelde derden, behoudens indien aan HBUGC zelf opzet of grove schuld te verwijten valt.
4 De voor- en nadelen welke voortvloeien uit of verband houden met de Rechten komen ten bate c.q. ten laste van de cliënt, zodat HBUGC terzake van de Rechten geen enkel economisch of commercieel risico loopt.
5 De Bank is belast met de werkzaamheden die het beheer van de door HBUGC ten behoeve van de cliënt gehouden Rechten met zich meebrengt, waaronder het innen van rente en dividenden, het realiseren van claimrechten, het verkrijgen van coupon- of dividendbladen, het verrichten van conversiehandelingen, het deponeren voor vergaderingen en het behandelen van verkoopopdrachten, en het (doen) geven van instructies aan correspondenten met betrekking tot dergelijke werkzaamheden. Voor zover mogelijk zal HBUGC de Bank steeds in staat stellen deze werkzaamheden — zonodig namens HBUGC — te verrichten. Behoudens in het geval van opzet of grove schuld van HBUGC zelf berust terzake van deze werkzaamheden geen aansprakelijkheid bij HBUGC.
6 De Bank en HBUGC zullen niet verplicht zijn de nummers van de Rechten of de daarmee corresponderende effecten te registreren, zij het dat met betrekking tot Rechten ten aanzien van effecten waarbij bijzondere rechten verbonden zijn aan bepaalde nummers, de betreffende nummers apart voor de cliënt zullen worden geadministreerd, en dat voor zover de Rechten of de daartegenover staande effecten onderhevig zijn aan uitloting, de Bank en HBUGC ervoor zorg zullen dragen dat, telkens bij uitloting, een met de gerechtigdheid van de cliënt overeenkomend hedrag aan voor aflossing aangewezen Rechten of daartegenover staande effecten wordt toegewezen aan de cliënt.
7 De cliënt is gehouden telkens wanneer de Bank dat wenselijk acht alle bestaande en toekomstige rechten welke de cliënt van tijd tot tijd heeft of mocht verkrijgen jegens HBUGC met betrekking tot ten behoeve van de cliënt gehouden Rechten, waaronder de rechten tot uitbetaling van in verband met de Rechten ontvangen bedragen, aan de Bank te verpanden tot zekerheid voor al hetgeen de Bank, uit welken hoofde ook, al dan niet opeisbaar of onder voorwaarde van de cliënt te vorderen heeft of zal hebben.

De cliënt verleent hierbij onherroepelijk volmacht aan de Bank om, namens de cliënt, de in de eerste alinea van dit artikel genoemde rechten van de cliënt jegens HBUGC telkens wanneer de Bank dat wenselijk acht aan de Bank te verpanden tot zekerheid voor de in die alinea genoemde vorderingen van de Bank op de cliënt en van deze verpanding aan HBUGC kennis te geven. De Bank is bevoegd namens HBUGC mededeling van een dergelijke verpanding in ontvangst te nemen.
Zolang de Bank niet het tegendeel te kennen gegeven heeft, wordt zij geacht telkens afstand te doen van een pandrecht indien en voor zover zulks nodig is om HBUGC in staat te stellen het recht van de cliënt te honoreren als ware er geen pandrecht. Zodra echter de Bank aan HBUGC te kennen gegeven heeft niet langer met de honorering van rechten van de cliënt accoord te gaan, zal geen afstand van het pandrecht meer worden verondersteld en zal HBUGC honorering van de rechten van de cliënt weigcren op grond van het pandrecht van de Bank. De Bank zal van deze bevoegdheid geen onredelijk gebruik maken.
De Bank kan haar bevoegdheden als pandhoudster niettegenstaande het in artikel 2 bepaalde onverminderd uitoefenen.
8 HBUGC is verplicht met betrekking tot elke soort Rechten er te allen tijde zorg voor te dragen dat de door haar gehouden Rechten van die soort naar hun inhoud en — waar toepasselijk — hoeveelheid overeenstemmen met de daartegenover staande rechten van cliënten jegens HBUGC.
Indien door een oorzaak welke niet aan de opzet of grove schuld van HBUGC kan worden toegerekend de door HBUGC gehouden Rechten van enige soort te eniger tijd tekort schieten ten opzichte van de daartegenover staande rechten van cliënten jegens HBUGC, zal het tekort door HBUGC worden omgeslagen over de cliënten die dergelijke rechten kunnen doen gelden jegens HBUGC aan het einde van de werkdag in Nederland voorafgaand aan de dag waarop het verschil door de Bank in Nederland wordt vastgesteld en wel in verhouding tot de omvang van de betreffende rechten van die cliënten.
HBUGC is in een dergelijk geval niet tot meer verplicht dan te trachten de oorzaak van het verschil voor zover mogelijk weg te nemen. Met name is HBUGC niet verplicht Rechten te verwerven ter opheffing van het verschil. De kosten gemaakt met het doel de oorzaak van het verschil weg te nemen kunnen op dezelfde voet als in de vorige alinea voor het tekort bepaald is worden omgeslagen. De in de tweede alinea bedoelde omslag van het tekort zal geheel of gedeeltelijk ongedaan gemaakt worden naarmate dat tekort ten gevolge van door HBUGC genomen maatregelen afneemt.
Zodra HBUGC ontdekt dat er een tekort is ontstaan of kan ontstaan heeft zij het recht uitvoering van opdrachten met betrekking tot de Rechten van de betreffende soort te weigeren, totdat vastgesteld is dat geen tekort ontstaat of omslag van het tekort heeft plaatsgevonden. HBUGC zal in een dergelijk geval met de meeste spoed handelen en indien er sprake is van een omslag daarover terstond aan cliënten die daarbij betrokken zijn mededeling doen.

9 Voor de door de cliënt aan de Bank en HBUGC voor hun werkzaamheden verschuldigde bedragen zal de Bank de in haar boeken gevoerde rekening van de cliënt debiteren.
10 De Bank garandeert jegens de cliënt de richtige nakoming van alle verplichtingen van HBUGC jegens de cliënt.
11 Wijzigingen en aanvullingen van deze bepalingen, mits door de Bank en HBUGC tezamen aangebracht, zullen ook voor de cliënt bindend zijn één maand nadat daarvan door publicatie in tenminste drie veel gelezen Nederlandse dagbladen en twee veel gelezen buitenlandse financiële dagbladen ruime bekendheid is gegeven. De Bank en HBUGC zullen aan het hun bekende adres van de cliënt zo spoedig mogelijk mededeling doen van deze wijzigingen en aanvullingen. Het bepaalde in artikel 10 is eebter niet voor wijziging vatbaar.
12 Voor zover daarvan in deze bepalingen niet is afgeweken, zijn op de verhoudingen tussen cliënt enerzijds en de Bank en
HBUGC anderzijds voorts van overeenkomstige toepassing de algemene voorwaarden welke de betrekkingen tussen de cliënten van de Bank en de Bank regelen, zoals gedeponeerd door de Nederlandse Vereniging van Banken op 22 december 1995 ter griffie van de Arrondissementsrechtbank te Amsterdam, zoals deze van tijd tot tijd worden gewijzigd.
13 Indien en voor zover op grond van haar onredelijk bezwarende karakter of op grond van redelijkheid en billijkheid op enige hier opgenomen bepaling geen beroep kan worden gedaan, komt deze de werking toe van een als een geldig aan te merken bepaling, waarvan de strekking in zodanige mate aan de eerste bepaling beantwoordt, dat aangenomen moet worden dat deze bepaling zou zijn opgenomen, indien van de eerste wegens haar ongeldigheid was afgezien.
14 Op deze bepalingen en de door deze bepalingen beheerste werkzaamheden van de Bank en HBUGC is Nederlands recht van toepassing. Geschillen met betrekking tot deze bepalingen en bedoelde werkzaamheden zullen worden voorgelegd aan de bevoegde rechter te Amsterdam. In afwijking van het in de voorgaande zin bepaalde is de cliënt, indien hij als eisende partij optreedt, bevoegd om binnen de grenzen van de desbetreffende reglementen van de Geschillencommissie Bankbedrijf en de Klachtencommissies Effectenbedrijf en Optiebeurs geschillen bij die commissies aanhangig te maken. Indien de Bank of HBUGC als eisende partij optreedt is zij, in afwijking van het voorgaande, bevoegd om een geschil niet aanhangig te maken bij de rechter te Amsterdam, doch bij de voor de cliënt in aanmerking komende buitenlandse rechter.
Hollandsche Bank-Unie N.V.
HBU Global Custody N.V.
HBU Global Custody N.V.
Statutair gevestigd te Amsterdam. Handelsregister K.v.K. Amsterdam, nr. 33253970.

Explanatory notes to the General Banking Conditions
Article 1
The General Conditions (GC) contain rules for all transactions between the Customer and the Bank. Such transactions take place within the framework of the relationship into which the Customer and the Bank have entered.
Such a relationship can be confined to one single agreement, for instance a transfer account. Of course it can also comprise several elements, such as the renting of a safe-deposit box or a deposit for moneys or securities. In the GC all these elements taken together are referred to as the “relation”.
The GC do not, however, provide exhaustive regulations for all the elements of which a relation can be composed. To each separate element further conditions may — and in practice nearly always will - apply. A savings account e.g. may be subject to specific additional conditions, which may moreover vary according to the type of savings account chosen by the Customer. Home financing is another product offered in various types, each subject to its own specific conditions. The rules found in the GC are, therefore, mainly basic rules regulating the relation between the Customer and the Bank.
For the most common services the Bank has brochures and leaflets, which provide more detailed information.
Article 2
This article provides that the Bank must exercise due care in its transactions with the Customer, taking the interests of the Customer into account to the best of its ability. But the Bank may not disclose all information at its disposal to just any person coming along. Certain information is confidential or is provided to the Bank subject to an undertaking of secrecy. So the Customer will have to proceed on the assumption that all advice given to him, e.g. about securities transactions, is based exclusively on public information.
Article 3
There are transactions which the Bank can fully settle “in-house”, for instance the sale of foreign currency over the counter. In a number of cases, however, the Bank must use the services of third parties to execute orders or other transactions.
When e.g. the Bank purchases securities on a foreign Stock Exchange pursuant to the Customer’s instructions, such an order can be executed only if the Bank calls in a stock broker who is officially admitted to the Exchange in question. If the Customer gives an order to make a payment abroad, the execution of this order will usually also require the services of a third party, viz. a foreign bank.
When calling in a third party, the Bank must exercise due care in selecting this third party.

Article 4
When the Bank receives an order from the Customer to purchase a specific document of title, it is conceivable that the Bank can supply this document of title from its own stock and consequently can itself act as seller. This is the meaning of the possibility of the Bank concluding this transaction “with itself” for which this article provides.
Article 7
The Customer may have accounts with more than one branch-office of the Bank, for instance one account in the town where he lives and one in the town where he works. Let us assume that the Customer has granted somebody a power of attorney for both accounts and that he wishes to revoke this power of attorney. In this case he must give notice of such revocation to both branch-offices.
The first paragraph of this article reads: unless the Bank has expressly designated another address. This refers to the possibility of the Bank having designated a central address for certain communications.
Article 8
An example of a public register as referred to in this article is the commercial register of the Chamber of Commerce and Industries. If the Customer has an enterprise, this enterprise will as a rule be registered in the commercial register. In this situation the Customer — e.g. when opening an account — may have submitted an extract from the commercial register to the Bank, showing that he has granted a power of attorney (signatory power) to an employee and that under this power of attorney the employee has power to sign for the bank account. If at a given moment the Customer revokes this power and notifies the commercial register thereof but not the Bank, article 8 provides that this revocation shall not become operative vis-à-vis the Bank until the Bank has been notified in writing of the said revocation.
Article 9
The daily processing of the many millions of orders can only be handled efficiently by the banking industry by reference to the stated account numbers. This means that the Bank executes orders exclusively on the basis of account numbers. Article 9 emphasizes how important it is for the Customer to state the payee’s account number correctly and without mistakes.
Article 10
Of course, it frequently happens that the principal of a payment order and the payee of that order do not both have an account with the same bank but with different banks. If in this case something goes wrong in the execution of this payment order, it is possible that this mistake cannot be imputed to the principal’s bank. Article 10 provides that nevertheless the principal’s bank is liable for the execution of domestic payment orders within the limits laid down in this article, provided that the order was given correctly. This means (see article 9) that the account number of the payee stated in the order must be correct.

If moreover the payment order in question can be processed entirely within the circuit of the Bank Giro Centre (‘BankGiroCentrale’), the principal’s Bank will accept liability as defined in article 10. Be it observed for good order’s sake that all Dutch banks handling domestic payments are associated with the Bank Giro Centre with the exception of Postbank N.V.
Article 12 and 13
When the Customer finds that orders he has given to the Bank have not been executed or have not been executed correctly, he must lodge a complaint with the Bank as soon as possible. For though it is true that the Bank is liable for its own mistakes, a timely complaint may help to keep the damage, if any, within reasonable limits. Moreover, the following maxim is true: the earlier the complaint, the greater the possibility of reconstruction and rectification.
The contents of confirmations etc. sent by the Bank to the Customer shall in any case be deemed to have been approved by the Customer if he has not objected to them within one year. This period does not apply, though, to arithmetical errors made by the Bank.
Article 14
If forms, bank cards and the like are lost by the Customer or if they are stolen, there is of course the risk that the finder or thief will make an improper use of the things he has found or stolen. However, the Customer can limit the consequences of such misuse by informing the Bank as soon as he has discovered the loss or theft. This may also be done orally.
After a communication of this kind the risk will pass to the Bank within the limits laid down in article 14. If the Customer has informed the Bank orally, he must confirm this communication to the Bank in writing. It is advisable for the Customer to state the time at which he first informed the Bank in his confirmation and also the name of the Bank employee with whom he has spoken.
Article 15
If an account is alternately in credit and in debit, it may be important for the Customer to know whether the interest to be paid by the Bank on this account will be credited at the same time as the debit interest to be charged to this account will be debited. If these times do not coincide, the Bank must communicate this to the Customer in writing.
Article 16
In addition to (debit) interest the Customer may also be faced with commissions and fees, since the Bank may charge the Customer a commission or fee for its services. The Bank has laid down standard charges for a large number of services. Information on such charges is available at the Bank.

Article 17
It may happen that the Customer receives a cheque from a party abroad. Of course, the Customer wishes to collect the amount of this cheque and for this purpose hands the cheque to his own bank. The Bank will credit the Customer’s account with the amount of this cheque after the amount has been collected. Sometimes, the Bank is willing to credit the Customer’s account with the amount of the cheque in anticipation of the actual collection. In this case the credit entry will be made subject to the proviso that subsequently the Bank will in fact receive the amount of the cheque. If this is not the case — for it does happen that cheques are returned unpaid — then the Bank will be authorized to debit the Customer’s account again. In banking language this is known as “credit entry under usual reserve” which in Dutch is often abbreviated as “credit entry o.g.v.”.
Article 18, 19 and 20
Granting credits is one of the principal activities of the Bank. The credits granted are often secured. For example, credits may be granted against collateral in the form of securities. In this case the Bank has a lien on the Customer’s securities deposit with the Bank. Article 18 deals with this kind of lien. A special feature of this lien is that it is created “automatically”, which means that the Customer need not execute separate instruments of pledge each time. Another advantage of the flexibility resulting from this arrangement is that it is also conducive to the smooth processing of payment orders.
Kindred to the right of lien is the Bank’s right of set-off, which is the subject of article 19. This right has a wider scope than the statutory right of set-off because it includes the possibility of setting off debts which are not yet due and payable.
The Bank will only use this wider right of set-off in connection with debts expressed in the same currency and, if any, of the limitative list of events stated in the second paragraph of this article occurs. In practice the most important event on the list is the situation that a creditor of the Customer levies an attachment upon the Customer’s account with the Bank. As has been said above, credits are often granted against security. Now it is conceivable that the security which originally was adequate subsequently becomes or threatens to become inadequate. This may happen, for instance, when the prices of the securities covered by the Bank’s lien fall. Pursuant to article 20 the Bank may in such case demand that the Customer give additional security. Besides, the Bank may also demand that security be given for an entirely unsecured debit position.
Article 21
If the Customer fails to perform any of his obligations towards the Bank, the Bank will, of course, consider its total position vis-à-vis the Customer. The Bank may find itself compelled actually to demand payment of all its outstanding debts. The Bank will not do so until after it has given the Customer prior written notice stating the reason why it is calling its debts.

Article 22
Under the system of the giro administration and transfer of securities as regulated in the Securities Giro Administration and Transfer Act (‘Wet giraal effectenverkeer’) the Customer’s individual title to specific securities has been replaced by co-ownership as regulated by the Act. Under the Act the Customer is co-owner of the aggregate number of securities of the same kind held in a common deposit which is called a collective deposit. As a result it is no longer necessary for the Bank to record the serial numbers of these securities for each individual Customer separately.
The Netherlands Central Institute for the Giro Administration and Transfer of Securities (‘Nederlands Centraal Instituut voor Giraal Effectenverkeer’, abbreviated as Euroclear Netherlands) has been made responsible for the correct functioning of the giro administration and transfer of securities. Euroclear Netherlands is subject to the supervision of the Minister of Finance.
The Stock Exchange Association (‘Vereniging voor de Effectenhandel’) has devised a system, known as the “Giro Allotment System” (‘Girotoedelingssysteem’), for bearer bonds that are subject to drawing by lot. In the collective deposits referred to above only interchangeable securities are found. By far the greater majority of securities are interchangeable. But this is not true of, e.g., premium bonds, since the serial number of such a bond is an essential data for the Customer. The numbers of these securities are recorded separately in the Bank administration for each individual Customer.
The system of securities custody companies was created to keep the bank’s activities in respect of the safe custody of all other securities as much as possible distinct and separate from the other operations of the bank and to prevent the mingling of the Customer’s securities with the capital of the Bank.
Article 23
The explanatory note to article 3 refers to the case that the Bank purchases securities on a Foreign Stock Exchange pursuant to the Customer’s instructions. Such securities may be included in one of the general securities deposits held by the Bank in its own name with a correspondent bank in the relative country.
Article 24
The duty of administration assumed by the Bank in the first paragraph relates to securities admitted to the official quotation on the Amsterdam Stock Exchange.
This is a natural restriction, for the Bank can only carry out its duty of administration on a sound basis if it is assured of correct information on the securities falling under its duty of administration. Such certainty does, indeed, exist with respect to the aforementioned securities that are admitted to official quotation on the Amsterdam Stock Exchange, but this is much less true for foreign securities. This explains the fact that the duty of administration in respect of the latter securities has been delegated to the foreign correspondent bank, which has the custody of these securities. The fact is that the correspondent bank is much nearer to the sources of information and is therefore better equipped to fulfil the duty of administration.
Article 26
Orders in respect of securities (e.g. orders to sell or purchase securities) can be distinguished into day orders, standing (or ‘good-till-cancelled’) orders and orders for a fixed period. A day order is an order that is valid for one day only. A standing order remains in effect until it is cancelled.
Standing orders do not remain valid indefinitely, but only for a period to be determined by the Bank (see the first paragraph of article 26). Usually this period will run up to and including the last stock exchange day of the month following the month in which the Bank received the Customer’s order. The first paragraph also expresses the fact that orders are in principle considered to be good-till-cancelled orders. This means that if an order is meant to be a day order, the Customer must expressly state so.
The second paragraph of article 26 refers to a limit set by the Customer for the purchase or sale of securities. In the case of purchase orders a limit is the highest price at which the Customer is willing to buy and in the case of selling orders it is the lowest price at which the Customer is willing to sell. This limit will be reduced automatically as soon as the relative securities are quoted ex-dividend or ex-rights of subscription. Essentially, the restriction at the end of the second paragraph means, that in practice the system of the automatic reduction of the limit is applied mainly with respect to Dutch securities.
Article 27
As a result of the coming into effect of the Securities Giro Administration and Transfer Act it is no longer necessary to record the serial numbers of securities which have been made part of the securities giro administration and transfer system for each individual Customer separately in the Bank administration.
The absence of such “individualization per customer” implies that the significance of article 27 has greatly diminished, since the question whether a security is defective is important for the Customer mainly if the security is kept in custody specifically for him, i.e. if it has been individualized. The first paragraph defines the categories of securities for whose defects the Bank is liable. These do not, for instance, include securities which the Bank has bought on a foreign Stock Exchange pursuant to the Customer’s order.
Article 28
The first paragraph of this article provides that the ordinary rules of procedural law apply to costs of legal assistance incurred in connection with disputes between the Customer and the Bank. This means that the award of costs by a court or Consumer Disputes Committee is decisive, regardless of whether the actual costs incurred by the Bank and the Customer are higher than the amount awarded by the court or the Consumer Disputes Committee. If, however, the dispute is between the Customer and third parties, then the second paragraph provides that the costs which the Bank will have to incur shall be entirely for the Customer’s account, since the Bank is not in fact a party to such dispute. A situation like this may occur, for instance, when one of the Customer’s creditors levies an attachment on the Customer’s account with the Bank. Any other costs will be for the Customer’s account within the limits of reasonableness.
Article 29
When the Customer has a dispute with the Bank, he may submit the dispute to the competent Dutch Court. In certain cases the Customer may also apply to the Consumer Disputes Committee for Banking Business (‘Geschillencommissie Bankbedrijf). This Committee will hear complaints about virtually all bank services. Complaints about services relating to securities may be submitted to the Committee of Good Offices of the Amsterdam Stock Exchange (‘Klachtencommissie Effectenbedrijf’), to the Committee of Good Offices of the European Options Exchange (‘Klachtencommissie Optiebeurs’) or to the Committee of Good Offices FTA (‘Klachtencommissie FTA’). Besides, there is also the Consumer Disputes Committee of the Credit Registration Agency (‘Geschillencommissie Bureau Krediet Registratie’). Information on the various procedures and the like is available at the Bank.
Article 31
The banking business processes millions of widely different transactions every day. Circumstances are conceivable which may disturb this processing. In view of the large volume of transactions the effect of such circumstances — when they do occur — may indeed be comparatively extensive. It would not be justified, therefore, to make the Bank automatically accountable for the consequences of such circumstances. This is the background against which the second paragraph of article 31 should be read.
In the situations listed in this article the Bank still has a duty to investigate whether there are alternative ways of keeping the processing of transactions going. If this is the case, the Bank will have to take such measures as can reasonably be expected from the Bank.
Article 33
It may prove to be desirable in the future — for instance due to new technical or other developments — to amend or add to the GC. Article 33 indicates the manner in which amendments and additions adopted by the Bank will become binding. In this connection the consultation procedure for consumers’ and employers’ organizations for which this article provides is important, since amendments and additions will not take effect until after these organizations have been consulted.

SHORT-TERM LOAN AGREEMENT IN EUROS
AND OPTIONAL CURRENCIES
This agreement is made between the undersigned:
1.	Adventure Two S.A., established in Majuro, Marshall Islands,
Adventure Three S.A., established in Majuro, Marshall Islands,
Adventure Seven S.A., established in Majuro, Marshall Islands,
Adventure Eleven S.A., established in Monrovia, Liberia,
hereinafter (together and individually) referred to as ‘the Borrower’,
and
2.	HOLLANDSCHE BANK-UNIE N.V., having its registered office in Rotterdam, hereinafter referred to as ‘the Bank’.
Whereas:
The Bank has offered by the Credit Agreement dated 12 August 2008 to grant the Borrower, until further notice, a short-term loan facility, subject to the terms and conditions mentioned in that Credit Agreement, including the conclusion of a relevant agreement between the parties.
It is hereby agreed as follows:
Article 1 Loan period and currency

1.1	Under the short-term loan facility, the Borrower shall be entitled to draw short-term loans at the Bank in euros or optional currencies for periods ranging from fourteen days to twelve months, as determined by the Borrower. Short-term loans drawn for periods longer than three months shall require the Bank’s prior consent.

1.2	In this agreement, optional currency shall mean a currency that is freely convertible into euros and freely transferable and which in the opinion of the Bank is generally and freely dealt in on the London interbank money market.

1.3	The Bank shall not be obliged to grant a short-term loan upon the occurrence of any event mentioned in 6.1 below.

Article 2 Loan amount

2.1	Short-term loans shall be a minimum of EUR 500,000 (five hundred thousand euros) or the equivalent in the relevant optional currency. In addition, short-term loans may only be drawn in a multiple of EUR 100,000 (one hundred thousand euros) or the equivalent in the relevant optional currency (to be rounded in the manner to be determined by the Bank).

2.2	The equivalent of optional currencies shall be calculated at the Bank’s spot buying rate for the conversion of euros into the optional currency in question at the time when the short-term loan is concluded, two business days prior to the drawing of the short-term loan in question. With a view to the exchange risk on short-term optional currency loans, the available amount under the short-term loan facility shall be reduced by a certain percentage of any short-term optional versie Q

HOLLANDSCHE BANK-UNIE N.V.
Handelsregister K.v.K. Rotterdam nr 33259495
B.T.W. ident.nr. NL 00.30.27.144.B01

currency loan amount. This percentage shall be determined by the Bank for each short-term loan individually.

Article 3 Fixing of interest on euro loans

3.1	If the Borrower wishes to draw a short-term loan in euros under the short-term loan facility, he shall notify the Bank by telephone before 11.30 a.m. (Central European Time) on the day of the intended drawing and at the same time state loan amount, currency and loan period.

3.2	During, or immediately after the telephone call referred to in 3.1 above, the Bank shall quote the interest rate at which it is willing to grant the short-term loan requested. If the Bank and the Borrower then reach agreement upon the interest rate, the Bank shall confirm the short-term loan it has granted to the Borrower in writing or by fax or another customer datacommunication system of the Bank’s choice to which the Borrower is linked, stating loan amount, currency, loan period and interest rate as well as the account on which the short-term loan shall be made available to the Borrower. If the parties shall fail to reach agreement, this shall mean a return to the situation prior to the notice by telephone referred to in 3.1 above.

Article 4 Fixing of interest on optional currency loans

4.1	If the Borrower wishes to draw a short-term loan in an optional currency under the short-term facility, he shall notify the Bank by telephone before 3.30 p.m. (Central European Time) two business days prior to the day of the intended drawing and at the same time state loan amount, currency and loan period. In this section, business day shall mean a day on which banking institutions in London, New York and the country where the optional currency in question is the national unit, are open for business.

4.2	During, or immediately after the telephone call referred to in 4.1 above, the Bank shall quote the interest rate at which it is willing to grant the short-term loan requested. If the Bank and the Borrower then reach agreement upon the interest rate, the Bank shall confirm the short-term loan it has granted to the Borrower in writing or by fax or another customer datacommunication system of the Bank’s choice to which the Borrower is linked, stating loan amount, currency, loan period and interest rate as well as the account on which the short-term loan shall be made available to the Borrower. If the parties shall fail to reach agreement, this shall mean a return to the situation prior to the notice by telephone referred to in 4.1 above.

Article 5 Interest and principal

The Borrower shall pay interest on any short-term loan at the rate fixed in the way described in 3 and 4 above, together with the repayment of the short-term loan in question. Interest shall be calculated on the basis of the actual number of days elapsed and a year of 360 days or 365 days, dependent on the desired currency. Each short-term loan shall be repaid on the last day of the loan period. Premature repayment is not permitted.

Article 6 Events of default

6.1	All short-term loans together with accrued interest and any other sum due from the Borrower under this agreement will be due to the Bank forthwith and in full, without demand notice or any other formality being required:

a. if the Borrower defaults on any obligation towards the Bank at the time and in the manner required;

HOLLANDSCHE BANK-UNIE N.V.
Handelsregister K.v.K. Rotterdam nr 33259495
B.T.W. ident.nr. NL 00.30.27.144.B01

b.	if the Borrower’s legal structure is changed and/or the Borrower effects a merger or demerger, ceases to exist, ceases to pursue the corporate objects set out in his memorandum and articles of association, decides to liquidate his business or loses his legal status;

c.	if the Borrower applies for a moratorium or other judicial postponement of payment of debts, presents a bankruptcy or winding-up petition, is adjudicated bankrupt or wound-up or proposes an extrajudicial arrangement or composition with his creditors;

d.	if any immovable properties of the Borrower or his consolidated subsidiaries are taken in execution or attached by way of security and this attachment is not lifted or discharged within thirty days; if the whole or, in the opinion of the Bank, a substantial part of the movable and/or immovable properties is lost, damaged, expropriated or confiscated;
without prejudice to the Bank’s right at any time to take all such measures provided by law as it shall deem necessary or appropriate to protect its rights or to recover the Borrower’s debt to it.
6.2	The Borrower shall forthwith notify the Bank of the occurrence of any circumstances mentioned under b, c and d in 6.1 above.

Article 7 Compensation

If the Bank calls in the short-term loan by virtue of the provisions contained in 6.1 above, the Borrower shall be due to the Bank lump sum compensation of 1.5% (one and a half per cent) of the amount the payment of which is demanded by the Bank.

Article 8 Default Interest

Without prejudice to the provisions contained in 6 and 7 above, the Borrower shall be liable, in the event of late payment of any sum due under this agreement, to pay default interest on the overdue amount as from the due date until the date of actual payment in full. The rate of such default interest shall be 2 percentage points above the interest rate applicable to the short-term loan in question as referred to in 5 above and may be further increased by the difference adverse to the Bank between the interest rate referred to in 5 above and, in the case of a short-term loan in euros, the weighted average of the official offered rate (Euro Overnight Index Average) as determined on each day of late payment at 7.00 p.m. (Central European Time) or, in the case of short-term optional currency loans, the debit interest rate charged to the Bank in the country where the optional currency in question is the national unit, plus any additional costs and expenses. Default interest resulting from this article shall be due and calculated as from the due date until the date of actual payment.

Article 9 Payments

9.1	The Borrower shall make all payments due under this agreement on the due dates at the Bank’s branch where the short-term loan is accounted for or at any other address for payment the Bank has notified to the Borrower. The Bank reserves the right to designate other addresses for payment. The Borrower shall make the payments without set-off or counterclaim and without any deduction for or on account of any taxes of whatever nature now or hereafter imposed or levied by or under the authority of the government of any country in which the Borrower shall be resident. This shall not apply, however, if any such taxes shall at any time be required to be withheld or deducted from any payment to be made by the Borrower, in which case the Borrower shall pay such additional amounts as shall be necessary to ensure that the net

HOLLANDSCHE BANK-UNIE N.V.
Handelsregister K.v.K. Rotterdam nr 33259495
B.T.W. ident.nr. NL 00.30.27.144.B01

amount received by the Bank equals the amount payable under the terms and conditions of this agreement.

9.2	If a euro amount shall become payable on a day on which banking institutions in the Netherlands are closed and which is not a Saturday, such payment shall be made on the next succeeding day on which those institutions are open for business. If the result of such extension would be to carry the payment over into another calendar month, payment shall be made on the last day of the relevant month on which those banking institutions are open for business.

9.3	If any optional currency amount shall become payable on a day on which banking institutions in London, New York and/or the country where the currency in question is the national unit, are closed, such payment shall be made on the next succeeding day on which those institutions are open for business. If the result of such extension would be to carry the payment over into another calendar month, payment shall be made on the last day of the relevant month on which those banking institutions are open for business.

9.4	The Bank shall be entitled but not obliged to debit all amounts that are due and payable by the Borrower to the Bank in respect of the short-term loans, from the Borrower’s current account at the Bank, without prejudice to the Borrower’s obligation to ensure that such debit would not cause the current account to show an unauthorised debit balance.

Article 10 Appropriation of payments

The Bank shall apply all net payments it receives under this agreement (i.e. after deduction of all costs and expenses) in reduction or settlement of the Borrower’s indebtedness as follows: firstly costs and expenses incurred, secondly fees and commissions, next compensation and default interest, then interest and finally principal.

Article 11 Evidence

The Bank’s records shall be conclusive evidence of the Borrower’s indebtedness to the Bank, unless the Borrower shall be able to furnish proof to the contrary. In the case of disagreement on any amount due and payable by the Borrower according to the records of the Bank, the Borrower shall not be entitled to refuse or postpone payment of the whole or any part of such amount but this shall not affect the Bank’s obligation to refund any amount it should appear to have received in excess.

Article 12 Amendments and additions

In the case of any amendments or additions to the short-term loan facility referred to under ‘Whereas’ at the beginning of this agreement, or replacement by a similar short-term loan facility, the provisions contained in this agreement shall continue to apply, without any rider to this agreement or a separate agreement being required.

Article 13 General Banking Conditions

Except where this agreement expressly provides otherwise, the legal relationship between the Borrower and the Bank shall be subject to the Bank’s General Banking Conditions. The Borrower declares that he has received a copy of these General Banking Conditions and to be aware of the content thereof.

HOLLANDSCHE BANK-UNIE N.V.
Handelsregister K.v.K. Rotterdam nr 33259495
B.T.W. ident.nr. NL 00.30.27.144.B01

Signature:

Marshall Islands, Majuro, 2008	Rotterdam, 12 August 2008

HOLLANDSCHE BANK-UNIE N.V.

/s/ Ion G. Varouxakis Adventure Two S.A.	/s/ ILLEGIBLE

/s/ Ion G. Varouxakis Adventure Three S.A.

/s/ Ion G. Varouxakis Adventure Seven S.A.

Liberia, Menrovia, 22/8/2008

/s/ Ion G. Varouxakis Adventure Eleven S.A.

HOLLANDSCHE BANK-UNIE N.V.
Handelsregister K.v.K. Rotterdam nr 33259495
B.T.W. ident.nr. NL 00.30.27.144.B01

HBU General Credit Provisions

consisting of:

I Common Provisions
II General Provisions governing Overdraft and Contingent Liability Facilities
III General Provisions governing Loans

(July 2006)

I Common Provisions
1 Definitions
In these HBU General Credit Provisions the following terms shall have the following meanings:
a ‘Borrower’ shall mean the legal or natural person or persons, both jointly and individually, to whom the Credit has been or will be made available;
b ‘HBU’ shall mean Hollandsche Bank-Unie N.V., having its registered office in Rotterdam, the Netherlands;
c ‘Credit Agreement’ shall mean the agreement concluded between the Borrower and HBU in which these HBU General Credit Provisions have been declared applicable;
d ‘Credit’ shall mean overdraft facilities and/or contingent liability facilities and/or loans granted or to be granted to the Borrower under the Credit Agreement.
2 Availability
The Credit will not be made available to the Borrower until all security, undertakings (verklaringen), documents and information referred to in the Credit Agreement have been provided and all other conditions in the Credit Agreement for the availability of the Credit have been complied with.
3 Security and undertakings (verklaringen)
3.1 Instruments and priority
If security or undertakings (verklaringen) are provided, these shall secure any and all present or future indebtedness of the Borrower to HBU on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business, and shall be laid down in instruments to be drawn up by HBU or in the Credit Agreement. Any costs in this regard shall be borne by the Borrower. Unless otherwise stated, security provided to HBU shall rank first in priority.
3.2 Mortgage
If a right of mortgage is given, it shall be subject to the General Terms and Conditions for Mortgages (Algemene Bepalingen voor Hypotheekstelling) in addition to the provisions contained in the mortgage deed. A right of mortgage on multiple registered properties (registergoederen) shall be created by means of separate rights of mortgage on each property individually, in each case for the full principal amount plus interest and costs.
3.3 Disclosure
The Borrower agrees that if third parties have provided security or undertakings (verklaringen), HBU may furnish such third parties with information about the Borrower’s financial position and any other information relating to the Credit that may be of importance to such third parties.
4 Multiple Borrowers/joint and several liability

4.1 Joint and several liability
If the Borrower consists of more than one legal or natural person, each of them shall be jointly and severally liable to HBU for any and all present or future indebtedness of any or all of them to HBU on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business.
4.2 Waiver of defences and rights
The Borrower waives as against HBU all defences and rights accruing to debtors with joint and several liability or to sureties (borg).
4.3 Recourse rights and subrogated rights
Each Borrower undertakes to pledge his rights of recourse against any of the other parties referred to as Borrower and agrees that, if he is subrogated to the rights of HBU against any of the other parties referred to as Borrower, HBU reserves a right of pledge on the subrogated rights. Both pledges shall secure any and all present or future indebtedness of the Borrower to HBU on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business.
To the extent that a Borrower’s rights of recourse or subrogated rights against any of the other parties referred to as Borrower are not subject to a right of pledge as described above, such rights shall be subordinated to all present or future rights of HBU against any of the other parties referred to as Borrower. For that situation, each Borrower waives his right to subrogation in respect of any security attached to the rights of HBU against any of the other parties referred to as Borrower.
Subject to the condition precedent that a Borrower is being sold to a third party in connection with a restructuring (ontvlechting), each Borrower waives his rights of recourse or subrogated rights against that Borrower.
4.4 Communications
Unless otherwise stated, communications made by HBU to the Borrower first named in the Credit Agreement shall be deemed to have been made to all parties that are jointly and severally liable under that agreement.
5 Negative pledge
As long as the Borrower owes HBU any sum whatsoever (including indebtedness arising from derivative transactions), or may in any manner become indebted to HBU as a result of present or future obligations, the Borrower shall not transfer, or promise to transfer, title to all or any of his assets — except transfers in the ordinary course of business — or charge or encumber, or promise to charge or encumber, all or any of his assets in favour of a third party unless he has obtained HBU’s prior written consent.
6 Prohibition against transfer or pledge
Credit balances on accounts held at HBU may not be transferred or pledged other than to HBU.
7 Positive pledge
Without prejudice to the provisions of Article 20 of the General Banking Conditions, the Borrower undertakes to ensure, at HBU’s first request, that security or additional security is provided, in the form and amount desired by HBU, for the performance of any and all present or future obligations of the Borrower to HBU on any basis whatsoever (including indebtedness arising from derivative transactions), whether or not arising in the ordinary course of banking business.
8 Insurance
The Borrower shall at all times maintain sufficient and adequate insurance against general and specific business risks pertaining to his line of business and his particular business.
9 Restructuring clause (companies only)
The Borrower shall notify HBU in a timely manner of any intended changes in the Borrower’s corporate structure or in that of his subsidiaries or group companies, if any, including changes in the identity of the shareholder(s) of the Borrower or any subsidiaries or group companies.
10 Costs and expenses
All costs and expenses incurred by HBU in connection with the performance of the Credit Agreement, including any taxes payable by HBU (other than on net profit), as well as any reasonable costs and expenses incurred by HBU in connection with the Borrower’s failure to comply with or fulfil any obligation under the Credit Agreement at the time and in the manner required, including collection charges, fees of legal advisers and other experts and the costs of proceedings, irrespective of to whom owed, shall be for the account of the Borrower and shall be paid by the Borrower on HBU’s first demand.
Provided more than three months have elapsed since the signing of the Credit Agreement, HBU shall have the right to refix an agreed interest rate if the cost to HBU of making available, or continuing to make available, the Credit has increased and this increase results directly or indirectly from credit-restricting measures (kredietbeperkende maatregelen), solvency guidelines or other rules or provisions increasing costs (including lines of conduct the observance of which has been requested) of the Dutch Central Bank (De Nederlandsche Bank), the European Central Bank or any other authority, monetary or otherwise.
11 Calculation of Interest
Interest shall be calculated on the basis of a 360-day year (or, depending on the market practice with respect to the relevant currency, 365 days) and the actual number of days in any month.
12 Furnishing of Information

12.1 Annual accounts
The Borrower shall send HBU his balance sheet, profit and loss account and notes thereto for the past financial year immediately after they have been drawn up but in any event not later than six months after the end of the relevant financial year.
12.2 Other Information
The Borrower shall allow HBU to inspect his books and records on HBU’s first demand, and shall provide HBU, both on its first demand and unsolicited, with any information about his financial position and business developments that could have a material effect thereon.
13 General Banking Conditions
All relations between the Borrower and HBU shall also be governed by the General Banking Conditions (Algemene Voorwaarden HBU Bank N.V.) (the ‘General Banking Conditions’). In the event of a conflict between the provisions of these HBU General Credit Provisions and the General Banking Conditions, the relevant provisions of these HBU General Credit Provisions shall prevail. These HBU General Credit Provisions shall remain applicable until all legal relations to which they apply have been fully settled.
14 English Legal Terminology
The words used in these HBU General Credit Provisions to describe legal concepts, although in English, refer to Dutch legal concepts only and the consequences of the use of these words in English law or any other foreign law shall be disregarded.
Any Dutch legal concept referred to in these HBU General Credit Provisions shall, in respect of any jurisdiction other than the Netherlands, be deemed to include such concepts as in that jurisdiction most closely approximate the Dutch legal concept.

II General Provisions governing Overdraft and Contingent Liability Facilities
1 Use

1.1 Overdraft facility
An overdraft facility may be used;
- to withdraw funds on current account;
- to enter into non-cash contingent liabilities with a maximum term of one year, unless agreed otherwise, such as those arising from the issuance of guarantees, the issuance of letters of credit and the discounting of bills; and
- in any other manner stated in the Credit Agreement.
1.2 Contingent liability facility
A contingent liability facility may be used to enter into non-cash contingent liabilities, such as those arising from the issuance of guarantees, the issuance of letters of credit and the discounting of bills.
2 Balance Netting
HBU will apply balance netting to the current accounts held by the Borrower at HBU, subject to the following provisions:
a Balance netting shall be effected in the manner set out below under b, in respect of all current accounts (including any deposits that are administratively linked to a current account) held at HBU in the Netherlands at any given time in the name of the Borrower and which the Borrower is entitled to freely operate, whether denominated in euro or in a foreign currency, to the extent that the application of balance netting to an account is not precluded by a request of the Borrower, a designation by HBU or, in the opinion of HBU, the nature of the account or the relevant currency.
b The result of balance netting shall be equal to:
- the aggregate of the credit balances on the current accounts referred to in a, increased by the amount of any deposits that are administratively linked thereto, less:
- the aggregate of the debit balances on the current accounts referred to in a above irrespective of the size of the balances to be taken into account.
c The result of balance netting shall be used solely for the purpose of determining the unused portion of the overdraft facility.
3 Contingent liabilities/unused amount

3.1 Overdraft facility
a For the purpose of the calculation by HBU of the unused portion of the overdraft facility at any given time, the amount of the overdraft facility shall be:
- either reduced by the then existing negative balance resulting from balance netting or increased by the then existing positive balance resulting from balance netting, as set out above under 2.b; and
- reduced by the non-cash contingent liabilities as set out above under 1.1, unless these obligations can be charged to a contingent liability facility granted to the Borrower; and

- reduced by obligations arising from the use of the overdraft facility in any other manner as set out above under 1.1.
b If the debit balance on a current account is, in the opinion of HBU, unacceptably high, the Borrower shall reduce that debit balance to a level acceptable to HBU at HBU’s first request.
c HBU may at any time reject, in whole or in part, dispositions requested by the Borrower if, after the disposition, the debit balance on the relevant current account will, in the opinion of HBU, be unacceptably high.
3.2 Contingent liability facility
The unused portion of the contingent liability facility shall be determined by reducing the amount of the facility by the aggregate, at any given time, of the Borrower’s non-cash contingent liabilities to HBU arising from the use of the contingent liability facility.
4 Interest and fees

4.1 Calculation of debit interest
In calculating interest on debit balances in euro up to the agreed amount of the overdraft facility, HBU shall apply the HBU Euro Base Rate (HBU Euro Basisrente). Until further notice, the HBU Euro Base Rate shall consist of the leading refi rate (the rate of the main refinancing operation (Basisherfinancieringsrente)) as determined from time to time by the European Central Bank (‘ECB’), plus a debit interest surcharge. With respect to the HBU Euro Base Rate, HBU shall apply the minimum base rate stated in the Credit Agreement. The HBU Euro Base Rate shall be increased by the individual margin stated in the Credit Agreement. If the ECB changes the rate of the main refinancing operation, or HBU changes the debit interest surcharge or alters the composition or method of calculation of the HBU Euro Base Rate, the debit interest rate shall be adjusted accordingly. HBU shall announce changes in the debit interest surcharge as well as any alterations in the composition or method of calculation of the HBU Euro Base Rate in at least three national daily newspapers in the Netherlands. Interest on debit balances in a currency other than the euro shall be payable at a rate to be determined by HBU.
HBU may at any time change the individual margin stated in the Credit Agreement.
4.2 Interest on overdrafts exceeding the agreed limit
Subject to the provisions contained in 3.1 above, the Borrower shall pay HBU compensation, in an amount to be determined by HBU, in respect of the amount by which the Borrower’s debit balance exceeds the agreed amount of the overdraft facility. The Borrower shall nevertheless remain obliged to reduce the debit balance to the agreed amount of the overdraft facility.
4.3 Payment of debit interest and fees
Debit interest and fees payable by the Borrower shall be charged to the Borrower’s current account as follows:
- debit interest once every quarter;
- fees at the times to be specified by HBU.
If the Borrower holds more than one current account at HBU, HBU shall have the right to charge debit interest and fees to any of those accounts.
5 Cancellation/reduction of credit amount
Both the Borrower and HBU may at any time cancel an overdraft facility or a contingent liability facility or reduce the credit amount.
In the event of cancellation, all amounts owing by the Borrower under the overdraft facility shall be immediately due and payable, without any demand or notice of default being required.
In the event of cancellation, the Borrower shall also, at HBU’s first demand, cause all latent obligations under non-cash contingent liabilities to terminate or provide adequate cash collateral for these obligations.

If the credit amount is reduced, the above provisions shall apply mutatis mutandis to the amount by which the sum of the debit balance and the obligations under non-cash contingent liabilities exceeds the reduced credit amount.
After cancellation, no new withdrawals may be made and no further non-cash contingent liabilities may be entered into.
III General Provisions governing Loans
1 Availability
1.1 In addition to that stated in 2 of the Common Provisions, the following shall apply:
1 HBU shall not be obliged to make the loan amount available upon the occurrence of any of the events set out in 5.1 below; and
2 if the loan has not been drawn, or fully drawn, by the agreed final drawing date, HBU may, in its discretion and without any further instructions from the Borrower being required, make the undrawn amount of the loan available to the Borrower on that date.
1.2 HBU shall make the loan amount available by crediting it to a current account which, according to HBU’s records, is held in the Borrower’s name.
2 Refixing of interest rates
2.1 Fixed-interest loans
If a fixed interest rate has been agreed, HBU shall, not later than two weeks prior to an agreed interest refixing date, notify the Borrower in writing of the proposed — fixed or floating —interest rate for the next interest period, subject to the provisions contained in 2.3 below. Agreement on the interest rate must be reached no later than one week prior to the interest refixing date. If the Borrower fails to respond to the above notice from HBU at least one week prior to the interest refixing date, the Borrower shall be deemed to have opted for the interest rate applicable to the shortest interest period referred to in the notice. If HBU fails to give the above notice in a timely manner, it shall nevertheless be free to do so at a later date. In that event, HBU shall offer the Borrower the lower of the interest rate it would have offered on the basis of its then prevailing rates had the notice been given in time or the rate it is able to offer based on its prevailing rates at the time of the later notice. Agreement on the interest rate must be reached within two weeks after the Borrower has received such notice from HBU.
2.2 Floating interest rate loan
HBU may change the floating interest rate at any time. If HBU elects to do so, it shall notify the Borrower in writing of the change at least eleven days prior to the day on which it is to take effect.
If the Borrower does not agree to the new interest rate, he shall inform HBU thereof in writing at least one week prior to the interest refixing date. If the Borrower fails to respond to the written notice from HBU by that date, the Borrower shall be deemed to have agreed to the new rate.
If the Borrower so requests at least two weeks prior to the first day of the next calendar quarter or on a day the interest rate is changed, HBU shall, on the first day of the next calendar quarter, convert such floating rate loan into a fixed rate loan at HBU’s then prevailing interest rate.
2.3 Loan in foreign currency
If a loan is not denominated in euro, the Borrower shall contact HBU by telephone before 10.00 a.m. (Amsterdam time) two business days prior to the agreed interest refixing date. Business day shall mean a day on which banking institutions in the Netherlands and the country where the currency in which the loan is denominated is the national unit are open for business.

During or immediately after such telephone call, HBU shall inform the Borrower of the interest rate it proposes for the next interest period. If HBU and the Borrower then reach agreement, HBU shall confirm the interest rate to the Borrower in writing.
If the Borrower fails to contact HBU before the time indicated above, HBU shall have the right to refix the interest rate on the basis of a one-year interest period.
2.4 No agreement/assent on interest rate
If HBU and the Borrower fail, or are deemed to have failed, to reach agreement on the fixed interest rate that will apply from the interest refixing date and the period for which it will apply, or if the Borrower does not agree to the floating rate that will apply from the interest refixing date, the entire amount outstanding under the relevant loan shall become due and payable by the Borrower to HBU on such interest refixing date. The Borrower shall not be liable to pay compensation for losses and foregone profits (geleden verlies en gederfde winst) resulting from such early repayment, as referred to in 4.1 or 4.2.
3 Interest due dates
If a fixed interest rate is in effect, the interest shall be paid by the Borrower to HBU on the dates stated in the Credit Agreement. If a floating interest rate is in effect, the interest shall be paid by the Borrower to HBU on the first day of each calendar quarter.
4 Early repayment
4.1 If a fixed interest rate is in effect and the loan is denominated in euro, the Borrower shall be entitled to make early repayments without becoming liable to pay HBU compensation for losses and foregone profits (geleden verlies en gederfde winst) provided the following conditions are met:
a the Borrower has given HBU at least one month’s prior notice by registered letter, indicating the amount and date of the intended early repayment; and
b the early repayment coincides with a contractual repayment date or an agreed interest due date; and
c the prepaid amount is at least EUR 1,000, subject to a maximum in any one calendar year of 5% of the original principal amount of the loan; and
d the Borrower proves to HBU’s satisfaction that the repayment will be made from the Borrower’s own resources.
If the Borrower fails to meet one or more of the above conditions or if the loan is denominated in a foreign currency, the Borrower shall owe HBU compensation for the latter’s losses and foregone profits (geleden verlies en gederfde winst) in relation to any part of the early payment made in a manner other than as agreed or in excess of the maximum agreed, to be paid together with such early repayment.
This compensation shall be fixed by HBU at the difference between:
a the aggregate of the present values of the interest payments which, pursuant to the Credit Agreement, HBU would have received in respect of the amount prepaid in a manner other than as agreed or in excess of the maximum agreed during the period from the date of prepayment until the final repayment date or the next interest refixing date (whichever is earlier) had such prepayment not been made; and
b the aggregate of the present values of the interest payments which HBU would be able to receive on interbank loans for a principal amount comparable to the amount prepaid in a manner other than as agreed or in excess of the maximum agreed and for a period comparable to the period described above in a, but in any event not less than 1% of the amount prepaid in a manner other than as agreed or in excess of the maximum agreed. The present value of the interest payments shall be calculated at the interbank rate applicable on the date of the prepayment. HBU shall notify the Borrower of the amount of the compensation.
4.2 If a floating interest rate is in effect, the Borrower shall be entitled to make early repayments without becoming liable to pay HBU compensation for losses and foregone profits (geleden verlies en gederfde winst) provided the following conditions are met:
a the Borrower has given HBU at least one month’s prior notice by registered letter, indicating the amount and date of the intended early repayment; and
b the early repayment coincides with an agreed interest due date; and
c the prepaid amount is at least EUR 1,000.
If the Borrower fails to meet one of more of the above conditions, the Borrower shall be liable to pay HBU compensation for the latter’s losses and foregone profits (geleden verlies en gederfde winst) in relation to any part of the early payment made in a manner other than as agreed, to be paid together with such early repayment. The amount of compensation shall be determined by HBU in the manner described above under 4.1, on the understanding that the minimum compensation provided for therein shall not apply.
4.3 Upon giving notice of an intended early repayment, the Borrower shall be obliged to make such early repayment.
4.4 Early repayments shall be applied in reduction of the contractual repayments in reverse order of their due dates.
4.5 If the loan is repaid on an annuity basis, HBU shall refix the remaining term of the loan so that, as far as possible, the amount of the original instalments remains unchanged.
5 Events of Default
5.1 HBU may declare the outstanding principal amount of the loan, together with accrued interest and any other amount payable by the Borrower under the Credit Agreement, immediately due and payable to HBU, in full and without any demand or default notice being required:
a if the Borrower fails to comply with or fulfil, at the time and in the manner required, any obligation towards HBU, whether arising under the Credit Agreement or otherwise;
b if the Borrower fails to comply with or fulfil, at the time and in the manner required, any obligation under any other loan or financing arrangement with or any guarantee given to a third party;
c if the Borrower decides to cease practising his profession or carrying on his business, to discontinue, sell, let or transfer title to the whole or part of his business or practice, or is suspended, removed or dismissed from his profession, office or function; if a licence, permit or registration which the Borrower requires in order to practise his profession or to carry on his business expires or is refused or withdrawn; if the nature of the Borrower’s profession or business is, in the opinion of HBU, changed in a material way; if the Borrower decides to transfer abroad the practice of his profession or the running of his business; if the Borrower violates any laws or regulations, environmental or otherwise, relating to his profession or business; if the Borrower ceases to pursue the corporate objects set out in the Borrower’s articles of association or ceases to have legal personality;
d if a partnership agreement (maatschaps- of vennootschapscontract) to which the Borrower is a party is terminated; if one or more partners join or leave the partnership; if the partnership is dissolved (ontbinding) or wound up (liquidatie); or if there is a decision or an obvious intention to dissolve or wind up;
e if the Borrower dies, is placed under guardianship (curatele) or otherwise loses his legal capacity; if he takes up residence abroad, or changes the terms of his marriage settlement; if any matrimonial property regime to which the Borrower is subject is dissolved (ontbinding); if the Borrower’s assets are wholly or partly placed under administration (bewind);
f if the Borrower or one of his partners applies for a suspension of payments (surseance van betaling); files a bankruptcy or winding-up petition (faillissement); is adjudicated bankrupt or wound-up; proposes an extrajudicial arrangement or composition (akkoord) with his creditors; while insolvent, transfers any of his assets to his creditors (boedelafstand); or requests a debt restructuring arrangement (schuldsaneringsregeling);
g if all or, in the opinion of HBU, a significant part of the Borrower’s assets are taken in execution (executorial beslag) or attached by way of security (conservatoir beslag) and such attachment is not lifted or discharged within 30 days after having been effected; if all or, in the opinion of HBU, a significant part of the Borrower’s assets are expropriated, confiscated, lost or damaged;
h if the Borrower’s corporate structure is, in the opinion of HBU, changed significantly, by a merger (fusie), demerger (splitsing), winding up (liquidatie), conversion, takeover or otherwise; if, in the opinion of HBU, a significant change has taken place in the control of the Borrower’s business or practice; if there is an intention to make any of the above changes; or if the Borrower’s articles of association or internal rules or regulations are, in the opinion of HBU, amended to a significant extent;
i if the Borrower, without HBU’s prior written consent, releases his shareholders from an obligation to pay up partly paid-up shares, purchases his own shares, makes a repayment on shares, makes a distribution from his reserves or decides or has the obvious intention to do any of the above;
j if an event of a political, military, economic or financial nature occurs, or if the Borrower’s financial position substantially deteriorates, or if it foreseeable that such an event or deterioration could occur, such that, in the opinion of HBU, the ability of the Borrower to fulfil his obligations towards HBU at the time and in the manner required could be prejudiced;
k if any event referred to in b up to and including j occurs in respect of a surety (borg), a guarantor (garant), jointly and severally liable debtor or a third party that has provided HBU with any other type of security for the loan; if the surety (borg) or guarantor (garant) cancels or withdraws a suretyship (borgtocht) or guarantee issued by him to HBU for the Borrower; if a third party that has provided or has promised to provide HBU with security for the loan defaults in the performance of any obligation in respect of the security provided or promised;
l if any event referred to in b up to and including j occurs in respect of one or more enterprises or companies that are included in the Borrower’s consolidated balance sheet, or in respect of one or more enterprises or companies that have a controlling interest in the Borrower, or if any such enterprise or company defaults in the performance of any obligation towards HBU in connection with credit and/or guarantee facilities granted by HBU;
m (in the case of a mortgage on registered property other than as referred to in n below) in the event of attachment or execution (beslaglegging), designation for expropriation (aanwijzing tot onteigening), declaration of unfitness for occupation, listing as a monument, inclusion in land consolidation (opneming in ruilverkaveling), demolition, extinction of or damage to the mortgaged property or any part thereof; in the event of complete or partial extinction, termination or lapse of the leasehold (erfpachtsrecht), the building right (opstalrecht) or a right to use an apartment (gebruiksrecht van het appartement); in the event of alteration of the conditions governing a leasehold or a building right, termination of the sub-division (splitsing) or amendment of the deed or regulations of sub-division, non-performance or violation of any obligation under the conditions governing the leasehold or building right by the leaseholder or the holder of a building right, and in the event of non-performance or violation of any statutory provisions with respect to the right to use an apartment or any provision contained in the agreement for subdivision or the regulations by the owner or occupier of an apartment;
n (in the case of a mortgage on a ship) if the whole or any part of a mortgaged ship is attached or executed upon, is classified in a lower category, loses its national registration or changes the same, or is requisitioned, abandoned, missing (tijdingloosheid), laid up (oplegging), broken up (sloping), wrecked or damaged;
o if all or any of the assets provided to HBU as security for the loan other than those referred to in m. and n. are lost, destroyed, damaged or extinguished, or if they expire, for any reason whatsoever;
p if the Borrower has given HBU incorrect information or has withheld information that is material to HBU in connection with the Credit Agreement;
q if the loan is not used for the purpose for which it was granted, or if, in the opinion of HBU, it is clear that the purpose for which the loan was granted has not been achieved or will not be achieved, either wholly or to a significant extent;
r if any law or its interpretation is changed or governmental action is taken, as a result of which the Credit Agreement and/or the security provided and/or the value thereof is or may be affected, and the Borrower and HBU have not, within a reasonable period to be determined by HBU, reached a written agreement amending the relevant provisions and/or adjusting the security in such a way that, in the opinion of HBU, the position of HBU is not adversely affected;
5.2 The Borrower shall notify HBU immediately of the occurrence of one or more of the events set out in 5.1b up to and including o.
5.3 If HBU declares the outstanding indebtedness immediately due and payable in accordance with the above, the Borrower shall pay HBU an immediately due and payable lump sum amount as compensation for losses and foregone profits (geleden verlies en gederfde winst). This compensation shall be due in respect of the full amount payable and be determined in accordance with the method and principles set out in 4.1 or 4.2 above. Such compensation shall not be payable if the indebtedness becomes immediately due and payable as a result of the Borrower’s death.
6 Default Interest
6.1 If HBU does not receive any sum due to it under the Credit Agreement on the agreed due date, the Borrower shall be liable to pay HBU default interest, due and payable daily, on the overdue amount as from the due date, without prejudice to HBU’s other rights. If no specific due date has been stipulated in the Credit Agreement or these HBU General Credit Provisions in relation to a particular amount, this amount shall, for the purpose of the above provisions, be due on the day stipulated by HBU for payment.
6.2 The rate applicable to default interest shall be three percentage points above the contractual interest rate per annum then applicable to the loan. Default interest shall be calculated on a monthly basis, part of a month being counted as a full month. With respect to a late repayment of principal, the default interest rate shall, as from the due date of that repayment, replace the contractual interest rate then applicable to the loan.
7 Payment
7.1 The Borrower shall make all payments to HBU without any cost to HBU and without any deduction or set-off. Payments shall be made on the due dates at the HBU branch where the loan is administered, unless HBU has notified the Borrower of another address for payment.
7.2 HBU shall be entitled, but not obliged, to debit all amounts payable by the Borrower to HBU under the loan from the Borrower’s current account at HBU on the agreed due dates, without prejudice to the Borrower’s obligation to ensure that the balance of that account on the due date is such that this debit does not exceed the amount available for payments and withdrawals from that account.
7.3 Payments shall be applied as follows: (i) any costs and expenses; (ii) any compensation for losses and foregone profits (geleden verlies en gederfde winst) and default interest (iii) fees (provisies) and interest, and finally (iv) principal.

Toelichting op de Algemene Bankvoorwaarden
Artikel 1
De Algemene Bankvoorwaarden (ABV) bevatten regels voor het verkeer tussen de cliënt en de bank. Dat verkeer speelt zich af in het kader van de relatie die tussen de cliënt en de bank is aangegaan.
Zo’n relatie kan bestaan uit één enkele overeenkomst, bijvoorbeeld een betaalrekening. Zij kan ook meer elementen omvatten zoals de huur van een safeloket, een deposito of een effectendepot. Het totaal van die elementen wordt in de ABV aangeduid met de term “relatie”.
Het is niet zo, dat de ABV een uitputtende regeling geven voor alle elementen waaruit een relatie kan zijn opgebouwd. Voor elk afzonderlijk element kunnen -en zullen in de praktijk vrijwel steeds- nog andere voorwaarden gelden. Bijvoorbeeld voor het aanbouden van een spaarrekening kunnen aparte voorwaarden gelden, die bovendien nog weer kunnen uiteenlopen afhankelijk van het type spaarrekening dat de cliënt kiest. Zo worden er ook diverse soorten woningfinanciering met hun eigen specifieke voorwaarden aangeboden. In de ABV treft men dan ook grotendeels basisregels aan voor de relatie tussen de cliënt en de bank.
Over de meest voorkomende soorten van dienstverlening zijn bij de bank brochures en folders verkrijgbaar, die meer gedetailleerde informatie verschaffen.
Artikel 2
Volgens dit artikel moet de bank in bet verkeer met de cliënt de nodige zorgvuldigheid in acht nemen.
Daarbij zal zij naar beste vermogen met de belangen van de cliënt rekening houden. Maar de bank mag niet alle informatie waarover zij beschikt, zomaar aan een ieder meedelen. Bepaalde informatie is vertrouwelijk of wordt haar verstrekt onder de voorwaarde dat zij daaromtrent geheimhouding betracht. De cliënt moet er dus van uitgaan dat aan hem verstrekte adviezen, zoals terzake van effectentransacties, uitsluitend gebaseerd zijn op openbare informatie.
Artikel 3
Er zijn transacties die de bank geheel “binnensbuis” kan afwikkelen, zoals bijvoorbeeld de verkoop van vreemd geld aan de balie. In een aantal gevallen moet de bank echter voor de uitvoering van opdracbten etc. gebruik maken van de diensten van derden.
Wanneer de bank in opdracht van de cliënt effecten aankoopt op een buitenlandse beurs, is een dergelijke opdracht slechts uitvoerbaar wanneer de bank een bij die beurs officieel toegelaten effectenhandelaar inschakelt.
Geeft de cliënt opdracht om een betaling naar het buitenland te verrichten, dan zal aan de uitvoering van die opdraeht in de regel eveneens een derde t.w. een buitenlandse bank te pas komen.
Wanneer de bank een derde inschakelt moet zij bij de keuze van die derde de nodige zorgvuldigheid in acht nemen.

Artikel 4
Wanneer de bank van de cliënt opdracht krijgt om een bepaald waardepapier te kopen, is het denkbaar dat de bank dat waardepapier uit eigen voorraad kan leveren en derhalve in staat is om zelf als verkoper op te treden. Dat is de betekenis van de in dit artikel voorziene mogelijkheid dat de bank die transactie “met zichzelf” kan afsluiten.
Artikel 7
Het is mogelijk dat een cliënt bij meer dan één kantoor een rekening heeft, bijvoorbeeld een rekening in de plaats waar hij woont en een andere rekening in de plaats waar hij werkt. Indien de cliënt aan iemand een volmacht voor beide rekeningen heeft gegeven en hij die volmacht wil intrekken, dan dient hij van die intrekking aan beide kantoren mededeling te doen.
In de eerste alinea van dit artikel staat: tenzij de bank uitdrukkelijk een ander adres heeft aangewezen. Dit slaat op de mogelijkheid dat de bank voor bepaalde mededelingen een centraal meldpunt heeft aangewezen.
Artikel 8
Een openbaar register als bedoeld in dit artikel is bijvoorbeeld het handelsregister van de Kamer van Koophandel en Fabrieken. Heeft de cliënt een onderneming, dan zal die onderneming als regel in het handelsregister zijn ingeschreven. De cliënt kan dan -bijvoorbeeld bij het openen van de rekening- aan de bank een uittreksel uit het handelsregister hebben overgelegd, waaruit blijkt dat hij aan een personeelslid een volmacht (procuratie) heeft gegeven en dat die procuratiehouder volgens de inhoud van de hem verleende volmacht over de bankrekening mag beschikken. Wanneer nu de cliënt op een gegeven moment die procuratie intrekt en daarvan wel mededeling doet aan het handelsregister, maar niet aan de bank, zal die intrekking volgens dit artikel tegenover de bank eerst van kracht worden nadat de bank van die intrekking schriftelijk in kennis is gesteld.
Artikel 9
De dagelijkse uitvoering van de vele miljoenen opdrachten kan het bankbedrijf alleen nog maar efficiënt verwerken aan de hand van het opgegeven rekeningnummer. De hank voert dus opdrachten enkel uit op nummer. Dit benadrukt het grote belang van het foutloos invullen van het nummer van de begunstigde door de cliënt.
Artikel 10
Het komt uiteraard nogal eens voor, dat de opdrachtgever van een betalingsopdracht en de begunstigde van die opdracht niet beiden een rekening bij dezelfde bank hebben, maar bij verschillende banken. Wanneer in dat geval bij de uitvoering van die betalingsopdracht iets fout gaat, is het mogelijk dat de bank van de opdrachtgever van die fout geen verwijt te maken is.
Artikel 10 bepaalt dat desondanks de bank van de opdraehtgever aansprakelijk is voor de uitvoering van binnenlandse betalingsopdrachten binnen de grenzen van het artikel. Voorwaarde is wel dat de opdracht correct gegeven is. Dit betekent (zie artikel 9) dat het in de opdracht vermelde rekeningnummer van de begunstigde juist moet zijn.
Indien verder de desbetreffende opdracht geheel kan worden afgewikkeld binnen het circuit van de BankGiroCentrale, aanvaardt de bank van de opdrachtgever de aansprakelijkheid zoals die in artikel 10 is neergelegd. Voor de goede orde zij nog opgemerkt dat alle Nederlandse banken die aan het binnenlands betalingsverkeer deelnemen, aangesloten zijn bij de BankGiroCentrale met uitzondering van de Postbank N.V.
Artikelen 12 en 13
Wanneer de cliënt constateert dat opdrachtcn die hij aan de bank heeft gegeven niet of niet juist zijn uitgevoerd, dient hij zo spoedig mogelijk bij de bank te reclameren.
De bank is weliswaar aansprakelijk voor eigen fouten, maar door een tijdige reclame kan eventuele schade wellicht binnen de perken worden gehouden. Bovendien geldt: hoe tijdiger de reclame, hoe groter de mogelijkheid van reconstructie en herstel.
De inhoud van door de bank aan de cliënt gezonden bevestigingen etc. geldt in ieder geval als door de cliënt te zijn goedgekeurd indien hij daartegen niet binnen 1 jaar bezwaar heeft gemaakt.
Deze termijn geldt overigens niet wanneer het gaat om door de bank gemaakte rekenfouten.
Artikel 14
Verliest de cliënt formulieren, pasjes e.d. of worden die gestolen, dan doet zich uiteraard het risico voor dat de vinder of dief misbruik maakt van de gevonden of gestolen zaken. De cliënt kan echter de gevolgen daarvan beperken door -zodra hij de vermissing heeft geconstateerd- de bank in te lichten. Dat kan ook mondeling.
Na een dergelijke mededeling gaat, binnen de grenzen van artikel 14, het risico over op de bank.
Heeft de cliënt de bank mondeling ingelicht, dan moet hij die melding schriftelijk aan de bank bevestigen. Het verdient aanbeveling dat de cliënt in die bevestiging het tijdstip vermeldt waarop hij de bank heeft ingelicht alsmede de naam van de bankmedewerker met wie hij heeft gesproken.
Artikel 15
Staat een rekening nu eens credit en dan weer debet, dan kan het voor de cliënt van belang zijn te weten of de op die rekening door de bank te vergoeden creditrente op hetzelfde tijdstip wordt geboekt als de op die rekening te belasten debetrente. Lopen die tijdstippen uiteen, dan dient de bank dat schriftelijk aan de cliënt mee te delen.
Artikel 16
Behalve met dehetrente en creditrcnte, kan de cliënt ook te maken krijgen met provisies en vergoedingen. Voor het verlenen van haar diensten kan de bank namelijk een provisie of vergoeding aan de cliënt in rekening brengen. Voor een groot aantal diensten zijn door de bank standaardtarieven vastgesteld. Informatie daarover is bij de bank verkrijgbaar.
Artikel 17
Het kan voorkomen dat de cliënt bijvoorbeeld van iemand in het buitenland een cheque ontvangt. De cliënt wil uiteraard het bedrag van die cheque incasseren en stelt met dat doel de cheque aan zijn bank ter hand. De bank zal de rekening van de cliënt voor het bedrag van die cheque crediteren, nadat het bedrag geïncasseerd is.
Soms is de bank bereid om het bedrag van de cheque, vooruitlopende op de feitelijke incassering, te crediteren op de rekening van de cliënt. In dat geval geschiedt die creditering onder het voorbehoud dat de bank het bedrag van de cheque naderhand ook metterdaad ontvangt. Mocht dat niet het geval zijn -het komt namelijk voor dat cheques onbetaald worden geretourneerd- dan is de bank bevoegd om de rekening van de cliënt weer te debiteren. In banktaal heet dat “creditering onder gewoon voorbehoud” of “creditering o.g.v.”.
Artikelen 18 tot en met 20
Krediet verlenen is een van de hoofdactiviteiten van de bank. Die kredietverlening geschiedt vaak tegen zekerheidstelling. Een voorbceld daarvan is kredietverlening tegen onderpand van effecten. De bank heeft in dat geval een pandrecht op het effectendepot van de cliënt bij de bank. Over een dergelijk pandrecht gaat artikel 18.
Een bijzonderheid van dit pandrecht is dat het “automatisch” tot stand komt. De cliënt hoeft dus niet telkens aparte pandakten te tekenen.
De uit deze regeling voortvloeiende flexibiliteit is overigens mede van belang voor een soepele afwikkeling van het betalingsverkeer.
Verwant met het pandrecht is het in artikel 19 geregelde verrekeningsrecht van de bank. Dat verrekeningsrecht is -door de mogelijkheid om ook niet opeisbare vorderingen te verrekenen- ruimer dan het verrekeningsrecht zoals dat uit de wet voortvloeit.
De bank zal van dat ruimere verrekeningsrecht, bij vorderingen die in dezelfde valuta luiden, slechts gebruik maken indien zich een van de in de tweede alinea van dit artikel omschreven gevallen voordoet. Daarvan is voor de praktijk hoofdzakelijk van belang het geval waarin een crediteur van de cliënt beslag legt op de rekening van de cliënt bij de bank. Zoals gezegd geschiedt kredietverlening vaak tegen zekerheidstelling. Nu is het denkbaar dat een zekerheid die aanvankelijk voldoende was, naderhand onvoldoende wordt of dreigt te worden. Dat kan zich bijvoorbeeld voordoen bij een daling van de koers van de onder het pandrecht van de hank vallende effecten. De bank kan dan volgens artikel 20 aan de cliënt verzoeken die zekerheid aan te vullen. Een verzoek tot zekerheidstelling kan verder ook gedaan worden wanneer het gaat om geheel ongedekte debetstanden.
Artikel 21
Wanneer een cliënt een van zijn verpliehtingen jegens de bank niet nakomt, zal de bank uiteraard haar totaalpositie in het oog houden. De bank kan zich dan gedwongen zien om tot daadwerkelijke opeising van al haar vorderingen over te gaan. De bank zal daartoe pas overgaan na de cliënt daarvan schriftelijk vooraf met vermelding van de reden in kennis gesteld te hebben.
Artikel 22
In het systeem van giraal effectenverkeer als bedoeld in de Wet Giraal Effectenverkeer (WGE), is het individuele eigendomsrecht van de cliënt op specifieke effecten vervangen door een wettelijk geregeld mede-eigendomsrecht. Volgens de WGE is de cliënt mede-eigenaar van de gezamenlijke hoeveelheid effecten van dezelfde soort die worden bewaard in een gemeenschappelijk depot, verzameldepot genoemd. Daardoor is de noodzaak vervallen om de nummers van die effecten afzonderlijk per cliënt in de bankadministratie vast te leggen.
De zorg voor het correct functioneren van het giraal effectenverkeer is opgedragen aan het Nederlands Centraal Instituut voor Giraal Effectenverkeer (Necigef). Necigef staat onder toezicht van de Minister van Financiën.
Voor de toonderobligaties die aan uitloting onderhevig zijn, is door de Vereniging voor de Effectenhandel een systeem ontworpen dat de naam “Girotoedelingssysteem” draagt. In de hiervoor bedoelde verzarneldepots treft men alleen effecten aan die onderling verwisselbaar zijn. Dat is met veruit de meeste effecten het geval. Niet het geval is dat bijvoorbeeld met premie-obligaties, aangezien het nummer daarvan voor de cliënt een essentieel gegeven is.
De nummers van die effeeten worden afzonderlijk per cliënt in de bankadministratie vastgelegd.
Om bij de bewaring van de overige effecten zoveel mogelijk een afscheiding te bewerkstelligen tussen de effectenbewaring en de overige bedrijfsactiviteiten van de bank en vermenging van de effecten van de cliënt met het vermogen van de bank te vermijden is het systeem van het effectenbewaarbedrijf in het leven geroepen.
Artikel 23
In de toelichting op artikel 3 is het geval genoemd, waarin de bank krachtens opdracht van de cliënt effecten aankoopt op een buitenlandse beurs. Dergelijke effecten kunnen worden opgenomen in een van de algemene effeetendepots die de bank op haar eigen naam aanhoudt bij een correspondentbank in het betrokken land.
Artikel 24
De administratieverplichting die de bank in de eerste alinea op zich neemt, heeft hetrekking op effecten die zijn toegelaten tot de officiële notering op de Amsterdamse Effeetenbeurs. Deze heperking ligt voor de hand.
Immers, wil de bank haar administratietaak op verantwoorde wijze kunnen uitoefenen, dan dient zij verzekerd te zijn van sluitende informatie met betrekking tot de effecten die onder haar administratietaak vallen. Die zekerheid bestaat wel ten aanzien van de hiervoor bedoelde effecten die zijn toegelaten tot de officiële notering op de Amsterdamse Effectenbeurs, doch in mindere mate ten aanzien van buitenlandse effecten. Hierin ligt de verklaring voor het feit, dat de administratietaak ten aanzien van laatstbedoelde effecten gedelegeerd is aan de buitenlandse correspondentbank, waar die effecten in bewaring zijn. Die coirespondentbank bevindt zich namelijk dichter bij de informatiebronnen en is daarom beter toegerust voor de administratietaak.
Artikel 26
Effectenorders (bijvoorbeeld opdrachten tot aan- of verkoop van effecten) kunnen worden onderscheiden in dagorders, doorlopende orders en orders geldig voor een bepaalde periode. Een dagorder is een opdracht die slechts één dag geldig is. Een doorlopende order is een opdracht die blijft doorlopen tot het moment van herroeping.
Zo’n doorlopende order blijft niet onbeperkt van kracht, doch slechts gedurende een door de bank te bepalen termijn (zie de eerste alinea van artikel 26). Veelal loopt die termijn tot en met de laatste beursdag van de maand die volgt op de maand waarin de bank de opdracht van de cliënt ontving.
De eerste alinea brengt voorts tot uitdrukking dat een order in principe als doorlopend geldt. Is een order als dagorder bedoeld, dan zal de cliënt dat dus uitdrukkelijk te kennen moeten geven.
De tweede alinea van artikel 26 heeft betrekking op een door de cliënt gestelde limiet voor de aan- of verkoop van effecten. Een limiet is, ingeval van een opdracht tot aankoop, de hoogste koers waartegen de cliënt wil kopen en, ingeval van een opdracht tot verkoop, de laagste koers waartegen de cliënt wil verkopen.
Die limiet wordt automatisch verlaagd, zodra de desbetreffende effecten ex-dividend of ex-claim worden genoteerd. De aan het slot van de tweede alinea opgenomen restrictie komt er op neer, dat het systeem van automatische limietverlaging in de praktijk hoofdzakelijk toepassing vindt bij Nederlandse effecten.
Artikel 27
Als gevolg van de invoering van de Wet Giraal Effectenverkeer is het niet nodig om de nummers van de in het giraal effectenverkeer ingebrachte effecten afzonderlijk per cliënt in de bankadministratie vast te leggen.
Het achterwege blijven van deze “individualisering per cliënt” houdt in dat de betekenis van artikel 27 sterk is afgenomen. De vraag of een effect een gebrek heeft, is voor de cliënt immers hoofdzakelijk van belang ingeval dat effect specifiek voor hem -en dus geïndividualiseerd- wordt bewaard.
De categorie effecten waarop de aansprakelijkheid van de bank betrekking heeft, is in de eerste alinea omschreven. Buiten die categorie vallen bijvoorbeeld effecten die de bank krachtens opdracht van de cliënt op een buitenlandse beurs heeft gekocht.
Artikel 28
In de eerste alinea van dit artikel is bepaald, dat met betrekking tot de kosten van rechtsbijstand terzake van geschillen tussen de cliënt en de bank, de normale regels van procesrecht gelden. De kostenveroordeling door de rechter of de geschillencommissie is dus beslissend, ongeacht de vraag of de bank en de cliënt meer kosten hebben gemaakt dan het door de rechter of de geschillencommissie toegewezen bedrag.
Wanneer het echter gaat om een geschil tussen de cliënt en derden, dan zijn de kosten die de bank moet maken volgens de tweede alinea volledig voor rekening van de cliënt. De bank staat dan immers in feite buiten dit geschil.
Iets dergelijks kan zieh bijvoorbeeld voordoen ingeval een crediteur van de cliënt beslag legt op de rekening van de cliënt bij de bank.
Andere kosten komen binnen de grenzen van de redelijkheid voor rekening van de cliënt.
Artikel 29
Wanneer een cliënt een geschil met de bank heeft, kan hij dat geschil voorleggen aan de bevoegde Nederlandse rechter. In bepaalde gevallen kan de cliënt zich ook wenden tot de Geschillencommissie Bankzaken. Deze Commissie neemt klachten over bijna alle bankdiensten in behandeling.
Voor klachten over effectendiensten zijn er de Klachtencommissie Effectenbedrijf, de Klachtencommissie Optiebeurs of de Klachtencommissie FTA.
Voorts bestaat een Geschillencommissie Bureau Krediet Registratie.
Informatie omtrent de te volgen procedures en dergelijke is bij de bank verkrijgbaar.
Artikel 31
Het bankbedrijf verwerkt dagelijks miljoenen transacties van zeer uiteenlopende aard. Er zijn omstandigheden denkbaar die op dat verwerkingsproces een verstorende invloed kunnen hebben.
Gegeven het grote volume aan transacties kan -wanneer dergelijke omstandigheden zich voordoen- het effect daarvan verhoudingsgewijs ook aanzienlijk zijn. Het zou dan ook niet verantwoord zijn om de gevolgen van die omstandigheden zonder meer voor rekening van de bank te brengen. Tegen deze achtergrond moet de bepaling van de tweede alinea van artikel 31 worden gezien.
De bank heeft in de in dit artikel weergegeven situaties de plicht na te gaan of er wellicht alternatieve wegen zijn waarlangs het verwerkingsproces gaande gehouden kan worden. Als dat het geval is zal de bank zodanige maatregelen dienen te treffen als in redelijkheid van baar gevergd kunnen worden.
Artikel 33
Het kan -bijvoorbeeld als gevolg van nieuwe technische of andere ontwikkelingen- op een bepaald moment gewenst blijken de ABV te wijzigen of aan te vullen. Artikel 33 geeft aan, hoe door de bank vastgestelde wijzigingen en aanvullingen bindend worden.
Belangrijk daarbij is de inspraakmogelijkheid van consumenten- en ondernemersorganisaties.
Wijzigingen en aanvullingen worden namelijk niet van kracht dan nadat dienaangaande overleg is gepleegd met deze organisaties.

Algemene Voorwaarden
Deze Algemene Voorwaarden zijn in september 1995 tot stand gekomen in overleg tussen de Nederlandse Vereniging van Banken en de Consumentenbond in het kader van de Commissie voor Consumentenaangelegenheden van de Sociaal-Economische Raad (SER).
Het overleg heeft geleid tot overeenstemming over alle artikelen met uitzondering van de aansprakelijkheidsbepalingen opgenomen in de artikelen 3, 10 en 31 van deze voorwaarden. De Consumentenbond begrijpt de consequenties die een vergaande aansprakelijkheid voor het bankbedrijf met zich mee kan brengen, maar kan zich vanuit zijn eigen verantwoordelijkheid niet verenigen met de in die artikelen opgenomen aansprakelijkheidsbeperkingen.
De banken begrijpen die stellingname, maar wijzen op de onmogelijkheid een algemene aansprakelijkheid te aanvaarden: deze zou voor de banken onoverzienbare risico’s met zich mee brengen, hetgeen zij zich onder meer tegenover de cliënten zelf niet kunnen en mogen permitteren.
In het overleg met de Consumentenbond is evenwel wederzijds benadrukt, dat de zorgplicht van de bank zoals neergelegd in artikel 2 van de Voorwaarden te allen tijde voorop staat en dat clausules die aansprakelijkheden beperken, daaraan geen afbreuk doen.
Artikel 1: Werkingssfeer
Alle betrekkingen, ook toekomstige, tussen de in Nederland gevestigde kantoren van de bank en de cliënt zijn onderworpen aan deze Algemene Voorwaarden.
Het in deze Algemene Voorwaarden bepaalde geldt voorzover daarvan niet is afgeweken in bijzondere voorwaarden die van toepassing zijn op door de bank verleende specifieke diensten.
Artikel 2: Zorgplicht van de bank
De bank dient bij haar dienstverlening de nodige zorgvuldigheid in acht te nemen.
Zij zal daarbij naar beste vermogen met de belangen van de cliënt rekening houden, met dien verstande dat zij niet gehouden is gebruik te maken van haar bekende niet openbare informatie, waaronder koersgevoelige informatie.
Artikel 3: Inschakeling van derden
De bank is bevoegd om bij de uitvoering van opdrachten van de cliënt en bij de uitvoering van andere overeenkomsten met de cliënt gebruik te maken van de diensten van derden alsmede goederen en/of waardepapieren van de cliënt ten name van de bank aan derden in bewaring te geven.
De bank zal bij de keuze van die derden de nodige zorgvuldigheid in acht nemen. Indien de bank aantoont, dat zij zorgvuldig is geweest in haar keuze, is zij niet aansprakelijk voor tekortkomingen van die derden. Indien de cliënt in dat geval schade heeft geleden, zal de bank hem in ieder geval zoveel mogelijk behulpzaam zijn bij zijn pogingen deze schade ongedaan te maken. Dit laat onverlet de eventuele aansprakelijkheid van de bank uit hoofde van artikel 10.
Artikel 4: Bank of derden als wederpartij
De bank is bevoegd opdrachten tot aan- en verkoop van goederen en/of waardepapieren uit te voeren te harer keuze met zichzelf of met derden als wederpartij.
Artikel 5: Risico van zendingen
Indien de bank in opdracht van de cliënt gelden of effecten aan de cliënt of aan derden zendt, geschiedt die verzending voor risico van de bank.
Indien de bank in opdracht van de cliënt andere goederen en/of waardepapieren aan de cliënt of aan derden zendt, geschiedt die verzending voor risico van de cliënt.
Artikel 6: Adresopgave door de cliënt
De cliënt dient de bank mee te delen naar welk adres voor hem bestemde stukken gezonden dienen te worden. Adreswijzigingen dient de cliënt sehriftelijk mee te delen.
Artikel 7: Opdrachten etc. bestemd voor meer kantoren
Opdrachten, opgaven en mededelingen van de cliënt aan de bank dienen afzonderlijk te worden gericht aan elk der kantoren van de bank waarvoor die opdrachten, opgaven en mededelingen bestemd zijn, tenzij de bank uitdrukkelijk een ander adres heeft aangewezen. Indien schriftelijke opdrachten, opgaven en mededelingen bestemd zijn voor een ander -door de cliënt uitdrukkelijk opgegeven- kantoor van de bank dan het kantoor dat die stukken ontving, draagt laatstbedoeld kantoor zorg voor doorzending.
Artikel 8: Wijzigingen in de vertegenwoordigingsbevoegdheid van de cliënt
Wanneer de cliënt aan iemand vertegenwoordigingsbevoegdheid heeft toegekend, is hij verplicht, ongeacht inschrijving in de openbare registers, een wijziging of intrekking van die bevoegdheid sehriftelijk aan de bank mee te delen, bij gebreke waarvan die wijziging of intrekking niet aan de bank kan worden tegengeworpen.
Artikel 9: Formulierengebruik
De cliënt dient er zorg voor te dragen dat opdrachten, opgaven en mededelingen aan de bank duidelijk zijn en de juiste gegevens bevatten. Opdrachten tot overboeking voert de bank uit op basis van het door de cliënt opgegeven rekeningnummer en zij is niet gehouden de juistheid van de in de opdracht vermelde gegevens te verifiëren.
Formulieren dienen door de cliënt volledig te worden ingevuld. Andere door de bank goedgekeurde informatiedragers of communicatiemiddelen moet de cliënt overeenkomstig de aanwijzingen van de bank gebruiken.
De bank is bevoegd om opdrachten niet uit te voeren indien bij het geven van die opdrachten geen gebruik is gemaakt van door de bank vastgestelde of goedgekeurde formulieren of van andere door de bank goedgekeurde informatiedragers of communicatiemiddelen. De bank kan verlangen dat mededelingen in een bepaalde vorm worden gedaan.
Artikel 10: Uitvoering betalingsopdrachten
De bank staat in voor de juiste uitvoering binnen een redelijke termijn van correct gegeven opdrachten tot overboeking van eurobedragen mits die opdrachten geheel kunnen worden afgewikkeld binnen het girocircuit in Nederland van de banken die zijn aangesloten bij de BankGiroCentrale.
Tekortkomingen in de uitvoering van dergelijke betaalopdrachten verplichten de bank om aan de cliënt de daardoor geleden schade te vergoeden, zulks tot een maximum van EUR 225,- per opdracht, onverminderd het bepaalde in de tweede alinea van artikel 31 en onverminderd de verplichting van de bank om -behoudens andersluidende afspraken- er zorg voor te dragen dat die betaalopdrachten alsnog juist en zonder verdere kosten worden uitgevoerd.
De bank zal op vorenbedoeld maximum van EUR 225,- geen beroep doen, indien de redelijkheid en billijkheid in een concreet geval meebrengen dat dit beroep buiten toepassing dient te blijven.
Indien correct gegeven betaalopdrachten niet geheel hinnen het hiervoor bedoelde girocircuit kunnen worden afgewikkeld, zal de bank, indien creditering van de door de cliënt opgegeven rekening van begunstigde mocht uitblijven, op verzoek van de cliënt kosteloos een onderzoek instellen en trachten te bewerkstelligen dat alsnog creditering plaatsvindt. Binnen vier weken nadat de bank dit verzoek heeft ontvangen, zal de bank aan de cliënt een schriftelijke verklaring verstrekken betreffende de resultaten van het ingestelde onderzoek, onder vermelding van de relevante gegevens.
Wenst de cliënt dat betaalopdrachten, als bedoeld in de eerste alinea van dit artikel, tegen of op een bepaalde datum worden uitgevoerd, dan dient een dergelijke uitvoering uitdrukkelijk met de bank te worden overeengekomen.
Het hiervoor bepaalde doet geen afbreuk aan de bevoegdheid van de bank om betaalopdrachten niet uit te voeren indien de stand van de rekening die uitvoering niet toelaat of indien die uitvoering wordt belemmerd door beslaglegging ten laste van de cliënt of andere vergelijkbare omstandigheden.
Artikel 11: Bewijskracht bankadministratie
Tegenover de cliënt strekt een door de bank getekend uittreksel uit haar administratie tot volledig bewijs, behoudens door de cliënt geleverd tegenbewijs.
Artikel 12: Controle bankbescheiden
Indien de bank constateert dat zij in bevestigingen, rekeningafschriften, nota’s of andere opgaven aan de cliënt een fout of een vergissing heeft gemaakt, is de bank verplicht de cliënt daarvan zo spoedig mogelijk in kennis te stellen.
De cliënt is verplicht de door de bank aan hem gezonden bevestigingen, rekeningafschriften, nota’s of andere opgaven terstond na ontvangst te controleren. Voorts dient de cliënt tc controleren of door of namens hem gegeven opdrachten door dc bank juist en volledig zijn uitgevoerd. Bij constatering van een onjuistheid of onvolledigheid is de cliënt verplicht de bank daarvan zo spoedig mogelijk in kennis te stellen.
In de hiervoor bedoelde gevallen is de bank verplicht om de door haar gemaakte fouten en vergissingen te herstellen.
Artikel 13: Goedkeuring bankbescheiden
Indien de cliënt de inhoud van bevestigingen, rekeningafschriften, nota’s of andere opgaven van de bank aan de cliënt niet heeft betwist binnen twaalf maanden nadat die stukken redelijkerwijze geacht kunnen worden dc cliënt te hebben bereikt, geldt de inhoud van die stukken als door de cliënt tc zijn goedgekeurd. Indien in dergelijke stukken rekenfouten voorkomen, is de bank bevoegd en verplicht die rekenfouten te herstellen, ook nadat genoemde termijn van twaalf maanden is verstreken.
Artikel 14: Verlies etc. van formulieren
De cliënt dient de door de bank aan hem ter beschikking gestelde formulieren, informatiedragers en communicatiemiddelen zorgvuldig te bewaren en te behandelen.
Indien de cliënt enige onregelmatigheid zoals verlies, diefstal of misbruik met betrekking tot die formulieren, informatiedragers of communicatiemiddelen constateert, dient hij daarvan terstond mededeling te doen aan de bank. Tot het moment waarop de bank deze mededeling ontvangt, zijn de gevolgen van het gebruik van die formulieren, informatiedragers of communicatiemiddelen voor rekening en risico van de cliënt, tenzij de cliënt aantoont dat de bank schuld te verwijten is. Daama zijn die gevolgen voor rekening en risico van de bank, tenzij de bank aantoont, dat de cliënt opzet of grove schuld te verwijten is.
Een mededeling inzake enige onregelmatigheid dient schriftelijk door de cliënt aan de bank te worden bevestigd.
Indien de relatie tussen de cliënt en de bank is opgezegd, is de cliënt verplicht ongebruikte formulieren alsmede andere informatiedragers en communicatiemiddelen die door de bank aan hem ter beschikking zijn gesteld, aan de bank terug te geven.
Artikel 15: Creditering en debitering van rente
De bank zal op door haar vast te stellen tijdstippen, doch tenminste éénmaal per jaar, de rekening van de cliënt voor de lopende rente crediteren respectievelijk debiteren. Indien het tijdstip waarop bedoelde rekening voor dc lopende rente wordt gecrediteerd nïct samenvalt met hct tijdstip waarop die rekening voor de lopende rente wordt gedebiteerd, zal de bank de cliënt daarvan sehriftelijk in kennis stellen.
Artikel 16: Provisies en vergoedingen
De bank is bevoegd om terzake van haar dienstverlening provisies en vergoedingen aan de cliënt in rekening te brengen. Indien de hoogte van die provisies en vergoedingen niet vooraf tussen de cliënt en de bank is overeengekomen, zal de bank de bij haar gebruikelijke provisies en vergoedingen in rekening brengen. De bank draagt er zorg voor dat informatie hierover in ieder geval op haar kantoren verkrijgbaar is.
Artikel 17: Creditering onder voorbehoud
Iedere ereditering geschiedt onder het voorbehoud dat, indien de bank de tegenwaarde daarvoor nog moet ontvangen, deze tijdig en behoorlijk in haar bezit komt. Bij gebreke daarvan is de bank bevoegd de creditering ongedaan te maken. Indien de cliënt op eurorekening is gecrediteerd terzake van papier in vreemde valuta of terzake van andere wat betreft de eurotegenwaarde aan waardewisseling onderhevige zaken, zal de ongedaanmaking geschieden door debitering met het bedrag, waarvoor de cliënt op de dag van de ongedaanmaking die vreemde valuta of die zaken had kunnen verwerven.
Artikel 18: Pandrecht
Alle zaken, waardepapieren en effecten die de bank of een derde voor haar uit welken hoofde ook van of voor de cliënt onder zich heeft of krijgt en aandelen in verzameldepots als bedoeld in de Wet Giraal Effectenverkeer die zij onder haar beheer heeft of krijgt, strekken de bank tot pand voor al hetgeen zij uit welken hoofde ook van de cliënt te vorderen heeft of zal hebben. De bank is als gevolmaehtigde van de cliënt gereehtigd alle vorderingen die de cliënt uit welken hoofde ook op de bank heeft of krijgt aan zichzelf te verpanden tot zekerheid voor al hetgeen de bank uit welken hoofde ook van de cliënt te vorderen heeft of zal hebben.
Indien de cliënt over een deel van het verpande wenst te besehikken, is de bank verplieht dat deel van het verpande vrij te geven, mits hetgeen na vrijgave resteert voldoende dekking biedt voor hetgeen de bank van de cliënt te vorderen heeft of zal hebben.
De bank is niet bevoegd tot uitwinning van het verpande over te gaan tenzij zij een opeisbare vordering op de cliënt heeft. Voorts zal de bank niet tot uitwinning overgaan alvorens de cliënt in verzuim is. De uitwinningsbevoegdheid van de bank strekt zich niet verder uit dan tot het beloop van de schuld van de cliënt.
Nadat de bank van haar uitwinningsbevoegdheid gebruik heeft gemaakt, zal zij de cliënt daarvan zo spoedig mogelijk schriftelijk is kennis stellen.
Artikel 19: Verrekeningsrecht
De bank is steeds bevoegd om hetgeen zij al dan niet opeisbaar of onder voorwaarde van de cliënt heeft te vorderen, te verrekenen met al dan niet opeisbare tegenvorderingen van de cliënt op de bank, opgeacht de valuta waarin die vorderingen luiden.
Indien echter de vordering van de bank op de cliënt of de tegenvordering van de cliënt op de bank nog niet opeisbaar is, zal de bank -mits de vordering van de bank en de tegenvordering van de cliënt in dezelfde valuta luiden- van haar verrekeningsbevoegdheid geen gebruik maken tenzij op de tegenvordering van de cliënt beslag wordt gelegd of daarop anderszins verhaal wordt gezocht, daarop een beperkt zakelijk recht wordt gevestigd of de cliënt zijn tegenvordering onder bijzondere titel overdraagt.
Vorderingen in vreemde valuta worden verrekend tegen de koers van de dag van verrekening.
De bank zal de cliënt zo mogelijk tevoren in kennis stellen van het gebruik maken van haar verrekeningsbevoegdheid.
Artikel 20: Zekerheidstelling
De cliënt is verplicht desgevraagd voldoende zekerheid te stellen voor de nakoming van zijn bestaande verplichtingen jegens de bank. Is een gestelde zekerheid onvoldoende geworden, dan is de cliënt verplicht desgevraagd die zekerheid aan te vullen of te vervangen. Een verzoek als hiervoor bedoeld dient schriftelijk te geschieden en de reden van het verzoek te vermelden. De omvang van de gevraagde zekerheid dient in redelijke verhouding te staan tot het beloop van de desbetreffende verplichtingen van de cliënt.
Artikel 21: Onmiddellijke opeisbaarheid
Indien de cliënt na ingebrekestelling tekortschiet in de nakoming van enige verplichting jegens de bank, is de bank bevoegd haar vorderingen op de cliënt door opzegging onmiddellijk opeisbaar te maken. Zodanige opzegging dient schriftelijk te geschieden en de reden van de opzegging te vermelden.
Artikel 22: Bewaring van effecten
Op de bewaring van effecten die deel uitmaken van een door de bank gehouden verzameldepot als bedoeld in de Wet Giraal Effectenverkeer, zijn de bepalingen van die wet alsmede het bepaalde in de volgende zin van toepassing. Voor zover die effecten aan uitloting onderhevig zijn, dient de bank er zorg voor te dragen dat, telkens bij uitloting, aan iedere cliënt afzonderlijk een met diens gerechtigdheid overeenkomend bedrag aan voor aflossing aangewezen effecten wordt toegedeeld.
Andere effecten worden bewaard door het N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie of door HBU Global Custody N.V., voor zover zij zulks volgens hun voorwaarden aanvaarden. Op de bewaring zijn van toepassing de “Bepalingen betreffende de bewaarneming van effecten”. respecticvelijk de “Bepalingen betreffende zich in het buitenland bevindende effecten aan toonder en niet aan toonder luidende effecten”, welke bepalingen na het slotartikel van deze Algemene Voorwaarden zijn afgedrukt.
Artikel 23: Inschakeling van derden bij bewaring van effecten
De effecten van de cliënt die door de bank ingevolge het bepaalde in artikel 3 aan derden in bewaring zijn gegeven, maken deel uit van de in totaal in een der algemene effectendepots ten name van de bank bij die derden gedeponeerde effecten. De bank is niet verplicht de nummers van die effecten voor elke cliënt afzonderlijk te doen vaststaan.
Artikel 24: Administratie van effectendepots
De bank is belast met de administratie van het effectendepot van de cliënt, voor zover dat effectendepot bestaat uit effecten die zijn toegelaten tot de officiële notering op de Officiële Markt of de Parallelmarkt van de Amsterdamse Effectenbeurs.
Tot de aan de administratie verbonden werkzaamheden behoren onder andere het innen van rente, aflossingen en dividenden, het uitoefenen of te gelde maken van claimrechten, het verkrijgen van nieuwe coupon- of dividendhladen, het verrichten van conversiehandelingen en het deponeren van effecten voor vergaderingen.
Indien effecten van de cliënt door de bank ingevolge het bepaalde in artikel 3 aan derden in bewaring zijn gegeven, zijn die derden belast met de aan de administratie van die effecten verbonden werkzaamheden, onverminderd de uit artikel 3 voortvloeiende aansprakelijkheid van de bank en onverminderd de verplichting van de bank om de bedragen die zij van die derden terzake van rente, aflossing, dividend of uit anderen hoofde ten behoeve van de cliënt ontvangt, aan de cliënt af te dragen.
Artikel 25: Niet onder het pandrecht vallende effecten
Het in artikel 18 bedoelde pandrecht strekt zich niet uit tot effecten die bij de bank worden gedeponeerd uitsluitend voor speciale doeleinden, zoals het innen van rente, aflossingen en dividenden, het verkrijgen van nieuwe coupon- of dividendbladen, het verrichten van conversiehandelingen of het bijwonen van vergaderingen.
Artikel 26: Looptijd effectenorders; limietverlaging
Effectenorders worden door de bank genoteerd gehouden gedurende een door de bank te bepalen termijn.
Met ingang van de dag waarop effecten ex-dividend of ex-claim worden genoteerd, wordt een door de cliënt gestelde limiet voor aan- of verkoop van dergelijke effecten verminderd met de rekenkundige waarde van het dividend respectievelijk van de claim, doch uitsluitend indien een dergelijke limietverlaging voortvloeit uit de voorschriften of gebruiken die terzake van die effecten van kracht zijn.

Artikel 27: Gebreken van effecten
De bank is aansprakelijk voor gebreken van effecten die door de cliënt zijn verkregen uit transacties die de bank heeft uitgevoerd met zichzelf als wederpartij of uit transacties in effecten die zijn toegelaten tot de officiële notering op de Officiële Markt of de Parallelmarkt van de Amsterdamse Effectenbeurs.
Indien de bank op grond van het hiervoor bepaalde aansprakelijk is, zal zij, naar keuze van de cliënt, alsnog effecten van dezelfde soort zonder gebreken leveren dan wel het in rekening gebrachte bedrag, vermeerderd met rente, restitueren, een en ander tegen teruggave van de effecten die door de cliënt aanvankelijk werden verkregen.
Artikel 28: Kosten
De kosten van rechtsbijstand die terzake van een geschil tussen de cliënt en de bank zijn gemaakt in een procedure voor een rechter of een geschillencommissie, komen voor rekening van de cliënt respectievelijk voor rekening van de bank indien en voor zover zulks bij uitspraak van die rechter of die geschillencommissie is bepaaald.
De kosten die de bank in en buiten rechte moet maken indien de bank wordt betrokken in procedures of geschillen tussen de cliënt en een derde, komen voor rekening van de cliënt.
Onverminderd het hiervoor bepaalde, komen alle andere kosten die voor de bank uit de relatie met de cliënt voortvloeien binnen de grenzen van de redelijkheid voor rekening van de cliënt.
Artikel 29: Nederlands recht; geschillen
Op de betrekkingen tussen de cliënt en de bank is Nederlands recht van toepassing.
Geschillen tussen de cliënt en de bank worden aanhangig gemaakt bij de bevoegde Nederlandse rechter, tenzij wetgeving of internationale verdragen dwingend anders voorschrijven.
Indien de bank als eisende partij optreedt is zij, in afwijking van het voorgaande, bevoegd om een geschil aanhangig te maken bij de voor de cliënt in aanmerking komende buitenlandse rechter.
Indien de cliënt als eisende partij optreedt is hij, in afwijking van het voorgaande, bevoegd om binnen de grenzen van de desbetreffende reglementen geschillen aanhangig te maken bij die Geschillen- en Klachtencommissie aan wier bevoegdheid de bank zich onderworpen heeft.
Artikel 30: Opzegging van de relatie
De relatie tussen de cliënt en de bank kan zowel door de cliënt als door de bank worden opgezegd. Indien de bank de relatie opzegt, zal zij de cliënt desgevraagd de reden van die opzegging meedelen.

Na opzegging van de relatie zullen de tussen de cliënt en de bank bestaande individuele overeenkomsten zo spoedig mogelijk worden afgewikkeld met inachtneming van de daarvoor geldende termijnen. Tijdens die afwikkeling blijven deze Algemene Voorwaarden van kracht.
Artikel 31: Aansprakelijkheid van de bank
De bank is aansprakelijk indien een tekortkoming in de nakoming van een verplichting jegens de cliënt te wijten is aan haar schuld of krachtens wet, rechtshandeling of in het verkeer geldende opvattingen voor haar rekening komt, onverminderd het elders in deze Algemene Voorwaarden bepaalde.
Voor zover dat niet reeds voortvloeit uit de wet, is de bank in ieder geval niet aansprakelijk indien een tekortkoming van de bank het gevolg is van:
-	internationale conflicten;

-	gewelddadige of gewapende acties;

- maatregelen van enige binnenlandse, buitenlandse of internationale overheid;

-	maatregelen van een toezichthoudende instantie;

-	boycotacties;

-	arbeidsongeregeldheden bij derden of onder het eigen personeel;

- storingen in de elektriciteitsvoorziening, in communicatieverbindingen of in apparatuur of programmatuur van de bank of van derden.
Indien zich een omstandigheid als bedoeld in de vorige alinea voordoet, zal de bank -teneinde daaruit voor de cliënt voortvloeiende nadelige gevolgen te beperken- die maatregelen treffen die in redelijkheid van haar gevergd kunnen worden.
Artikel 32: Afwijking van de Algemene Voorwaarden
Van deze Algemene Voorwaarden afwijkende bepalingen dienen schriftelijk te worden vastgelegd. Bij eventueel ontbreken van een sehriftelijke vastlegging kunnen afwijkingen door partijen met alle middelen rechtens worden bewezen.
Artikel 33: Wijzigingen en aanvullingen van de Algemene Voorwaarden
Wijzigingen en aanvullingen van deze Algemene Voorwaarden zullen niet van kracht worden dan nadat met representatieve Nederlandse consumenten- en ondernemersorganisaties overleg is gepleegd over die wijzigingen en aanvullingen alsmede over de wijze waarop de inhoud daarvan ter kennis van de cliënt zal worden gebracht. Deze kennisgeving zal in ieder geval vóór afloop van de hierna bedoelde termijn van dertig dagen dienen plaats te vinden.
De na dat overleg vastgestelde wijzigingen en aanvullingen zullen worden gedeponeerd ter griffie van de Arrondissementsrechtbank te Amsterdam. Aan die deponering zal hekcndheid worden gegeven door een desbetreffende publicatie in tenminste drie landelijk verspreide dagbladen. De aldus gedeponeerde wijzigingen en aanvullingen zullen voor de bank en de cliënt bindend zijn met ingang van de dertigste dag na de datum van vorenbedoelde publicatie.
De tekst van deze Algemene Voorwaarden is door de Nederlandse Vereniging van Banken op 22 december 1995 gedeponeerd ter griffie van de Arrondissementsreehtbank te Amsterdam.
Hollandsche Bank-Unie N.V.
Bepalingen betreffende de bewaarneming van effecten
1 Alle effecten niet opgenomen in een verzameldepot als bedoeld in de Wet Giraal Effectenverkeer, welke de Hollandsche Bank-Unie N.V., hierna te noernen “de Bank” in Nederland onder zich heeft of onder zich zal krijgen, ten einde deze voor een cliënt in bewaring te houden, zullen door de Bank namens die cliënt en op diens naam in bewaring worden gegeven aan bet N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie, hierna te noemen “Bewaarneemster” en door deze laatste voor de cliënt in bewaring worden genomen.
2 Hoewel — behoudens in die gevallen waarin de effecten zouden zijn geïndividualiseerd — de juridische eigendom der effecten bij Bewaarneemster berust, is het de Bewaarneemster niet toegestaan enig aan de eigendom der effecten verbonden recbt uit te oefenen, behoudens de rechten van de eigenaar voortvloeiend uit onvrijwillig bezitsverlies. De voor- en nadelen welke voortvloeien uit of verband houden met de eigendom c.q. het eigenaarschap van de aan de Bewaarneemster in bewaring gegeven effecten komen ten bate c.q. ten laste van de cliënt zodat de Bewaarneemster terzake van de juridische eigendom van deze effecten geen enkel economisch of commercieel risico loopt.
3 Het is de Bewaarneemster niet toegestaan de bewaring aan derden op te dragen, tenzij de bewaargeving op naam van de
Hollandsche Bank-Unie N.V.
Statutair gevestigd te Rotterdam. Handetsragister K.v.K. Rotterdam, nr. 33259495.

Bewaarneemster geschiedt bij derden die daartoe door de Stichting Administratiekantoor VABEF zijn aangewezen en die bewaargeving geregeerd wordt door bepalingen als door die Stichting worden vastgesteld.
4 De Bank blijft belast met de werkzaamheden die het beheer der effecten met zich medebrengt, waaronder het innen van rente en dividenden, het realiseren van claimrechten, het verkrijgen van nieuwe coupon of dividendbladen, het verrichten van conversiehandelingen, het deponeren voor vergaderingen, alsmede het uitvoeren van verkoopopdrachten. Voor zover zij daarbij de beschikking dient te krijgen over die effecten dan wel onderdelen daarvan is de Bewaarneemster verplicht die effecten of onderdelen aan de Bank ter beschikking te stellen.
5 De Bewaarneemster is gehouden de nummers der effecten te allen tijde te doen vaststaan, met dien verstande dat zij:
5.a van premie-obligaties en van andere effecten waarbij aan die speciale nummers speciale rechten verbonden zijn, de nummers te allen tijde voor iedere cliënt afzonderlijk moet doen vaststaan;
5.b van effecten — niet onder a. vallende — welke aan uitloting onderhevig zijn, tijdig vóór het tijdstip waarop een uitloting plaatsvindt, de nummers of delen van nummers en/of andere kenmerken die bij loting van belang zijn, voor iedere cliënt afzonderlijk moet doen vaststaan:
5.c de onder a. en b. bedoelde nummers, delen van nummers en/of kenmerken aan de cliënt moet verantwoorden.
De Bewaarneemster heeft echter, wanneer haar dat in het belang van een cliënt raadzaam voorkomt, de bevoegdheid ook andere effecten dan die hierboven onder a. en b. genoemd voor een cliënt te individualiseren door vastlegging van de nummers en deze individualisering wederom op te heffen.
6 Voor zover Bewaarneemster de effecten voor cliënten niet heeft geïndividualiseerd, is de Bank, als onherroepelijk gevolmachtigde van de cliënt, gerechtigd, mede namens hem, de rechten van de cliënt tot uitlevering van de onder Bewaarneemster berustende effecten, voor al hetgeen de Bank, al dan niet opeisbaar of onder voorwaarde, van de cliënt te vorderen heeft of zal hebben, aan zich te verpanden — welke verpanding mede inhoudt het uitoefenen van het recht tot uitlevering — en van deze verpanding aan Bewaarneemster kennis te geven. Voor het geval de Bank haar pandrecht wenst uit te oefenen is de Bewaarneemster op verzoek van de Bank verplicht die effecten — eventueel na individualisering — aan de Bank uit te leveren.
Voor zover Bewaarneemster effecten voor cliënten individualiseert, zijn deze uit voormelden hoofde verpand aan de Bank; daarbij fungeert de Bewaarneemster als derde pandhoudster.

7 Indien effecten, welke niet door vastlegging van de nummers als eigendom van bepaalde cliënten zijn aan gemerkt, teniet gaan of op andere wijze uit de macht van Bewaarneemster c.q. de Bank geraken, een en ander door een oorzaak welke Bewaarneemster noch de Bank kan worden toegerekend, zal het desbetreffende tekort door Bewaarneemster worden omgeslagen per fondssoort over die cliënten, die een vordering tot levering van effecten van zodanige fondssoort op Bewaarneemster hebben op het moment van het teniet gaan of uit de macht geraken en wel in verhouding tot de grootte van hun vorderingen op dat moment. De Bewaarneemster en/of de Bank is alsdan tot niet meer verplicht dan maatregelen te nemen om de in de vorige alinea hedoelde effecten te doen vervangen door duplicaten dan wel recherchemaatregelen ten aanzien van die effecten te treffen. Indien het in een dergelijk geval niet dan wel slechts met vertraging mogelijk is de effecten weer in de macht van Bewaarneemster te brengen dan wel te doen vervangen door duplicaten, is de Bewaarneemster noch de Bank voor de gevolgen daarvan aansprakelijk.
De in de eerste alinea bedoelde omslag zal geheel of gedeeltelijk ongedaan gemaakt worden naarmate Bewaarneemster tengevolge van de in de vorige alinea bedoelde maatregel effecten van dezelfde soort heeft terugontvangen. De kosten verbonden aan de werkzaamheden als bedoeld in de tweede alinea kunnen op dezelfde voet worden omgeslagen als hierboven voor de in de le alinea bedoelde vermiste effecten is bepaald.
Indien het juiste tijdstip van het tenietgaan of uit de macht geraken niet kan worden vastgesteld, zullen de hiervoor bedoelde omslagen geschieden over de cliënten, die op de dag vóór ontdekking van het tekort na kantoorsluiting een vordering tot levering van de stukken behorende tot de betrokken fondssoort hadden.
Zodra de Bewaarneemster ontdekt dat er een gebeurtenis heeft plaats gehad, welke oorzaak kan zijn van een tekort als bedoeld in de eerste alinea van dit artikel, heeft zij het recht afgifte en overboeking van effecten te weigeren, totdat zo’n tekort alsmede de omvang van de omslag is vastgesteld, hetgeen door de Bewaarneemster met de meeste spoed zal worden gedaan, en van welke vaststelling de Bewaarneemster terstond daarna melding zal doen aan die cliënten, die bij de omslag betrokken zijn.
8 Voor het door de cliënt verschuldigde bewaarloon zal de Bank zijn in haar boeken gevoerde rekeningen debiteren.
9 De Bank garandeert ten behoeve van de cliënt de richtige nakoming van alle verplichtingen van Bewaarneemster jegens hem.
10 Wijzigingen en aanvullingen van deze bepalingen, mits door de Bank en de Bewaarneemster (die daartoe de goedkeuring behoeft van de Stichting Administratiekantoor VABEF) te zamen aangebracht, zullen ook voor de cliënt bindend zijn één maand nadat daarvan door publicatie in ten minste drie veel gelezen Nederlandse dagbladen ruime bekendheid is gegeven. De Bank en de Bewaarneemster zullen aan het hun bekende adres van de cliënt zo spoedig mogelijk mededeling doen van deze wijzigingen en aanvullingen. Het bepaalde in sub 2 en sub 9 is echter niet voor wijziging vatbaar.
11 Voor zover daarvan in het bovenstaande niet is afgeweken, zijn op de bewaargeving voorts van overeenkomstige toepassing de voorwaarden welke de betrekkingen tussen dc cliënt en dc Bank regelen.
Hollandsche Bank-Unie N.V.
N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie
Bepalingen betreffende zich in het buitenland bevindende effecten aan toonder en niet aan toonder luidende effecten
1 Hollandsche Bank-Unie N.V., hierna te noemen de ‘Bank’, en HBU Global Custody N.V., hierna te noemen ‘HBUGC’, dragen er zorg voor dat alle uit hoofde van de relatie tussen de cliënt en kantoren van de Bank in Nederland voor een cliënt gehouden Rechten (als hierna omschreven) uitsluitend worden gehouden door HBUGC cn door HBUGC ten behoeve van de betreffende cliënt worden uitgeoefend, een cn ander voor zover zulks ten aanzien van het betreffcndc Recht redclijkerwijs mogelijk is. Onder ‘Rechten’ worden verstaan alle door HBUGC als zodanig aanvaarde rechten die door de Bank en/of HBUGC op eigen naam gehouden worden ten behoeve van cliënten ten aanzien van (i) effecten aan toonder die zich in het buitenland bevinden en (ii) niet aan toonder luidende effecten. Onder ‘effecten’ worden verstaan aandelen, obligaties, opties, warrants en alle overige door HBUGC als zodanig aanvaarde goederen.
2 HBUGC zal mct betrekking tot de door haar ten behoeve van de cliënt gehouden Rechten uitsluitend jegens de cliënt verplichtingen hebben. De cliënt is bij uitsluiting bevoegd aan HBUGC opdrachten te geven met betrekking tot de voor hem gehouden Rechten. Het is HBUGC niet toegestaan de Rechten uit te oefenen, anders dan overeenkomstig de instructies van dc cliënt en het in deze bepalingen geregelde. De cliënt geeft zijn opdrachten met betrekking tot de Rechten aan de Bank, die bevoegd zal zijn namens de cliënt jegens HBUGC op te treden.
N.V. Effectenbewaarbedrijf van da Hollandsche Bank-Unie
Statutair gavestigd le Amsterdam. Handelsregister K.v.K. Amsterdam, nr. 33130387.

3 HBUGC.zal voor zover het zulks nodig acht in verband met de werkzaamheden ten behoeve van cliënten, gebruik maken van derden, waarbij onder meer sprake zal kunnen zijn van het in bewaring geven van effecten aan derden en het verkrijgen van rechten ten aanzien van effecten via derden. De Bank draagt zorg voor selectie van die derden. De Bank is niet aansprakelijk voor tekortkomingen van die derden indien zij aantoont dat zij bij de keuze van die derden de nodige zorgvuldigheid in acht heeft genomen. Mocht de Bank niet aansprakelijk zijn voor tekortkomingen van die derden, dan zal zij, indien de cliënt schade heeft geleden, de cliënt in ieder geval zoveel mogelijk behulpzaam zijn bij het ongedaan maken van zijn schade. HBUGC zal niet aansprakelijk zijn voor tekortkomingen van bedoelde derden, behoudens indien aan HBUGC zelf opzet of grove schuld te verwijten valt.
4 De voor- en nadelen welke voortvloeien uit of verband houden met de Rechten komen ten bate c.q. ten laste van de cliënt, zodat HBUGC terzake van de Rechten geen enkel economisch of commercieel risico loopt.
5 De Bank is belast met de werkzaamheden die het beheer van de door HBUGC ten behoeve van de cliënt gehouden Rechten met zich meebrengt, waaronder het innen van rente en dividenden, het realiseren van claimrechten, het verkrijgen van coupon- of dividendbladen, het verrichten van conversiehandelingen, het deponeren voor vergaderingen en het behandelen van verkoopopdrachten, en het (doen) geven van instructies aan correspondenten met betrekking tot dergelijke werkzaamheden. Voor zover mogelijk zal HBUGC de Bank steeds in staat stellen deze werkzaamheden — zonodig namens HBUGC — te verrichten. Behoudens in het geval van opzet of grove schuld van HBUGC zelf berust terzake van deze werkzaamheden geen aansprakelijkheid bij HBUGC.
6 De Bank en HBUGC zullen niet verplicht zijn de nummers van de Rechten of de daarmee corresponderende effecten te registreren, zij het dat met betrekking tot Rechten ten aanzien van effecten waarbij bijzondere rechten verbonden zijn aan bepaalde nummers, de betreffende nummers apart voor de cliënt zullen worden geadministreerd, en dat voor zover de Rechten of de daartegenover staande effecten onderhevig zijn aan uitloting, de Bank en HBUGC ervoor zorg zullen dragen dat, telkens bij uitloting, een met de gerechtigdheid van de cliënt overeenkomend bedrag aan voor aflossing aangewezen Rechten of daartegenover staande effecten wordt toegewezen aan de cliënt.
7 De cliënt is gehouden telkens wanneer de Bank dat wenselijk acht alle bestaande en toekomstige rechten welke de cliënt van tijd tot tijd heeft of mocht verkrijgen jegens HBUGC met betrekking tot ten behoeve van de cliënt gehouden Rechten, waaronder de rechten tot uitbetaling van in verband met de Rechten ontvangen bedragen, aan de Bank te verpanden tot zekerheid voor al hetgeen de Bank, uit welken hoofde ook, al dan niet opeisbaar of onder voorwaarde van de cliënt te vorderen heeft of zal hebhen.

De cliënt verleent hierbij onherroepelijk volmacht aan de Bank om, namens de cliënt, de in de eerste alinea van dit artikel genoemde rechten van de cliënt jegens HBUGC telkens wanneer de Bank dat wenselijk acht aan de Bank te verpanden tot zekerheid voor de in die alinea genoemde vorderingen van de Bank op de cliënt en van deze verpanding aan HBUGC kennis te geven. De Bank is bevoegd namens HBUGC mededeling van een dergelijke verpanding in ontvangst te nemen.
Zolang de Bank niet het tegendeel te kennen gegeven heeft, wordt zij geacht telkens afstand te doen van een pandrecht indien en voor zover zulks nodig is om HBUGC in staat te stellen het recht van de cliënt te honoreren als ware er geen pandrecht. Zodra echter de Bank aan HBUGC te kennen gegeven heeft niet langer met de honorering van rechten van de cliënt accoord te gaan, zal geen afstand van het pandrecht meer worden verondersteld en zal HBUGC honorering van de rechten van de cliënt weigeren op grond van het pandrecht van de Bank. De Bank zal van deze bevoegdheid geen onredelijk gebruik maken.
De Bank kan haar bevoegdheden als pandhoudster niettegenstaande het in artikel 2 bepaalde onverminderd uitoefenen.
8 HBUGC is verplicht met betrekking tot elke soort Rechten er te allen tijde zorg voor te dragen dat de door haar gehouden Rechten van die soort naar hum inhoud en — waar toepasselijk —hoeveelheid overeenstemmen met de daartegenover staande rcchten van cliënten jegens HBUGC.
Indien door een oorzaak welke niet aan de opzet of grove schuld van HBUGC kan worden toegerekend de door HBUGC gehouden Rechten van enige soort te eniger tijd tekort schieten ten opzichte van de daartegenover staande rechten van cliënten jegens HBUGC, zal het tekort door HBUGC worden omgeslagen over de cliënten die dergelijke rechten kunnen doen gelden jegens HBUGC aan het einde van de werkdag in Nederland voorafgaand aan de dag waarop het verschil door de Bank in Nederland wordt vastgesteld en wel in verhouding tot de omvang van de betreffende rechten van die cliënten.
HBUGC is in een dergelijk geval niet tot meer verplicht dan te trachten de oorzaak van het verschil voor zover mogelijk weg te nemen. Met name is HBUGC niet verplicht Rechten te verwerven ter opheffing van het verschil. De kosten gemaakt met het doel de oorzaak van het verschil weg te nemen kunnen op dezelfde voet als in de vorige alinea voor het tekort bepaald is worden omgeslagen. De in de tweede alinea bedoelde omslag van het tekort zal geheel of gedeeltelijk ongedaan gemaakt worden naarmate dat tekort ten gevolge van door HBUGC genomen maatregelen afneemt.
Zodra HBUGC ontdekt dat er een tekort is ontstaan of kan ontstaan heeft zij het recht uitvoering van opdrachten met betrekking tot de Rechten van de betreffende soort te weigeren, totdat vastgesteld is dat geen tekort ontstaat of omslag van het tekort heeft plaatsgevonden. HBUGC zal in een dergelijk geval met de meeste spoed handelen en indien er sprake is van een omslag daarover terstond aan cliënten die daarbij betrokken zijn mededeling doen.

9 Voor de door de cliënt aan de Bank en HBUGC voor hun werkzaamheden verschuldigde bedragen zal de Bank de in haar boeken gevoerde rekening van de cliënt debiteren.
10 De Bank garandeert jegens de cliënt de richtige nakoming van alle verplichtingen van HBUGC jegens de cliënt.
11 Wijzigingen en aanvullingen van deze bepalingen, mits door de Bank en HBUGC tezamen aangebracht, zullen ook voor de cliënt bindend zijn één maand nadat daarvan door publicatie in tenminste drie veel gelezen Nederlandse dagbladen en twee veel gelezen buitenlandse financiëlë dagbladen ruime bekendheid is gegeven. De Bank en HBUGC zullen aan net hun bekende adres van de cliënt zo spoedig mogelijk mededeling doen van deze wijzigingen en aanvullingen. Het bepaalde in artikel 10 is echter niet voor wijziging vatbaar.
12 Voor zover daarvan in deze bepalingen niet is afgeweken, zijn op de verhoudingen tussen cliënt enerzijds en de Bank en HBUGC anderzijds voorts van overeenkomstige toepassing de algemene voorwaarden welke de betrekkingen tussen de cliënten van de Bank en de Bank regelen, zoals gedeponeerd door de Nederlandse Vereniging van Banken op 22 december 1995 ter griffie van de Arrondissementsrechtbank te Amsterdam, zoals deze van tijd tot tijd worden gewijzigd.
13 Indien en voor zover op grond van haar onredelijk bezwarende karakter of op grond van redelijkheid en billijkheid op enige hier opgenomen bepaling geen beroep kan worden gedaan, komt deze de werking toe van een als een geldig aan te merken bepaling, waarvan de strekking in zodanige mate aan de eerste bepaling beantwoordt, dat aangenomen moet worden dat deze bepaling zou zijn opgenomen, indien van de eerste wegens haar ongeldigheid was afgezien.
14 Op deze bepalingen en de door deze bepalingen beheerste werkzaamheden van de Bank en HBUGC is Nederlands recht van toepassing. Geschillen met betrekking tot deze bepalingen en bedoelde werkzaamheden zullen worden voorgelegd aan de bevoegde rechter te Amsterdam. In afwijking van het in de voorgaande zin bepaalde is de cliënt, indien hij als eisende partij optreedt, bevoegd om binnen de grenzen van de desbetreffende reglementen van de Geschillencommissie Bankbedrijf en de Klachtencommissies Effectenbedrijf en Optiebcurs geschillen bij die commissies aanhangig te maken. Indien de Bank of HBUGC als eisende partij optreedt is zij, in afwijking van het voorgaande, bevoegd om een geschil niet aanhangig te maken bij de rechter te Amsterdam, doch bij de voor de cliënt in aanmerking komende buitenlandse rechter.
Hollandsche Bank-Unie N.V.
HBU Global Custody N.V.
HBU Global Custody N.V.
Statutair gevestigd le Amsterdam. Handelsreglator K.v.K. Amsterdam, nr. 33253970.

Explanatory notes to the General Banking Conditions
Article 1
The General Conditions (GC) contain rules for all transactions between the Customer and the Bank. Such transactions take place within the framework of the relationship into which the Customer and the Bank have entered.
Such a relationship can be confined to one single agreement, for instance a transfer account. Of course it can also comprise several elements, such as the renting of a safe-deposit box or a deposit for moneys or securities. In the GC all these elements taken together are referred to as the “relation”.
The GC do not, however, provide exhaustive regulations for all the elements of which a relation can be composed. To each separate element further conditions may — and in practice nearly always will — apply. A savings account e.g. may be subject to specific additional conditions, which may moreover vary according to the type of savings account chosen by the Customer. Home financing is another product offered in various types, each subject to its own specific conditions. The rules found in the GC are, therefore, mainly basic rules regulating the relation between the Customer and the Bank.
For the most common services the Bank has brochures and leaflets, which provide more detailed information.
Article 2
This article provides that the Bank must exercise due care in its transactions with the Customer, taking the interests of the Customer into account to the best of its ability. But the Bank may not disclose all information at its disposal to just any person coming along. Certain information is confidential or is provided to the Bank subject to an undertaking of secrecy. So the Customer will have to proceed on the assumption that all advice given to him, e.g. about securities transactions, is based exclusively on public information.
Article 3
There are transactions which the Bank can fully settle “in-house”, for instance the sale of foreign currency over the counter. In a number of cases, however, the Bank must use the services of third parties to execute orders or other transactions.
When e.g. the Bank purchases securities on a foreign Stock Exchange pursuant to the Customer’s instructions, such an order can be executed only if the Bank calls in a stock broker who is officially admitted to the Exchange in question. If the Customer gives an order to make a payment abroad, the execution of this order will usually also require the services of a third party, viz. a foreign bank.
When calling in a third party, the Bank must exercise due care in selecting this third party.

Article 4
When the Bank receives an order from the Customer to purchase a specific document of title, it is conceivable that the Bank can supply this document of title from its own stock and consequently can itself act as seller. This is the meaning of the possibility of the Bank concluding this transaction “with itself” for which this article provides.
Article 7
The Customer may have accounts with more than one branch-office of the Bank, for instance one account in the town where he lives and one in the town where he works. Let us assume that the Customer has granted somebody a power of attorney for both accounts and that he wishes to revoke this power of attorney. In this case he must give notice of such revocation to both branch-offices.
The first paragraph of this article reads: unless the Bank has expressly designated another address. This refers to the possibility of the Bank having designated a central address for certain communications.
Article 8
An example of a public register as referred to in this article is the commercial register of the Chamber of Commerce and Industries. If the Customer has an enterprise, this enterprise will as a rule be registered in the commercial register. In this situation the Customer — e.g. when opening an account — may have submitted an extract from the commercial register to the Bank, showing that he has granted a power of attorney (signatory power) to an employee and that under this power of attorney the employee has power to sign for the bank account. If at a given moment the Customer revokes this power and notifies the commercial register thereof but not the Bank, article 8 provides that this revocation shall not become operative vis-à-vis the Bank until the Bank has been notified in writing of the said revocation.
Article 9
The daily processing of the many millions of orders can only be handled efficiently by the banking industry by reference to the stated account numbers. This means that the Bank executes orders exclusively on the basis of account numbers. Article 9 emphasizes how important it is for the Customer to state the payee’s account number correctly and without mistakes.
Article 10
Of course, it frequently happens that the principal of a payment order and the payee of that order do not both have an account with the same bank but with different banks. If in this case something goes wrong in the execution of this payment order, it is possible that this mistake cannot be imputed to the principal’s bank. Article 10 provides that nevertheless the principal’s bank is liable for the execution of domestic payment orders within the limits laid down in this article, provided that the order was given correctly. This means (see article 9) that the account number of the payee stated in the order must be correct.

If moreover the payment order in question can be processed entirely within the circuit of the Bank Giro Centre (‘BankGiroCentrale’), the principal’s Bank will accept liability as defined in article 10. Be it observed for good order’s sake that all Dutch banks handling domestic payments are associated with the Bank Giro Centre with the exception of Postbank N.V.
Article 12 and 13
When the Customer finds that orders he has given to the Bank have not been executed or have not been executed correctly, he must lodge a complaint with the Bank as soon as possible. For though it is true that the Bank is liable for its own mistakes, a timely complaint may help to keep the damage, if any, within reasonable limits. Moreover, the following maxim is true: the earlier the complaint, the greater the possibility of reconstruction and rectification.
The contents of confirmations etc. sent by the Bank to the Customer shall in any case be deemed to have been approved by the Customer if he has not objected to them within one year. This period does not apply, though, to arithmetical errors made by the Bank.
Article 14
If forms, bank cards and the like are lost by the Customer or if they are stolen, there is of course the risk that the finder or thief will make an improper use of the things he has found or stolen. However, the Customer can limit the consequences of such misuse by informing the Bank as soon as he has discovered the loss or theft. This may also be done orally.
After a communication of this kind the risk will pass to the Bank within the limits laid down in article 14. If the Customer has informed the Bank orally, he must confirm this communication to the Bank in writing. It is advisable for the Customer to state the time at which he first informed the Bank in his confirmation and also the name of the Bank employee with whom he has spoken.
Article 15
If an account is alternately in credit and in debit, it may be important for the Customer to know whether the interest to be paid by the Bank on this account will be credited at the same time as the debit interest to be charged to this account will be debited. If these times do not coincide, the Bank must communicate this to the Customer in writing.
Article 16
In addition to (debit) interest the Customer may also be faced with commissions and fees, since the Bank may charge the Customer a commission or fee for its services. The Bank has laid down standard charges for a large number of services. Information on such charges is available at the Bank.

Article 17
It may happen that the Customer receives a cheque from a party abroad. Of course, the Customer wishes to collect the amount of this cheque and for this purpose hands the cheque to his own bank. The Bank will credit the Customer’s account with the amount of this cheque after the amount has been collected. Sometimes, the Bank is willing to credit the Customer’s account with the amount of the cheque in anticipation of the actual collection. In this case the credit entry will be made subject to the proviso that subsequently the Bank will in fact receive the amount of the cheque. If this is not the case — for it does happen that cheques are returned unpaid — then the Bank will be authorized to debit the Customer’s account again. In banking language this is known as “credit entry under usual reserve” which in Dutch is often abbreviated as “credit entry o.g.v.”.
Article 18, 19 and 20
Granting credits is one of the principal activities of the Bank. The credits granted are often secured. For example, credits may be granted against collateral in the form of securities. In this case the Bank has a lien on the Customer’s securities deposit with the Bank. Article 18 deals with this kind of lien. A special feature of this lien is that it is created “automatically”, which means that the Customer need not execute separate instruments of pledge each time. Another advantage of the flexibility resulting from this arrangement is that it is also conducive to the smooth processing of payment orders.
Kindred to the right of lien is the Bank’s right of set-off, which is the subject of article 19. This right has a wider scope than the statutory right of set-off because it includes the possibility of setting off debts which are not yet due and payable.
The Bank will only use this wider right of set-off in connection with debts expressed in the same currency and, if any, of the limitative list of events stated in the second paragraph of this article occurs. In practice the most important event on the list is the situation that a creditor of the Customer levies an attachment upon the Customer’s account with the Bank. As has been said above, credits are often granted against security. Now it is conceivable that the security which originally was adequate subsequently becomes or threatens to become inadequate. This may happen, for instance, when the prices of the securities covered by the Bank’s lien fall. Pursuant to article 20 the Bank may in such case demand that the Customer give additional security. Besides, the Bank may also demand that security be given for an entirely unsecured debit position.
Article 21
If the Customer fails to perform any of his obligations towards the Bank, the Bank will, of course, consider its total position vis-à-vis the Customer. The Bank may find itself compelled actually to demand payment of all its outstanding debts. The Bank will not do so until after it has given the Customer prior written notice stating the reason why it is calling its debts.

Article 22
Under the system of the giro administration and transfer of securities as regulated in the Securities Giro Administration and Transfer Act (‘Wet giraal effectenverkeer’) the Customer’s individual title to specific securities has been replaced by co-ownership as regulated by the Act. Under the Act the Customer is co-owner of the aggregate number of securities of the same kind held in a common deposit which is called a collective deposit. As a result it is no longer necessary for the Bank to record the serial numbers of these securities for each individual Customer separately.
The Netherlands Central Institute for the Giro Administration and Transfer of Securities (‘Nederlands Centraal Instituut voor Giraal Effectenverkeer’, abbreviated as Euroclear Netherlands) has been made responsible for the correct functioning of the giro administration and transfer of securities. Euroclear Netherlands is subject to the supervision of the Minister of Finance.
The Stock Exchange Association (‘Vereniging voor de Effectenhandel’) has devised a system, known as the “Giro Allotment System” (‘Girotoedelingssysteem’), for bearer bonds that are subject to drawing by lot. In the collective deposits referred to above only interchangeable securities are found. By far the greater majority of securities are interchangeable. But this is not true of, e.g., premium bonds, since the serial number of such a bond is an essential data for the Customer. The numbers of these securities are recorded separately in the Bank administration for each individual Customer.
The system of securities custody companies was created to keep the bank’s activities in respect of the safe custody of all other securities as much as possible distinct and separate from the other operations of the bank and to prevent the mingling of the Customer’s securities with the capital of the Bank.
Article 23
The explanatory note to article 3 refers to the case that the Bank purchases securities on a Foreign Stock Exchange pursuant to the Customer’s instructions. Such securities may be included in one of the general securities deposits held by the Bank in its own name with a correspondent bank in the relative country.
Article 24
The duty of administration assumed by the Bank in the first paragraph relates to securities admitted to the official quotation on the Amsterdam Stock Exchange.
This is a natural restriction, for the Bank can only carry out its duty of administration on a sound basis if it is assured of correct information on the securities falling under its duty of administration. Such certainty does, indeed, exist with respect to the aforementioned securities that are admitted to official quotation on the Amsterdam Stock Exchange, but this is much less true for foreign securities. This explains the fact that the duty of administration in respect of the latter securities has been delegated to the foreign correspondent bank, which has the custody of these securities. The fact is that the correspondent bank is much nearer to the sources of information and is therefore better equipped to fulfil the duty of administration.
Article 26
Orders in respect of securities (e.g. orders to sell or purchase securities) can be distinguished into day orders, standing (or ‘good-till-cancelled’) orders and orders for a fixed period. A day order is an order that is valid for one day only. A standing order remains in effect until it is cancelled.
Standing orders do not remain valid indefinitely, but only for a period to be determined by the Bank (see the first paragraph of article 26). Usually this period will run up to and including the last stock exchange day of the month following the month in which the Bank received the Customer’s order. The first paragraph also expresses the fact that orders are in principle considered to be good-till-cancelled orders. This means that if an order is meant to be a day order, the Customer must expressly state so.
The second paragraph of article 26 refers to a limit set by the Customer for the purchase or sale of securities. In the case of purchase orders a limit is the highest price at which the Customer is willing to buy and in the case of selling orders it is the lowest price at which the Customer is willing to sell. This limit will be reduced automatically as soon as the relative securities are quoted ex-dividend or ex-rights of subscription. Essentially, the restriction at the end of the second paragraph means, that in practice the system of the automatic reduction of the limit is applied mainly with respect to Dutch securities.
Article 27
As a result of the coming into effect of the Securities Giro Administration and Transfer Act it is no longer necessary to record the serial numbers of securities which have been made part of the securities giro administration and transfer system for each individual Customer separately in the Bank administration.
The absence of such “individualization per customer” implies that the significance of article 27 has greatly diminished, since the question whether a security is defective is important for the Customer mainly if the security is kept in custody specifically for him, i.e. if it has been individualized. The first paragraph defines the categories of securities for whose defects the Bank is liable. These do not, for instance, include securities which the Bank has bought on a foreign Stock Exchange pursuant to the Customer’s order.
Article 28
The first paragraph of this article provides that the ordinary rules of procedural law apply to costs of legal assistance incurred in connection with disputes between the Customer and the Bank. This means that the award of costs by a court or Consumer Disputes Committee is decisive, regardless of whether the actual costs incurred by the Bank and the Customer are higher than the amount awarded by the court or the Consumer Disputes Committee. If, however, the dispute is between the Customer and third parties, then the second paragraph provides that the costs which the Bank will have to incur shall be entirely for the Customer’s account, since the Bank is not in fact a party to such dispute. A situation like this may occur, for instance, when one of the Customer’s creditors levies an attachment on the Customer’s account with the Bank. Any other costs will be for the Customer’s account within the limits of reasonableness.
Article 29
When the Customer has a dispute with the Bank, he may submit the dispute to the competent Dutch Court. In certain cases the Customer may also apply to the Consumer Disputes Committee for Banking Business (‘Geschillencommissie Bankbedrijf’). This Committee will hear complaints about virtually all bank services. Complaints about services relating to securities may be submitted to the Committee of Good Offices of the Amsterdam Stock Exchange (‘Klachtencommissie Effectenbedrijf’), to the Committee of Good Offices of the European Options Exchange (‘Klachtencommissie Optiebeurs’) or to the Committee of Good Offices FTA (‘Klachtencommissie FTA’). Besides, there is also the Consumer Disputes Committee of the Credit Registration Agency (‘Geschillencommissie Bureau Krediet Registratie’). Information on the various procedures and the like is available at the Bank.
Article 31
The banking business processes millions of widely different transactions every day. Circumstances are conceivable which may disturb this processing. In view of the large volume of transactions the effect of such circumstances — when they do occur — may indeed be comparatively extensive. It would not be justified, therefore, to make the Bank automatically accountable for the consequences of such circumstances. This is the background against which the second paragraph of article 31 should be read.
In the situations listed in this article the Bank still has a duty to investigate whether there are alternative ways of keeping the processing of transactions going. If this is the ease, the Bank will have to take such measures as can reasonably be expected from the Bank.
Article 33
It may prove to be desirable in the future — for instance due to new technical or other developments — to amend or add to the GC. Article 33 indicates the manner in which amendments and additions adopted by the Bank will become binding. In this connection the consultation procedure for consumers’ and employers’ organizations for which this article provides is important, since amendments and additions will not take effect until after these organizations have been consulted.

* This translation is furnished for the Customer’s convenience only. The original Dutch text, which will be sent upon request, will be binding and shall prevail in case of any variance between the Dutch text and the English translation.

These General Conditions were drawn up in September 1995 in consultation between the Netherlands Bankers’ Association and the consumers’ organisation ‘Consumentenbond’ within the framework of the Committee for Consumer Affairs of the Socio-Economic Council (SER). These consultations resulted in agreement on all articles with the exception of the provisions on liability laid down in articles 3, 10 and 31 of these General Conditions.

Consumentenbond appreciates the consequences which the assumption of far-reaching liability may have for the banking business, but in view of its own responsibilities it cannot agree to the limitations on liability embodied in these articles.

The banks appreciate this position but they point out that it is impossible for them to accept general liability: this would entail unpredictable risks for the banks, which they cannot and may not allow themselves to assume for a variety of reasons including the interests of their customers.

In consultation with Consumentenbond, however, both parties have emphasized that the duty of care laid down in article 2 of the Conditions shall always be the first consideration and that any clauses restricting liability shall not detract from this duty.

ARTICLE 1: SCOPE

All relations, including future ones, between the Bank’s branch-offices in the Netherlands and the Customer shall be subject to these General Conditions.

The provisions of these General Conditions shall apply to the extent that it is not otherwise provided in any special conditions applying to specific services provided by the Bank.

ARTICLE 2: DUTY OF CARE OF THE BANK

The Bank shall exercise due care when providing services. In its provision of services the Bank shall take the Customer’s interests into account to the best of its ability, on the understanding that the Bank is not obliged to make use of non-public information known to the Bank, including information which may affect prices.

ARTICLE 3: USE OF THE SERVICES OF THIRD PARTIES

The Bank shall be entitled to use the services of third parties in executing orders of the Customer and in performing other agreements with the Customer and also to place goods and/or documents of title of the Customer in the custody of third parties in the name of the Bank.

The Bank shall exercise due care in selecting such third parties. The Bank shall not be liable for shortcomings of such third parties, if it can prove that it exercised due care in selecting them. If in such case the Customer has suffered damage, the Bank shall in any case assist the Customer as much as possible in remedying such damage. This shall leave intact any liability of the Bank under Article 10.
Article 4: The Bank or third parties as the other party
In executing orders for the purchase and sale of goods and/or documents of title, the Bank shall be entitled, at its option, to deal either with itself or with third parties as the other party.
Article 5: Risk of dispatches
If the Bank, by order of the Customer, dispatches moneys or securities to the Customer or to third parties, such dispatch shall be at the Bank’s risk.
If the Bank, by order of the Customer, dispatches other goods and/or documents of title to the Customer or to third parties, such dispatch shall be at the Customer’s risk.
Article 6: Statement of address by the Customer
The Customer shall inform the Bank of the address to which documents intended for him are to be sent. The Customer shall give written notice of any change of address.
Article 7: Orders etc. intended for several branch-offices
Orders, statements and communications from the Customer to the Bank must be addressed separately to each of the branch-offices of the Bank for which these orders, statements and communications are intended, unless the Bank has expressly designated another address. If written orders, statements and communications are intended for a branch-office of the Bank -expressly stated by the Customer — other than the branch-office that received these documents, the latter branch-office shall forward such documents.
Article 8: Changes in the power of representation of the Customer
If the Customer has granted powers of representation to a person, the Customer shall notify the Bank in writing of any change in or withdrawal of such powers notwithstanding their entry in public registers, in default of which notification such change or withdrawal cannot be invoked against the Bank.
Article 9: Use of forms
The Customer must see to it that orders, statements and communications to the Bank are clear and that they contain the correct data. Orders for transfers shall be executed by the Bank on the basis of the account number stated by the Customer and the Bank is not obliged to verify the accuracy of the information stated in the order.
Forms must be fully completed by the Customer. Other data carriers or means of communication approved by the Bank must be used by the Customer in accordance with the directions of the Bank.

The Bank shall be entitled not to execute orders if such orders have been given without the use of forms drawn up or approved by the Bank or of other data carriers or means of communications approved by the Bank. The Bank may require communications to be made in a specific form.
Article 10: Execution of payment orders
The Bank guarantees the proper execution within a reasonable time of correctly given orders for the transfer of amounts in Euro, provided that such orders can be processed entirely within the giro-circuit in the Netherlands of the banks associated with the ‘Bankgirocentrale’ (Bank Giro Centre).
Any shortcomings in the execution of such payment orders will make the Bank liable to indemnify the Customer for the damage suffered as a result up to a maximum of EUR 225,-per payment order, without prejudice to the provisions of the second paragraph of article 31 and without prejudice to the Bank’s obligation — unless otherwise agreed - to see to it that these payment orders will as yet be executed correctly and without further costs. The Bank shall not invoke the aforesaid maximum of EUR 225,- if in an individual case it would not be reasonable and fair to do so.
If, in case of correctly given payment orders which cannot be processed entirely within the said giro-circuit, the payee’s account as specified by the Customer should fail to be credited, the Bank shall upon the Customer’s request and free of charge make inquiries and try to achieve that the credit entry will be made yet. Within four weeks of receipt by the Bank of such request, the Bank shall furnish the Customer with a written statement concerning the results of the inquiries, stating the relevant data.
If the Customer wishes payment orders as referred to in the first paragraph of this article to be executed by or on a specific date, such execution must be expressly agreed upon with the Bank.
The above provisions do not prejudice the Bank’s authority not to execute payment orders if the balance of the account does not allow such execution or if such execution is barred by an attachment of the Customer’s account or by other comparable circumstances.
Article 11: Evidential force of the Bank’s records
An abstract from the Bank’s records signed by the Bank shall serve as prima facie evidence vis-à-vis the Customer, subject to rebuttal evidence produced by the Customer.
Article 12: Examination of bank documents
If the Bank finds that it has made an error or a mistake in any confirmation, statement of account, note or other statement to the Customer, the Bank shall be bound to notify the Customer as soon as possible.

The Customer is obliged to examine the confirmations, statements of account, notes or other statements sent to him by the Bank immediately upon receipt. In addition, the Customer must check whether orders given by him or on his behalf have been executed correctly and completely by the Bank. When finding any inaccuracy or incompleteness, the Customer shall notify the Bank as soon as possible.
In the above cases the Bank shall be obliged to rectify its mistakes and errors.
Article 13: Approval of bank documents
If the Customer has not contested the contents of confirmations, statements of accounts, notes or other statements of the Bank to the Customer within twelve months after such documents can reasonably be deemed to have reached the Customer, the contents of such documents shall be deemed to have been approved by the Customer. If such documents contain any arithmetical errors, the Bank may and shall rectify such errors, even after the expiry of the said twelve months’ period.
Article 14: Loss etc. of forms
The forms, data carriers and means of communication which the Bank has put at the disposal of the Customer, must be kept and handled by the Customer with care.
If the Customer becomes aware of any irregularity such as loss, theft or misuse with respect to these forms, data carriers or means of communication, he shall inform the Bank without delay. Up to the moment this information is received by the Bank, the consequences of the use of these forms, data carriers or means of communication shall be for the account and at the risk of the Customer, unless the Customer proves that blame can be imputed to the Bank. After the said moment such consequences shall be for the account and at the risk of the Bank, unless the Bank proves that intent or gross negligence can be imputed to the Customer.
Any communication concerning irregularities must be confirmed by the Customer to the Bank in writing.
If notice of termination of the relationship between the Customer and the Bank has been given, the Customer shall return to the Bank any unused forms as well as other data carriers and means of communication put at his disposal by the Bank.
Article 15: Crediting and debiting of interest
At such times as will be determined by the Bank but at least once a year, the Bank shall credit or debit, as the case may be, the current interest to the account of the Customer. If the time at which the current interest is credited to the said account does not coincide with the time at which the current interest is debited to such account, the Bank shall inform the Customer in writing.
Article 16: Commissions and fees
The Bank is authorized to charge commissions and fees to the Customer for its services. If the amount of these commissions and fees has not been previously agreed upon between the Customer and the Bank, the Bank shall charge its usual commissions and fees. The Bank shall see to it that information about this is in any case available at its branch-offices.
Article 17: Credit entries under reserve
Each credit entry is made subject to the proviso that, if the Bank is still to receive the counter-value for such entry, such counter-value will timely and duly come into its possession. Failing this, the Bank shall be entitled to reverse the credit entry. If the Customer’s Euro account has been credited on account of documents denominated in a foreign currency or on account of other items which, as far as the Euro-equivalent is concerned, are subject to fluctuations in value, the reversal shall be effected by making a debit entry up to the amount for which the Customer could have acquired such foreign currency or such items on the day of the reversal.
Article 18: Lien
The Bank shall have a lien on all goods, documents of title and securities which are in the possession or will come into the possession of the Bank or of a third party on the Bank’s behalf from or for the benefit of the Customer on any account whatsoever and on all shares forming part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act (‘Wet giraal effectenverkeer’) which are in the possession or will come into the possession of the Bank, as security for all and any present and future debts owing by the Customer to the Bank on any account whatsoever. In its capacity as the Customer’s attorney the Bank is authorized to pledge all present and future debts owing by the Bank to the Customer on any account whatsoever to the Bank itself as security for all and any present or future debts receivable by the Bank from the Customer on any account whatsoever.
If the Customer wishes to dispose of part of the collateral, the Bank shall release such part of the collateral provided that the balance of the collateral remaining after such release offers sufficient coverage for all current or future debts receivable by the Bank from the Customer.
The Bank shall not be entitled to sell the collateral unless the Customer’s debt to the Bank has become due and payable. In addition, the Bank shall not sell the collateral until the Customer is in default. The Bank’s right to sell the collateral is limited to the extent of Customer’s debt.

After the Bank has exercised its right to sell collateral, it shall give the Customer written notice thereof as soon as possible.
Article 19: Right of set-off
The Bank shall at all times be entitled to set off all and any debts receivable by the Bank from the Customer, whether or not due and payable and whether or not contingent, against any debts owed by the Bank to the Customer, whether due and payable or not, regardless of the currency in which such debts are denominated.
If, however, the Customer’s debt to the Bank or the Bank’s debt to the Customer is not yet due and payable — and provided that the Customer’s debt and the Bank’s debt are expressed in the same currency — the Bank shall not exercise its right of set-off except in the event of an attachment being levied upon the Bank’s debt to the Customer or recovery being sought from such debt in any other way, or in the event that a right in rem is created thereon or the Customer assigns the Bank’s debt to a third party by singular title.
Debts expressed in foreign currency shall be set off at the rate of exchange pertaining on the day of set-off.
If possible, the Bank shall inform the Customer in advance that it will exercise its right of set-off.
Article 20: Giving security
Upon demand the Customer shall provide adequate security for the fulfilment of his existing obligations towards the Bank. If the security that has been given is no longer adequate, the Customer is bound to supplement or replace such security upon demand. Any such demand shall be made in writing and shall specify the reason for it. The extent of the security so demanded must bear a reasonable proportion to the amount of the relative obligations of the Customer.
Article 21: Immediately due for payment
If the Customer has been given notice of default and still fails to perform any of his obligations towards the Bank, the Bank shall be entitled to make the Customer’s debts to the Bank immediately due and payable by giving notice. Such notice shall be made in writing and shall specify the reason for the giving thereof.
Article 22: Custody of securities
The custody of securities which form part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act (‘Wet Giraal Effectenverkeer’) held by the Bank shall be subject to the provisions of this Act and to the provision set forth in the next sentence. To the extent these securities are susceptible of drawings by lot, the Bank shall see to it that each time a drawing takes place, there shall be allotted to each Customer individually an amount of securities — designated for redemption — corresponding to his entitlement.
The custody of all other securities is assumed by N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie or by Hollandsche Bank-Unie Global Custody N.V. to the extent that they accept such custody under their own conditions. Such custody shall be subject to the “Rules for the Custody of Securities” and the “Rules for the Custody of Bearer Securities or Securities other than Bearer Securities which are located abroad”, respectively.
Article 23: Use of the services of third parties for the custody of securities
The securities of the Customer which the Bank has placed in the custody of third parties pursuant to article 3, shall form part of the aggregate of securities deposited in the name of the Bank with such third parties in one of the Bank’s general securities deposits. The Bank shall not be bound to cause the serial numbers of these securities to be recorded separately for each individual Customer.
Article 24: Administration of securities deposits
The Bank is charged with the administration of the Customer’s securities deposit to the extent that the securities deposit consists of securities admitted to the official quotation on the Official Market or the Parallel Market of the Amsterdam Stock Exchange.
The duties incidental to this administration include inter alia the duty to collect interests, redemption payments and dividends, to exercise or realize subscription rights, to obtain new coupon or dividend sheets, to effect conversions and to lodge securities for the Purpose of meetings.
If, pursuant to article 3, the Bank has placed securities of the Customer in the custody of third parties, such third parties shall be charged with the duties incidental to the administration of these securities, without prejudice to the Bank’s liability under article 3 and without prejudice to the Bank’s obligation to pass on to the Customer any amounts received by the Bank from such third parties for the benefit of the Customer on account of interest, redemption payments, dividend or on any other account.
Article 25: Securities not subject to lien
The lien referred to in article 18 does not extend to securities deposited with the Bank exclusively for specific purposes such as the collection of interests, redemption payments and dividends, obtaining new coupon or dividend sheets, effecting conversions or attending meetings.
Article 26: Period of validity of stock exchange orders; reduction of the limit
The Bank will keep stock exchange orders on its books for a period of time to be determined by the Bank.

As from the day on which securities are quoted ex-dividend or ex-rights of subscription, any limit set by the Customer for the purchase or sale of such securities shall be reduced by the arithmetical value of the dividend or the subscription right, as the case may be, but only if such reduction of the limit arises from the regulations or customs applying to the securities in question.
Article 27: Defective securities
The Bank shall be liable for any defects of securities acquired by the Customer as a result of transactions concluded by the Bank with itself as the other party, or as the result of transactions in securities admitted to the official quotation on the official Market or the Parallel Market of the Amsterdam Stock Exchange.
If pursuant to the above provision the Bank is liable, it shall, at the Customer’s option, either as yet deliver securities of the same kind but without defects or refund the amount charged together with interest thereon, in both cases against return of the securities originally acquired by the Customer.
Article 28: Costs
The costs of legal assistance incurred by the Bank in court proceedings or in proceedings before a consumer disputes committee on account of a dispute between the Customer and the Bank shall be for the account of the Customer or for the account of the Bank, as the case may be, if and to the extent that the decision or award of such court or such committee includes an award of costs.
Any costs the Bank has to incur in or out of court if the Bank becomes involved in legal proceedings or disputes between the Customer and a third party, shall be for the Customer’s account.
Without prejudice to the above provisions all other costs arising for the Bank from the relationship with the Customer shall be for the Customer’s account within the limits of reasonableness.
Article 29: Laws of the Netherlands; disputes
The relations between the Customer and the Bank shall be governed by the laws of the Netherlands.
Disputes between the Customer and the Bank shall be brought before the competent Netherlands Court, unless the law or international conventions contain a mandatory provision to the contrary.
Notwithstanding the foregoing, if the Bank is acting as the plaintiff the Bank shall be entitled to bring disputes before the foreign court having competence to decide disputes involving the Customer.

Notwithstanding the foregoing, if the Customer is acting as the plaintiff the Customer shall be entitled to refer disputes to any Consumer Disputes Committee or Committee of Good Offices to whose competence the Bank has submitted, within the limits of the rules governing the Committee in question.
Article 30: Termination of the relationship
Both the Customer and the Bank may terminate the relationship between the Customer and the Bank. If the relationship is terminated by the Bank it shall, upon request, inform the Customer of the reason for such termination.
After notice of termination has been given, the existing individual agreements between the Customer and the Bank shall be settled as soon as possible but subject to the applicable time periods. During such settlement the present General Conditions shall remain in full force.
Article 31: Liability of the Bank
Without prejudice to the other provisions of these General Conditions the Bank shall be liable if any shortcoming in the performance of any obligation vis-à-vis the Customer is imputable to the Bank or attributable to the Bank by virtue of the law, any legal act or generally prevailing views.
In any case, insofar as liability is not already excluded by operation of the law, the Bank shall not be liable if a shortcoming of the Bank is the result of:
-	international conflicts;

-	violent or armed actions;

-	measures taken by any domestic, foreign or international government authority;

-	measures taken by any supervisory authority;

-	boycotts;

-	labour disturbances among the staff of third parties or the Bank’s own staff;

-	power failures or breakdowns in communication links or equipment or software of the Bank or of third parties.
Should any circumstance referred to in the preceding paragraph occur, then the Bank shall take such measures as may reasonably be required from it in order to reduce the resulting adverse effects for the Customer.
Article 32: Deviation from the General Conditions
Any deviation from the present General Conditions shall be laid down in writing. Deviations which have not been laid down in writing may be proved by the parties by all means of evidence admitted by the law.
Article 33: Amendment of and additions to the General Conditions
Amendments of and additions to the present General Conditions shall not take effect until after representative Dutch consumers’ and employers’ organizations have been consulted about such amendments and additions and also about the manner in which the Customer will be notified of their contents. Such notification will in any case have to be made before the expiry of the thirty days’ period referred to below. The amendments and additions adopted after the said consultations shall be filed at the Registrar’s office of the District Court of Amsterdam. Such filing shall be announced by a publication in at least three daily newspapers with national circulation. The amendments and additions which have been filed in this manner shall be binding upon the Bank and the Customer as of the thirtiest day after the date of the abovementioned publication.
A copy of these General Conditions has been filed by the Netherlands Bankers’ Association at the Registrar’s office of the District Court of Amsterdam on 22 December 1995.
Hollandsche Bank-Unie N.V.
Rules for the custody of securities
1 All securities which are not included in a collective deposit within the meaning of the Wet giraal effectenverkeer (Securities Giro Administration and Transfer Act), and which in the Netherlands are in or will come in the possession of Hollandsche Bank-Unie N.V., hereinafter referred to as “the Bank”, for the purpose of being kept in custody for a Customer, shall be placed by the Bank on behalf of and in the name of the Customer concerned, in the custody of N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie, hereinafter referred to as “the Depositary”, and be kept in custody for the Customer by the Depositary.
2 Although the Depositary — except in cases where the securities would have been individualized — holds the legal title to the securities, the Depositary may not exercise any rights whatsoever attaching to the ownership of the securities, except such rights of ownership as arise from involuntary loss of possession. The benefits and burdens resulting from or connected with the legal title to or, as the case may be, the ownership of the securities placed in the Depositary’s custody shall accrue to or, as the case may be, be for the account of the Customer, so that the Depositary will not incur any economic or commercial risk in respect of the legal title to the securities.
3 The Depositary shall not entrust the custody to third parties, except when the securities are placed, in the Depositary’s name, in the custody of a third party appointed for this purpose by the Stichting Administratiekantoor VABEF (Administration Office VABEF Foundation) and provided that such custody is governed by rules as laid down by this Foundation.
4 The Bank shall remain charged with the duties entailed by the administration of the securities, including the collection of interests and dividends, realising subscription rights, obtaining new coupon or dividend sheets, effecting conversions, lodging securities for the purpose of meetings, as well as executing orders for the sale of securities. Insofar as such actions require the surrender to the Bank of the securities concerned or parts thereof, the Depositary shall be bound to put the said securities or parts thereof at the Bank’s disposal.
5 The Depositary shall at all times be bound to record the serial numbers of the securities, on the understanding that:
a in respect of premium bonds and other securities with special rights attached to specific numbers, the Depositary shall at all times record the serial numbers separately for each individual Customer;
b In respect of securities — other than those referred to under a. — which are subject to drawings by lot, the Depositary shall, well in advance of the time at which a drawing is to take place, record the serial numbers or parts of serial numbers and/or other characteristics which are relevant in case of a drawing, for each individual Customer separately;
c the Depositary shall be bound to notify the Customer of the serial numbers, parts of serial numbers and/or characteristics referred to under a. and b. The Depository shall have the right, however, to individualize securities other than those referred to under a. and b. by recording the serial numbers for a specified Customer, and to undo such individualization, whenever it believes that it is in the interest of the Customer to do so.
6 Insofar as the Depositary has not individualized the securities for Customers, the Bank, being irrevocably authorized by the Customer, is entitled to pledge to itself — also on the Customer’s behalf — the Customer’s rights to delivery of the securities held in custody by the Depositary, for the purpose of securing all present or future claims of the Bank on the Customer, whether or not due and payable or contingent — which pledging also includes the exercise of the right to delivery — and to inform the Depositary of such pledging. If the Bank should wish to exercise its rights of pledge, the Depositary — upon the Bank’s request — shall be bound to deliver the securities to the Bank, where necessary after individualization.
Insofar as the Depositary individualizes securities for Customers, these securities shall be pledged to the Bank pursuant to the above provision, the Depositary functioning as a third party pledgee.
7 If securities, of which the serial numbers have not been recorded so as to identify them as being the property of specific Customers, are destroyed or otherwise lost by the Depositary or the Bank, as the case may be, for reasons for which neither the Depositary nor the Bank can be held liable, the deficiency in question shall be apportioned by the Depositary per class of securities among those Customers who, at the moment of the destruction or loss, had a claim on the Depositary for the delivery of securities of the relative class of securities, pro rata to the amounts of their claims at the said moment.
In this case the Depositary and/or the Bank are under no other obligation than to take measures to cause the securities referred to in the preceding paragraph to be replaced by duplicates or to take investigation measures with regard to those securities. If, in such a case, it is impossible or possible only with delay, to restore the securities to the Depositary’s control or to have them replaced by duplicates, neither the Depositary nor the Bank shall be liable for the consequences.
The apportionment referred to in the first paragraph shall be partly or wholly undone in proportion to the number of securities of the same class received back by the Depository as a result of the measures referred to in the preceding paragraph. The expenses entailed by the actions referred to in the second paragraph may be apportioned on the same basis as laid down above in respect of the missing securities referred to in the first paragraph.
If it is impossible to establish the exact time of the destruction or loss, the apportionments referred to above shall be made among the Customers who, on the day before the discovery of the deficiency after office closing time, had a claim for delivery of securities belonging to the class in question. As soon as the Depositary discovers that an event has taken place which might cause a deficiency as referred to in the first paragraph of this article, the Depositary shall have the right to refuse delivery and transfer of securities until such deficiency and also the amount of the apportionment have been determined, which shall be done by the Depositary with the utmost speed, and the outcome of which shall be communicated by the Depositary without delay to all Customers involved in the apportionment.
8 The Bank shall debit the Customer’s account on its books for the custody fee due by him.
9 The Bank guarantees to the Customer that the obligations of the Depositary vis-à-vis the Customer will be properly fulfilled.
10 Amendments of and additions to these rules, provided they are made jointly by the Bank and the Depositary (the latter requiring the approval of the Stichting Administratiekantoor VABEF) shall also be binding on the Customer commencing one month after such amendments and additions have been widely publicized in at least three much read Dutch daily newspapers. As soon as possible the Bank and the Depositary shall send notice of these amendments and additions to the address of the Customer known to them. The provisions of paragraphs 2 and 9, however, are not capable of amendment.
11 In addition, the conditions regulating the relationship between the Customer and the Bank shall apply correspondingly to the custody, insofar as the above Rules do not differ from these conditions.
Hollandsche Bank-Unie N.V.
N.V. Effectenbewaarbedrijf van de
Hollandsche Bank-Unie
Rules HBU Global Custody N.V.
1 Hollandsche Bank-Unie N.V., hereinafter referred to as the ‘Bank’, and HBU Global Custody N.V., hereinafter referred to as ‘HBUGC’, shall cause all Rights (as hereinafter defined) that are held for a Customer pursuant to the relationship between the Customer and the Bank’s branch offices in the Netherlands, to be held exclusively by HBUGC and to be exercised by HBUGC for the benefit of the Customer, the foregoing insofar as reasonably possible in respect of the relevant Right. For the purposes hereof, ‘Rights’ are all rights that are accepted as such by HBUGC that the Bank and/or HBUGC hold or holds in its or their own name for the benefit of Customers with respect to (i) bearer securities that are held outside the Netherlands, and (ii) non-bearer securities. For the purposes hereof, ‘Securities’ are shares, bonds, options, warrants and all other tangible and intangible property that is accepted as such by HBUGC.
2 HBUGC shall have obligations with respect to the Rights held by it for the Customer only vis-à-vis the Customer. Only the Customer is entitled to give instructions to HBUGC with respect to the Rights held for him. HBUGC is not entitled to exercise the Rights other than in accordance with the instructions of the Customer and with these rules. The Customer shall give his instructions concerning the Rights to the Bank, which shall be acting on behalf of the Customer vis-à-vis HBUGC.

3 HBUGC shall make use of third parties to the extent it deems such use necessary in connection with its duties to its Customers. This use may include the placing of Securities in the custody of third parties and the obtaining of rights with respect to Securities through third parties. The Bank shall be entrusted with the selection of such third parties. The Bank shall not be liable for any shortcomings of such third parties, if it can prove that is has exercised due care in selecting these third parties. Should the Bank not be liable for the shortcomings of these third parties and should the Customer have suffered damage, the Bank shall in any case assist the Customer as much as possible in repairing his damage. HBUGC shall not be liable for any shortcomings of such third parties, except in the event of wilful misconduct or gross negligence on the part of HBUGC.
4 The benefits and burdens resulting from or connected with the Rights shall accrue to or, as the case may be, he for the account of the Customer, so that HBUGC will not incur any economic or commercial risk in respect of the Rights.
5 The Bank is charged with the duties entailed by the administration of the Rights held by HBUGC for the benefit of the Customer, including the collection of interests and dividends, realizing subscription rights, obtaining new coupon or dividend sheets, effecting conversions, lodging securities for the purpose of meetings as well as executing orders for the sale of securities, and with the giving (directly or indirectly) of instructions relating to these duties to correspondents. To the extent possible HBUGC shall enable the Bank to perform these duties on behalf of HBUGC when necessary. Except in the event of wilful misconduct or gross negligence on the part of HBUGC, HBUGC shall have no liability in connection with these duties.
6 Neither the Bank nor HBUGC shall be under an obligation to record the serial numbers of the Rights or the Securities corresponding therewith, albeit that with regard to Rights with respect to Securities with special rights attached to specific numbers, such numbers shall be recorded separately for the Customer, and that to the extent the Rights or the Securities corresponding thereto are subject to drawings by lot, the Bank and HBUGC shall ensure, each time a drawing takes place, that an amount or number of Rights or Securities corresponding therewith shall be allotted to the Customer.
7 The Customer shall be under an obligation to pledge to the Bank, whenever the Bank deems such pledge to be necessary, all present and future rights the Customer has or may acquire from time to time vis-à-vis HBUGC concerning Rights that are held for the benefit of the Customer, including the rights to receive payment of the amounts received in connection with the Rights, for the purpose of securing all present or future claims of the Bank on the Customer, whether or not due and payable or contingent.

The Customer hereby irrevocably authorizes the Bank to create, on behalf of the Customer, a right of pledge on the rights of the Customer vis-à-vis HBUGC which are referred to in the first paragraph of this Article, whenever the Bank deems the creation of such right of pledge to be necessary, and to notify HBUGC of such right of pledge. The Bank is authorized to receive notification of such right of pledge on behalf of HBUGC.
For so long as the Bank has not made a statement to the contrary, it is deemed to release, from time to time, the right of pledge, if and to the extent necessary to enable HBUGC to honour the Customer’s rights as if no pledge existed. From the moment the Bank informs HBUGC that it no longer agrees to the rights of the Customer being honoured, no release of the right of pledge shall be assumed and HBUGC shall refrain from honouring the rights of the Customer on the ground of the right of pledge of the Bank. The Bank shall not use this right unreasonably.
The Bank may enforce its rights as holder of a right of pledge notwithstanding the provision of article 2 hereof.
8 HBUGC is under an obligation with respect to each type of Right to ensure at all times that the Rights of that type that are held by it conform in their contents and, where applicable, in their amount, with the rights of Customers vis-à-vis HBUGC that correspond thereto.
In the event that, for reasons that are not the result of wilful misconduct or gross negligence on the part of HBUGC, the Rights held by HBUGC of a specific type fall short compared to the rights corresponding thereto of Customers vis-à-vis HBUGC, the deficiency in question shall be apportioned by HBUGC among those Customers who held such rights vis-à-vis HBUGC at the close of business on the day in the Netherlands preceding the day of discovery of the deficiency by the Bank in the Netherlands, pro rata to the amounts of their rights at the said moment.
In this case, HBUGC is under no other obligation than to take measures to remove the cause of the deficiency to the extent possible. In particular, HBUGC shall not be under an obligation to acquire Rights to eliminate the deficiency. The expenses incurred for the purpose of removing the cause of the deficiency shall be apportioned in the manner set forth in the preceding paragraph for a deficiency.
The apportionment referred to in the second paragraph shall be partly or wholly undone to the extent that the deficiency is reduced as a result of the measures taken by HBUGC. As soon as HBUGC discovers that an event has taken place which has caused or might cause a deficiency, HBUGC shall have the right to refuse to execute instructions regarding the Rights of the relevant type, until it has been established that there shall be no deficiency or the deficiency has been apportioned. In such an event, HBUGC shall act with the utmost speed and shall immediately inform the Customers involved of any apportionment.
9 The Bank shall debit the Customer’s account on its books for the amounts due by the Customer to the Bank and HBUGC for the performance of their duties hereunder.
10 The Bank guarantees to the Customer that the obligations of HBUGC vis-à-vis the Customer will be properly fulfilled.
11 Amendments and additions to these rules, provided they are made jointly by the Bank and HBUGC, shall also be binding on the Customer commencing one month after such amendments and additions have been publicized in at least three Dutch daily newspapers with a wide circulation and two non-Dutch financial newspapers with a wide circulation. The Bank and HBUGC shall, as soon as possible, send notice of these amendments and additions to the address of the Customer known to them. The provision of article 10 hereof, however, is not capable of amendment.
12 In addition, the general conditions regulating the relationship between the Customer and the Bank as filed by the Netherlands Bankers’ Association at the Registrar’s Office of the Amsterdam District Court on, December 22, 1995, as amended from time to time, shall apply correspondingly to the relationship between the Customer on the one hand and the Bank and HBUGC on the other, insofar as the above rules do not differ from these conditions.
13 If and to the extent that any provision contained herein cannot be invoked on the ground of its unreasonably burdensome character or on grounds of reasonableness or fairness, such provision shall have the effect of a provision that would be valid, the purpose of which conforms to the first mentioned provision to such an extent that it must be assumed that such provision would have been included in these rules if the first mentioned provision had been omitted in view of its invalidity.
14 These rules and the activities of the Bank and HBUGC governed hereby shall be governed by Netherlands law. Disputes concerning these rules and such activities shall be brought before the competent Court in Amsterdam. Notwithstanding the foregoing, the Customer shall, if acting as the plaintiff, be entitled — subject to the respective rules of the Geschillencommissie Bankbedrijf (Complaints Committee for Banking Business) and the Klachtencommissies Effectenbedrijf en Optiebeurs (Committees of Good Offices of the Amsterdam Stock Exchange and the Options Exchange) — to bring disputes before these committees. Notwithstanding the foregoing the Bank and AAGC, if acting as the plaintiff, are entitled to bring a dispute not before the Amsterdam Court, but before the foreign court having jurisdiction over the Customer.
Hollandsche Bank-Unie N.V.
HBU Global Custody N.V.

Explanatory notes to the General Banking Conditions
Article 1
The General Conditions (GC) contain rules for all transactions between the Customer and the Bank. Such transactions take place within the framework of the relationship into which the Customer and the Bank have entered.
Such a relationship can be confined to one single agreement, for instance a transfer account. Of course it can also comprise several elements, such as the renting of a safe-deposit box or a deposit for moneys or securities. In the GC all these elements taken together are referred to as the “relation”.
The GC do not, however, provide exhaustive regulations for all the elements of which a relation can be composed. To each separate element further conditions may — and in practice nearly always will - apply. A savings account e.g. may be subject to specific additional conditions, which may moreover vary according to the type of savings account chosen by the Customer. Home financing is another product offered in various types, each subject to its own specific conditions. The rules found in the GC are, therefore, mainly basic rules regulating the relation between the Customer and the Bank.
For the most common services the Bank has brochures and leaflets, which provide more detailed information.
Article 2
This article provides that the Bank must exercise due care in its transactions with the Customer, taking the interests of the Customer into account to the best of its ability. But the Bank may not disclose all information at its disposal to just any person coming along. Certain information is confidential or is provided to the Bank subject to an undertaking of secrecy. So the Customer will have to proceed on the assumption that all advice given to him, e.g. about securities transactions, is based exclusively on public information.
Article 3
There are transactions which the Bank can fully settle “in-house”, for instance the sale of foreign currency over the counter. In a number of cases, however, the Bank must use the services of third parties to execute orders or other transactions.
When e.g. the Bank purchases securities on a foreign Stock Exchange pursuant to the Customer’s instructions, such an order can be executed only if the Bank calls in a stock broker who is officially admitted to the Exchange in question. If the Customer gives an order to make a payment abroad, the execution of this order will usually also require the services of a third party, viz. a foreign bank.
When calling in a third party, the Bank must exercise due care in selecting this third party.

Article 4
When the Bank receives an order from the Customer to purchase a specific document of title, it is conceivable that the Bank can supply this document of title from its own stock and consequently can itself act as seller. This is the meaning of the possibility of the Bank concluding this transaction “with itself” for which this article provides.
Article 7
The Customer may have accounts with more than one branch-office of the Bank, for instance one account in the town where he lives and one in the town where he works. Let us assume that the Customer has granted somebody a power of attorney for both accounts and that he wishes to revoke this power of attorney. In this case he must give notice of such revocation to both branch-offices.
The first paragraph of this article reads: unless the Bank has expressly designated another address. This refers to the possibility of the Bank having designated a central address for certain communications.
Article 8
An example of a public register as referred to in this article is the commercial register of the Chamber of Commerce and Industries. If the Customer has an enterprise, this enterprise will as a rule be registered in the commercial register. In this situation the Customer — e.g. when opening an account — may have submitted an extract from the commercial register to the Bank, showing that he has granted a power of attorney (signatory power) to an employee and that under this power of attorney the employee has power to sign for the bank account. If at a given moment the Customer revokes this power and notifies the commercial register thereof but not the Bank, article 8 provides that this revocation shall not become operative vis-à-vis the Bank until the Bank has been notified in writing of the said revocation.
Article 9
The daily processing of the many millions of orders can only be handled efficiently by the banking industry by reference to the stated account numbers. This means that the Bank executes orders exclusively on the basis of account numbers. Article 9 emphasizes how important it is for the Customer to state the payee’s account number correctly and without mistakes.
Article 10
Of course, it frequently happens that the principal of a payment order and the payee of that order do not both have an account with the same bank but with different banks. If in this case something goes wrong in the execution of this payment order, it is possible that this mistake cannot be imputed to the principal’s bank. Article 10 provides that nevertheless the principal’s bank is liable for the execution of domestic payment orders within the limits laid down in this article, provided that the order was given correctly. This means (see article 9) that the account number of the payee stated in the order must be correct.

If moreover the payment order in question can be processed entirely within the circuit of the Bank Giro Centre (‘BankGiroCentrale’), the principal’s Bank will accept liability as defined in article 10. Be it observed for good order’s sake that all Dutch banks handling domestic payments are associated with the Bank Giro Centre with the exception of Postbank N.V.
Article 12 and 13
When the Customer finds that orders he has given to the Bank have not been executed or have not been executed correctly, he must lodge a complaint with the Bank as soon as possible. For though it is true that the Bank is liable for its own mistakes, a timely complaint may help to keep the damage, if any, within reasonable limits. Moreover, the following maxim is true: the earlier the complaint, the greater the possibility of reconstruction and rectification.
The contents of confirmations etc. sent by the Bank to the Customer shall in any case be deemed to have been approved by the Customer if he has not objected to them within one year. This period does not apply, though, to arithmetical errors made by the Bank.
Article 14
If forms, bank cards and the like are lost by the Customer or if they are stolen, there is of course the risk that the finder or thief will make an improper use of the things he has found or stolen. However, the Customer can limit the consequences of such misuse by informing the Bank as soon as he has discovered the loss or theft. This may also be done orally.
After a communication of this kind the risk will pass to the Bank within the limits laid down in article 14. If the Customer has informed the Bank orally, he must confirm this communication to the Bank in writing. It is advisable for the Customer to state the time at which he first informed the Bank in his confirmation and also the name of the Bank employee with whom he has spoken.
Article 15
If an account is alternately in credit and in debit, it may be important for the Customer to know whether the interest to be paid by the Bank on this account will be credited at the same time as the debit interest to be charged to this account will be debited. If these times do not coincide, the Bank must communicate this to the Customer in writing.
Article 16
In addition to (debit) interest the Customer may also be faced with commissions and fees, since the Bank may charge the Customer a commission or fee for its services. The Bank has laid down standard charges for a large number of services. Information on such charges is available at the Bank.

Article 17
It may happen that the Customer receives a cheque from a party abroad. Of course, the Customer wishes to collect the amount of this cheque and for this purpose hands the cheque to his own bank. The Bank will credit the Customer’s account with the amount of this cheque after the amount has been collected. Sometimes, the Bank is willing to credit the Customer’s account with the amount of the cheque in anticipation of the actual collection. In this case the credit entry will be made subject to the proviso that subsequently the Bank will in fact receive the amount of the cheque. If this is not the case — for it does happen that cheques are returned unpaid — then the Bank will be authorized to debit the Customer’s account again. In banking language this is known as “credit entry under usual reserve” which in Dutch is often abbreviated as “credit entry o.g.v.”.
Article 18, 19 and 20
Granting credits is one of the principal activities of the Bank. The credits granted are often secured. For example, credits may be granted against collateral in the form of securities. In this case the Bank has a lien on the Customer’s securities deposit with the Bank. Article 18 deals with this kind of lien. A special feature of this lien is that it is created “automatically”, which means that the Customer need not execute separate instruments of pledge each time. Another advantage of the flexibility resulting from this arrangement is that it is also conducive to the smooth processing of payment orders.
Kindred to the right of lien is the Bank’s right of set-off, which is the subject of article 19. This right has a wider scope than the statutory right of set-off because it includes the possibility of setting off debts which are not yet due and payable.
The Bank will only use this wider right of set-off in connection with debts expressed in the same currency and, if any, of the limitative list of events stated in the second paragraph of this article occurs. In practice the most important event on the list is the situation that a creditor of the Customer levies an attachment upon the Customer’s account with the Bank. As has been said above, credits are often granted against security. Now it is conceivable that the security which originally was adequate subsequently becomes or threatens to become inadequate. This may happen, for instance, when the prices of the securities covered by the Bank’s lien fall. Pursuant to article 20 the Bank may in such case demand that the Customer give additional security. Besides, the Bank may also demand that security be given for an entirely unsecured debit position.
Article 21
If the Customer fails to perform any of his obligations towards the Bank, the Bank will, of course, consider its total position vis-à-vis the Customer. The Bank may find itself compelled actually to demand payment of all its outstanding debts. The Bank will not do so until after it has given the Customer prior written notice stating the reason why it is calling its debts.

Article 22
Under the system of the giro administration and transfer of securities as regulated in the Securities Giro Administration and Transfer Act (‘Wet giraal effectenverkeer’) the Customer’s individual title to specific securities has been replaced by co-ownership as regulated by the Act. Under the Act the Customer is co-owner of the aggregate number of securities of the same kind held in a common deposit which is called a collective deposit. As a result it is no longer necessary for the Bank to record the serial numbers of these securities for each individual Customer separately.
The Netherlands Central Institute for the Giro Administration and Transfer of Securities (‘Nederlands Centraal Instituut voor Giraal Effectenverkeer’, abbreviated as Euroclear Netherlands) has been made responsible for the correct functioning of the giro administration and transfer of securities. Euroclear Netherlands is subject to the supervision of the Minister of Finance.
The Stock Exchange Association (‘Vereniging voor de Effectenhandel’) has devised a system, known as the “Giro Allotment System” (‘Girotoedelingssysteem’), for bearer bonds that are subject to drawing by lot. In the collective deposits referred to above only interchangeable securities are found. By far the greater majority of securities are interchangeable. But this is not true of, e.g., premium bonds, since the serial number of such a bond is an essential data for the Customer. The numbers of these securities are recorded separately in the Bank administration for each individual Customer.
The system of securities custody companies was created to keep the bank’s activities in respect of the safe custody of all other securities as much as possible distinct and separate from the other operations of the bank and to prevent the mingling of the Customer’s securities with the capital of the Bank.
Article 23
The explanatory note to article 3 refers to the case that the Bank purchases securities on a Foreign Stock Exchange pursuant to the Customer’s instructions. Such securities may be included in one of the general securities deposits held by the Bank in its own name with a correspondent bank in the relative country.
Article 24
The duty of administration assumed by the Bank in the first paragraph relates to securities admitted to the official quotation on the Amsterdam Stock Exchange.
This is a natural restriction, for the Bank can only carry out its duty of administration on a sound basis if it is assured of correct information on the securities falling under its duty of administration. Such certainty does, indeed, exist with respect to the aforementioned securities that are admitted to official quotation on the Amsterdam Stock Exchange, but this is much less true for foreign securities. This explains the fact that the duty of administration in respect of the latter securities has been delegated to the foreign correspondent bank, which has the custody of these securities. The fact is that the correspondent bank is much nearer to the sources of information and is therefore better equipped to fulfil the duty of administration.
Article 26
Orders in respect of securities (e.g. orders to sell or purchase securities) can be distinguished into day orders, standing (or ‘good-till-cancelled’) orders and orders for a fixed period. A day order is an order that is valid for one day only. A standing order remains in effect until it is cancelled.
Standing orders do not remain valid indefinitely, but only for a period to be determined by the Bank (see the first paragraph of article 26). Usually this period will run up to and including the last stock exchange day of the month following the month in which the Bank received the Customer’s order. The first paragraph also expresses the fact that orders are in principle considered to be good-till-cancelled orders. This means that if an order is meant to be a day order, the Customer must expressly state so.
The second paragraph of article 26 refers to a limit set by the Customer for the purchase or sale of securities. In the case of purchase orders a limit is the highest price at which the Customer is willing to buy and in the case of selling orders it is the lowest price at which the Customer is willing to sell. This limit will be reduced automatically as soon as the relative securities are quoted ex-dividend or ex-rights of subscription. Essentially, the restriction at the end of the second paragraph means, that in practice the system of the automatic reduction of the limit is applied mainly with respect to Dutch securities.
Article 27
As a result of the coming into effect of the Securities Giro Administration and Transfer Act it is no longer necessary to record the serial numbers of securities which have been made part of the securities giro administration and transfer system for each individual Customer separately in the Bank administration.
The absence of such “individualization per customer” implies that the significance of article 27 has greatly diminished, since the question whether a security is defective is important for the Customer mainly if the security is kept in custody specifically for him, i.e. if it has been individualized. The first paragraph defines the categories of securities for whose defects the Bank is liable. These do not, for instance, include securities which the Bank has bought on a foreign Stock Exchange pursuant to the Customer’s order.
Article 28
The first paragraph of this article provides that the ordinary rules of procedural law apply to costs of legal assistance incurred in connection with disputes between the Customer and the Bank. This means that the award of costs by a court or Consumer Disputes Committee is decisive, regardless of whether the actual costs incurred by the Bank and the Customer are higher than the amount awarded by the court or the Consumer Disputes Committee. If, however, the dispute is between the Customer and third parties, then the second paragraph provides that the costs which the Bank will have to incur shall be entirely for the Customer’s account, since the Bank is not in fact a party to such dispute. A situation like this may occur, for instance, when one of the Customer’s creditors levies an attachment on the Customer’s account with the Bank. Any other costs will be for the Customer’s account within the limits of reasonableness.
Article 29
When the Customer has a dispute with the Bank, he may submit the dispute to the competent Dutch Court. In certain cases the Customer may also apply to the Consumer Disputes Committee for Banking Business (‘Geschillencommissie Bankbedrijf’). This Committee will hear complaints about virtually all bank services. Complaints about services relating to securities may be submitted to the Committee of Good Offices of the Amsterdam Stock Exchange (‘Klachtencommissie Effectenbedrijf’), to the Committee of Good Offices of the European Options Exchange (‘Klachtencommissie Optiebeurs’) or to the Committee of Good Offices FTA (‘Klachtencommissie FTA’). Besides, there is also the Consumer Disputes Committee of the Credit Registration Agency (‘Geschillencommissie Bureau Krediet Registratie’). Information on the various procedures and the like is available at the Bank.
Article 31
The banking business processes millions of widely different transactions every day. Circumstances are conceivable which may disturb this processing. In view of the large volume of transactions the effect of such circumstances — when they do occur — may indeed be comparatively extensive. It would not be justified, therefore, to make the Bank automatically accountable for the consequences of such circumstances. This is the background against which the second paragraph of article 31 should be read.
In the situations listed in this article the Bank still has a duty to investigate whether there are alternative ways of keeping the processing of transactions going. If this is the case, the Bank will have to take such measures as can reasonably be expected from the Bank.
Article 33
It may prove to be desirable in the future — for instance due to new technical or other developments — to amend or add to the GC. Article 33 indicates the manner in which amendments and additions adopted by the Bank will become binding. In this connection the consultation procedure for consumers’ and employers’ organizations for which this article provides is important, since amendments and additions will not take effect until after these organizations have been consulted.

them. If in such case the Customer has suffered damage, the Bank shall in any case assist the Customer as much as possible in remedying such damage. This shall leave intact any liability of the Bank under Article 10.
Article 4: The Bank or third parties as the other party
In executing orders for the purchase and sale of goods and/or documents of title, the Bank shall be entitled, at its option, to deal either with itself or with third parties as the other party.
Article 5: Risk of dispatches
If the Bank, by order of the Customer, dispatches moneys or securities to the Customer or to third parties, such dispatch shall be at the Bank’s risk.
If the Bank, by order of the Customer, dispatches other goods and/or documents of title to the Customer or to third parties, such dispatch shall be at the Customer’s risk.
Article 6: Statement of address by the Customer
The Customer shall inform the Bank of the address to which documents intended for him are to be sent. The Customer shall give written notice of any change of address.
Article 7: Orders etc. intended for several branch-offices
Orders, statements and communications from the Customer to the Bank must be addressed separately to each of the branch-offices of the Bank for which these orders, statements and communications are intended, unless the Bank has expressly designated another address. If written orders, statements and communications are intended for a branch-office of the Bank -expressly stated by the Customer — other than the branch-office that received these documents, the latter branch-office shall forward such documents.
Article 8: Changes in the power of representation of the Customer
If the Customer has granted powers of representation to a person, the Customer shall notify the Bank in writing of any change in or withdrawal of such powers notwithstanding their entry in public registers, in default of which notification such change or withdrawal cannot be invoked against the Bank.
Article 9: Use of forms
The Customer must see to it that orders, statements and communications to the Bank are clear and that they contain the correct data. Orders for transfers shall be executed by the Bank on the basis of the account number stated by the Customer and the Bank is not obliged to verify the accuracy of the information stated in the order.
Forms must be fully completed by the Customer. Other data carriers or means of communication approved by the Bank must be used by the Customer in accordance with the directions of the Bank.

The Bank shall be entitled not to execute orders if such orders have been given without the use of forms drawn up or approved by the Bank or of otber data carriers or means of communications approved by the Bank. The Bank may require communications to be made in a specific form.
Article 10: Execution of payment orders
The Bank guarantees the proper execution within a reasonable time of correctly given orders for tbe transfer of amounts in Euro, provided that such orders can be processed entirely within the giro-circuit in the Netherlands of the banks associated with the ‘Bankgirocentrale’ (Bank Giro Centre).
Any shortcomings in the execution of such payment orders will make the Bank liable to indemnify the Customer for the damage suffered as a result up to a maximum of EUR 225,-per payment order, without prejudice to the provisions of the second paragraph of article 31 and without prejudice to the Bank’s obligation — unless otherwise agreed -to see to it that these payment orders will as yet be executed correctly and without further costs. The Bank shall not invoke the aforesaid maximum of EUR 225,- if in an individual case it would not be reasonable and fair to do so.
If, in case of correctly given payment orders which cannot be processed entirely within the said giro-circuit, the payee’s account as specified by the Customer should fail to be credited, the Bank shall upon the Customer’s request and free of charge make inquiries and try to achieve that the credit entry will be made yet. Within four weeks of receipt by the Bank of such request, the Bank shall furnish the Customer with a written statement concerning the results of the inquiries, stating the relevant data.
If the Customer wishes payment orders as referred to in the first paragraph of this article to be executed by or on a specific date, such execution must be expressly agreed upon with the Bank.
The above provisions do not prejudice the Bank’s authority not to execute payment orders if the balance of the account does not allow such execution or if such execution is barred by an attachment of the Customer’s account or by other comparable circumstances.
Article 11: Evidential force of the Bank’s records
An abstract from the Bank’s records signed by the Bank shall serve as prima facie evidence vis-à-vis the Customer, subject to rebuttal evidence produced by the Customer.
Article 12: Examination of bank documents
If the Bank finds that it has made an error or a mistake in any confirmation, statement of account, note or other statement to the Customer, the Bank shall be bound to notify the Customer as soon as possible.

The Customer is obliged to examine the confirmations, statements of account, notes or other statements sent to him by the Bank immediately upon receipt. In addition, the Customer must check whether orders given by him or on his behalf have been executed correctly and completely by the Bank. When finding any inaccuracy or incompleteness, the Customer shall notify the Bank as soon as possible.
In the above cases the Bank shall be obliged to rectify its mistakes and errors.
Article 13: Approval of bank documents
If the Customer has not contested the contents of confirmations, statements of accounts, notes or other statements of the Bank to the Customer within twelve months after such documents can reasonably be deemed to have reached the Customer, the contents of such documents shall be deemed to have been approved by the Customer. If such documents contain any arithmetical errors, the Bank may and shall rectify such errors, even after the expiry of the said twelve months’ period.
Article 14: Loss etc. of forms
The forms, data carriers and means of communication which the Bank has put at the disposal of the Customer, must be kept and handled by the Customer with care.
If the Customer becomes aware of any irregularity such as loss, theft or misuse with respect to these forms, data carriers or means of communication, he shall inform the Bank without delay. Up to the moment this information is received by the Bank, the consequences of the use of these forms, data carriers or means of communication shall be for the account and at the risk of the Customer, unless the Customer proves that blame can be imputed to the Bank. After the said moment such consequences shall be for the account and at the risk of the Bank, unless the Bank proves that intent or gross negligence can be imputed to the Customer.
Any communication concerning irregularities must be confirmed by the Customer to the Bank in writing.
If notice of termination of the relationship between the Customer and the Bank has been given, the Customer shall return to the Bank any unused forms as well as other data carriers and means of communication put at his disposal by the Bank.
Article 15: Crediting and debiting of interest
At such times as will be determined by the Bank but at least once a year, the Bank shall credit or debit, as the case may be, the current interest to the account of the Customer. If the time at which the current interest is credited to the said account does not coincide with the time at which the current interest is debited to such account, the Bank shall inform the Customer in writing.
Article 16: Commissions and fees
The Bank is authorized to charge commissions and fees to the Customer for its services. If the amount of these commissions and fees has not been previously agreed upon between the Customer and the Bank, the Bank shall charge its usual commissions and fees. The Bank shall see to it that information about this is in any case available at its branch-offices.
Article 17: Credit entries under reserve
Each credit entry is made subject to the proviso that, if the Bank is still to receive the counter-value for such entry, such counter-value will timely and duly come into its possession. Failing this, the Bank shall be entitled to reverse the credit entry. If the Customer’s Euro account has been credited on account of documents denominated in a foreign currency or on account of other items which, as far as the Euro-equivalent is concerned, are subject to fluctuations in value, the reversal shall be effected by making a debit entry up to the amount for which the Customer could have acquired such foreign currency or such items on the day of the reversal.
Article 18: Lien
The Bank shall have a lien on all goods, documents of title and securities which are in the possession or will come into the possession of the Bank or of a third party on the Bank’s behalf from or for the benefit of the Customer on any account whatsoever and on all shares forming part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act (‘Wet giraal effectenverkeer’) which are in the possession or will come into the possession of the Bank, as security for all and any present and future debts owing by the Customer to the Bank on any account whatsoever. In its capacity as the Customer’s attorney the Bank is authorized to pledge all present and future debts owing by the Bank to the Customer on any account whatsoever to the Bank itself as security for all and any present or future debts receivable by the Bank from the Customer on any account whatsoever.
If the Customer wishes to dispose of part of the collateral, the Bank shall release such part of the collateral provided that the balance of the collateral remaining after such release offers sufficient coverage for all current or future debts receivable by the Bank from the Customer.
The Bank shall not be entitled to sell the collateral unless the Customer’s debt to the Bank has become due and payable. In addition, the Bank shall not sell the collateral until the Customer is in default. The Bank’s right to sell the collateral is limited to the extent of Customer’s debt.

After the Bank has exercised its right to sell collateral, it shall give the Customer written notice thereof as soon as possible.
Article 19: Right of set-off
The Bank shall at all times be entitled to set off all and any debts receivable by the Bank from the Customer, whether or not due and payable and whether or not contingent, against any debts owed by the Bank to the Customer, whether due and payable or not, regardless of the currency in which such debts are denominated.
If, however, the Customer’s debt to the Bank or the Bank’s debt to the Customer is not yet due and payable — and provided that the Customer’s debt and the Bank’s debt are expressed in the same currency — the Bank shall not exercise its right of set-off except in the event of an attachment being levied upon the Bank’s debt to the Customer or recovery being sought from such debt in any other way, or in the event that a right in rem is created thereon or the Customer assigns the Bank’s debt to a third party by singular title.
Debts expressed in foreign currency shall be set off at the rate of exchange pertaining on the day of set-off.
If possible, the Bank shall inform the Customer in advance that it will exercise its right of set-off.
Article 20: Giving security
Upon demand the Customer shall provide adequate security for the fulfilment of his existing obligations towards the Bank. If the security that has been given is no longer adequate, the Customer is bound to supplement or replace such security upon demand. Any such demand shall be made in writing and shall specify the reason for it. The extent of the security so demanded must bear a reasonable proportion to the amount of the relative obligations of the Customer.
Article 21: Immediately due for payment
If the Customer has been given notice of default and still fails to perform any of his obligations towards the Bank, the Bank shall be entitled to make the Customer’s debts to the Bank immediately due and payable by giving notice. Such notice shall be made in writing and shall specify the reason for the giving thereof.
Article 22: Custody of securities
The custody of securities which form part of a collective deposit within the meaning of the Securities Giro Administration and Transfer Act (‘Wet Giraal Effectenverkeer’) held by the Bank shall be subject to the provisions of this Act and to the provision set forth in the next sentence. To the extent these securities are susceptible of drawings by lot, the Bank shall see to it that each time a drawing takes place, there shall be allotted to each Customer individually an amount of securities — designated for redemption — corresponding to his entitlement.
The custody of all other securities is assumed by N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie or by Hollandsche Bank-Unie Global Custody N.V. to the extent that they accept such custody under their own conditions. Such custody shall be subject to the “Rules for the Custody of Securities” and the “Rules for the Custody of Bearer Securities or Securities other than Bearer Securities which are located abroad”, respectively.
Article 23: Use of the services of third parties for the custody of securities
The securities of the Customer which the Bank has placed in the custody of third parties pursuant to article 3, shall form part of the aggregate of securities deposited in the name of the Bank with such third parties in one of the Bank’s general securities deposits. The Bank shall not be bound to cause the serial numbers of these securities to be recorded separately for each individual Customer.
Article 24: Administration of securities deposits
The Bank is charged with the administration of the Customer’s securities deposit to the extent that the securities deposit consists of securities admitted to the official quotation on the Official Market or the Parallel Market of the Amsterdam Stock Exchange.
The duties incidental to this administration include inter alia the duty to collect interests, redemption payments and dividends, to exercise or realize subscription rights, to obtain new coupon or dividend sheets, to effect conversions and to lodge securities for the Purpose of meetings.
If, pursuant to article 3, the Bank has placed securities of the Customer in the custody of third parties, such third parties shall be charged with the duties incidental to the administration of these securities, without prejudice to the Bank’s liability under article 3 and without prejudice to the Bank’s obligation to pass on to the Customer any amounts received by the Bank from such third parties for the benefit of the Customer on account of interest, redemption payments, dividend or on any other account.
Article 25: Securities not subject to lien
The lien referred to in article 18 does not extend to securities deposited with the Bank exclusively for specific purposes such as the collection of interests, redemption payments and dividends, obtaining new coupon or dividend sheets, effecting conversions or attending meetings.
Article 26: Period of validity of stock exchange orders; reduction of the limit
The Bank will keep stock exchange orders on its books for a period of time to be determined by the Bank.

As from the day on which securities are quoted ex-dividend or ex-rights of subscription, any limit set by the Customer for the purchase or sale of such securities shall be reduced by the arithmetical value of the dividend or the subscription right, as the case may be, but only if such reduction of the limit arises from the regulations or customs applying to the securities in question.
Article 27: Defective securities
The Bank shall be liable for any defects of securities acquired by the Customer as a result of transactions concluded by the Bank with itself as the other party, or as the result of transactions in securities admitted to the official quotation on the official Market or the Parallel Market of the Amsterdam Stock Exchange.
If pursuant to the above provision the Bank is liable, it shall, at the Customer’s option, either as yet deliver securities of the same kind but without defects or refund the amount charged together with interest thereon, in both cases against return of the securities originally acquired by the Customer.
Article 28: Costs
The costs of legal assistance incurred by the Bank in court proceedings or in proceedings before a consumer disputes committee on account of a dispute between the Customer and the Bank shall be for the account of the Customer or for the account of the Bank, as the case may be, if and to the extent that the decision or award of such court or such committee includes an award of costs.
Any costs the Bank has to incur in or out of court if the Bank becomes involved in legal proceedings or disputes between the Customer and a third party, shall be for the Customer’s account.
Without prejudice to the above provisions all other costs arising for the Bank from the relationship with the Customer shall be for the Customer’s account within the limits of reasonableness.
Article 29: Laws of the Netherlands; disputes
The relations between the Customer and the Bank shall be governed by the laws of the Netherlands.
Disputes between the Customer and the Bank shall be brought before the competent Netherlands Court, unless the law or international conventions contain a mandatory provision to the contrary.
Notwithstanding the foregoing, if the Bank is acting as the plaintiff the Bank shall be entitled to bring disputes before the foreign court having competence to decide disputes involving the Customer.

Notwithstanding the foregoing, if the Customer is acting as the plaintiff the Customer shall be entitled to refer disputes to any Consumer Disputes Committee or Committee of Good Offices to whose competence the Bank has submitted, within the limits of the rules governing the Committee in question.
Article 30: Termination of the relationship
Both the Customer and the Bank may terminate the relationship between the Customer and the Bank. If the relationship is terminated by the Bank it shall, upon request, inform the Customer of the reason for such termination.
After notice of termination has been given, the existing individual agreements between the Customer and the Bank shall be settled as soon as possible but subject to the applicable time periods. During such settlement the present General Conditions shall remain in full force.
Article 31: Liability of the Bank
Without prejudice to the other provisions of these General Conditions the Bank shall be liable if any shortcoming in the performance of any obligation vis-à-vis the Customer is imputable to the Bank or attributable to the Bank by virtue of the law, any legal act or generally prevailing views.
In any case, insofar as liability is not already excluded by operation of the law, the Bank shall not be liable if a shortcoming of the Bank is the result of:
-	international conflicts;

-	violent or armed actions;

-	measures taken by any domestic, foreign or international government authority;

-	measures taken by any supervisory authority;

-	boycotts;

-	labour disturbances among the staff of third parties or the Bank’s own staff;

-	power failures or breakdowns in communication links or equipment or software of the Bank or of third parties.
Should any circumstance referred to in the preceding paragraph occur, then the Bank shall take such measures as may reasonably be required from it in order to reduce the resulting adverse effects for the Customer.
Article 32: Deviation from the General Conditions
Any deviation from the present General Conditions shall be laid down in writing. Deviations which have not been laid down in writing may be proved by the parties by all means of evidence admitted by the law.
Article 33: Amendment of and additions to the General Conditions
Amendments of and additions to the present General Conditions shall not take effect until after representative Dutch consumers’ and employers’ organizations have been consulted about such amendments and additions and also about the manner in which the Customer will be notified of their contents. Such notification will in any case have to be made before the expiry of the thirty days’ period referred to below. The amendments and additions adopted after the said consultations shall be filed at the Registrar’s office of the District Court of Amsterdam. Such filing shall be announced by a publication in at least three daily newspapers with national circulation. The amendments and additions which have been filed in this manner shall be binding upon the Bank and the Customer as of the thirtiest day after the date of the abovementioned publication.
A copy of these General Conditions has been filed by the Netherlands Bankers’ Association at the Registrar’s office of the District Court of Amsterdam on 22 December 1995.
Hollandsche Bank-Unie N.V.
Rules for the custody of securities
1 All securities which are not included in a collective deposit within the meaning of the Wet giraal effectenverkeer (Securities Giro Administration and Transfer Act), and which in the Netherlands are in or will come in the possession of Hollandsche Bank-Unie N.V., hereinafter referred to as “the Bank”, for the purpose of being kept in custody for a Customer, shall be placed by the Bank on behalf of and in the name of the Customer concerned, in the custody of N.V. Effectenbewaarbedrijf van de Hollandsche Bank-Unie, hereinafter referred to as “the Depositary”, and be kept in custody for the Customer by the Depositary.
2 Although the Depositary — except in cases where the securities would have been individualized — holds the legal title to the securities, the Depositary may not exercise any rights whatsoever attaching to the ownership of the securities, except such rights of ownership as arise from involuntary loss of possession. The benefits and burdens resulting from or connected with the legal title to or, as the case may be, the ownership of the securities placed in the Depositary’s custody shall accrue to or, as the case may be, be for the account of the Customer, so that the Depositary will not incur any economic or commercial risk in respect of the legal title to the securities.
3 The Depositary shall not entrust the custody to third parties, except when the securities are placed, in the Depositary’s name, in the custody of a third party appointed for this purpose by the Stichting Administratiekantoor VABEF (Administration Office VABEF Foundation) and provided that such custody is governed by rules as laid down by this Foundation.
4 The Bank shall remain charged with the duties entailed by the administration of the securities, including the collection of interests and dividends, realising subscription rights, obtaining new coupon or dividend sheets, effecting conversions, lodging securities for the purpose of meetings, as well as executing orders for the sale of securities. Insofar as such actions require the surrender to the Bank of the securities concerned or parts thereof, the Depositary shall be bound to put the said securities or parts thereof at the Bank’s disposal.
5 The Depositary shall at all times be bound to record the serial numbers of the securities, on the understanding that:
a in respect of premium bonds and other securities with special rights attached to specific numbers, the Depositary shall at all times record the serial numbers separately for each individual Customer;
b In respect of securities — other than those referred to under a. — which are subject to drawings by lot, the Depositary shall, well in advance of the time at which a drawing is to take place, record the serial numbers or parts of serial numbers and/or other characteristics which are relevant in case of a drawing, for each individual Customer separately;
c the Depositary shall be bound to notify the Customer of the serial numbers, parts of serial numbers and/or characteristics referred to under a. and b. The Depository shall have the right, however, to individualize securities other than those referred to under a. and b. by recording the serial numbers for a specified Customer, and to undo such individualization, whenever it believes that it is in the interest of the Customer to do so.
6 Insofar as the Depositary has not individualized the securities for Customers, the Bank, being irrevocably authorized by the Customer, is entitled to pledge to itself — also on the Customer’s behalf — the Customer’s rights to delivery of the securities held in custody by the Depositary, for the purpose of securing all present or future claims of the Bank on the Customer, whether or not due and payable or contingent — which pledging also includes the exercise of the right to delivery — and to inform the Depositary of such pledging. If the Bank should wish to exercise its rights of pledge, the Depositary — upon the Bank’s request — shall be bound to deliver the securities to the Bank, where necessary after individualization.
Insofar as the Depositary individualizes securities for Customers, these securities shall be pledged to the Bank pursuant to the above provision, the Depositary functioning as a third party pledgee.
7 If securities, of which the serial numbers have not been recorded so as to identify them as being the property of specific Customers, are destroyed or otherwise lost by the Depositary or the Bank, as the case may be, for reasons for which neither the Depositary nor the Bank can be held liable, the deficiency in question shall be apportioned by the Depositary per class of securities among those Customers who, at the moment of the destruction or loss, had a claim on the Depositary for the delivery of securities of the relative class of securities, pro rata to the amounts of their claims at the said moment.
In this case the Depositary and/or the Bank are under no other obligation than to take measures to cause the securities referred to in the preceding paragraph to be replaced by duplicates or to take investigation measures with regard to those securities. If, in such a case, it is impossible or possible only with delay, to restore the securities to the Depositary’s control or to have them replaced by duplicates, neither the Depositary nor the Bank shall be liable for the consequences.
The apportionment referred to in the first paragraph shall be partly or wholly undone in proportion to the number of securities of the same class received back by the Depository as a result of the measures referred to in the preceding paragraph. The expenses entailed by the actions referred to in the second paragraph may be apportioned on the same basis as laid down above in respect of the missing securities referred to in the first paragraph.
If it is impossible to establish the exact time of the destruction or loss, the apportionments referred to above shall he made among the Customers who, on the day before the discovery of the deficiency after office closing time, had a claim for delivery of securities belonging to the class in question. As soon as the Depositary discovers that an event has taken place which might cause a deficiency as referred to in the first paragraph of this article, the Depositary shall have the right to refuse delivery and transfer of securities until such deficiency and also the amount of the apportionment have been determined, which shall be done by the Depositary with the utmost speed, and the outcome of which shall be communicated by the Depositary without delay to all Customers involved in the apportionment.
8 The Bank shall debit the Customer’s account on its books for the custody fee due by him.
9 The Bank guarantees to the Customer that the obligations of the Depositary vis-à-vis the Customer will be properly fulfilled.
10 Amendments of and additions to these rules, provided they are made jointly by the Bank and the Depositary (the latter requiring the approval of the Stichting Administratiekantoor VABEF) shall also be binding on the Customer commencing one month after such amendments and additions have been widely publicized in at least three much read Dutch daily newspapers. As soon as possible the Bank and the Depositary shall send notice of these amendments and additions to the address of the Customer known to them. The provisions of paragraphs 2 and 9, however, are not capable of amendment.
11 In addition, the conditions regulating the relationship between the Customer and the Bank shall apply correspondingly to the custody, insofar as the above Rules do not differ from these conditions.
Hollandsche Bank-Unie N.V.
N.V. Effectenbewaarbedrijf van de
Hollandsche Bank-Unie
Rules HBU Global Custody N.V.
1 Hollandsche Bank-Unie N.V., hereinafter referred to as the ‘Bank’, and HBU Global Custody N.V., hereinafter referred to as ‘HBUGC’, shall cause all Rights (as hereinafter defined) that are held for a Customer pursuant to the relationship between the Customer and the Bank’s branch offices in the Netherlands, to be held exclusively by HBUGC and to be exercised by HBUGC for the benefit of the Customer, the foregoing insofar as reasonably possible in respect of the relevant Right. For the purposes hereof, ‘Rights’ are all rights that are accepted as such by HBUGC that the Bank and/or HBUGC hold or holds in its or their own name for the benefit of Customers with respect to (i) bearer securities that are held outside the Netherlands, and (ii) non-bearer securities. For the purposes hereof, ‘Securities’ are shares, bonds, options, warrants and all other tangible and intangible property that is accepted as such by HBUGC.
2 HBUGC shall have obligations with respect to the Rights held by it for the Customer only vis-à-vis the Customer. Only the Customer is entitled to give instructions to HBUGC with respect to the Rights held for him. HBUGC is not entitled to exercise the Rights other than in accordance with the instructions of the Customer and with these rules. The Customer shall give his instructions concerning the Rights to the Bank, which shall be acting on behalf of the Customer vis-à-vis HBUGC.

3 HBUGC shall make use of third parties to the extent it deems such use necessary in connection with its duties to its Customers. This use may include the placing of Securities in the custody of third parties and the obtaining of rights with respect to Securities through third parties. The Bank shall be entrusted with the selection of such third parties. The Bank shall not be liable for any shortcomings of such third parties, if it can prove that is has exercised due care in selecting these third parties. Should the Bank not be liable for the shortcomings of these third parties and should the Customer have suffered damage, the Bank shall in any case assist the Customer as much as possible in repairing his damage. HBUGC shall not be liable for any shortcomings of such third parties, except in the event of wilful misconduct or gross negligence on the part of HBUGC.
4 The benefits and burdens resulting from or connected with the Rights shall accrue to or, as the case may be, be for the account of the Customer, so that HBUGC will not incur any economic or commercial risk in respect of the Rights.
5 The Bank is charged with the duties entailed by the administration of the Rights held by HBUGC for the benefit of the Customer, including the collection of interests and dividends, realizing subscription rights, obtaining new coupon or dividend sheets, effecting conversions, lodging securities for the purpose of meetings as well as executing orders for the sale of securities, and with the giving (directly or indirectly) of instructions relating to these duties to correspondents. To the extent possible HBUGC shall enable the Bank to perform these duties on behalf of HBUGC when necessary. Except in the event of wilful misconduct or gross negligence on the part of HBUGC, HBUGC shall have no liability in connection with these duties.
6 Neither the Bank nor HBUGC shall be under an obligation to record the serial numbers of the Rights or the Securities corresponding therewith, albeit that with regard to Rights with respect to Securities with special rights attached to specific numbers, such numbers shall be recorded separately for the Customer, and that to the extent the Rights or the Securities corresponding thereto are subject to drawings by lot, the Bank and HBUGC shall ensure, each time a drawing takes place, that an amount or number of Rights or Securities corresponding therewith shall be allotted to the Customer.
7 The Customer shall be under an obligation to pledge to the Bank, whenever the Bank deems such pledge to be necessary, all present and future rights the Customer has or may acquire from time to time vis-à-vis HBUGC concerning Rights that are held for the benefit of the Customer, including the rights to receive payment of the amounts received in connection with the Rights, for the purpose of securing all present or future claims of the Bank on the Customer, whether or not due and payable or contingent.

The Customer hereby irrevocably authorizes the Bank to create, on behalf of the Customer, a right of pledge on the rights of the Customer vis-à-vis HBUGC which are referred to in the first paragraph of this Article, whenever the Bank deems the creation of such right of pledge to be necessary, and to notify HBUGC of such right of pledge. The Bank is authorized to receive notification of such right of pledge on behalf of HBUGC.
For so long as the Bank has not made a statement to the contrary, it is deemed to release, from time to time, the right of pledge, if and to the extent necessary to enable HBUGC to honour the Customer’s rights as if no pledge existed. From the moment the Bank informs HBUGC that it no longer agrees to the rights of the Customer being honoured, no release of the right of pledge shall be assumed and HBUGC shall refrain from honouring the rights of the Customer on the ground of the right of pledge of the Bank. The Bank shall not use this right unreasonably.
The Bank may enforce its rights as holder of a right of pledge notwithstanding the provision of article 2 hereof.
8 HBUGC is under an obligation with respect to each type of Right to ensure at all times that the Rights of that type that are held by it conform in their contents and, where applicable, in their amount, with the rights of Customers vis-à-vis HBUGC that correspond thereto.
In the event that, for reasons that are not the result of wilful misconduct or gross negligence on the part of HBUGC, the Rights held by HBUGC of a specific type fall short compared to the rights corresponding thereto of Customers vis-à-vis HBUGC, the deficiency in question shall be apportioned by HBUGC among those Customers who held such rights vis-à-vis HBUGC at the close of business on the day in the Netherlands preceding the day of discovery of the deficiency by the Bank in the Netherlands, pro rata to the amounts of their rights at the said moment.
In this case, HBUGC is under no other obligation than to take measures to remove the cause of the deficiency to the extent possible. In particular, HBUGC shall not be under an obligation to acquire Rights to eliminate the deficiency. The expenses incurred for the purpose of removing the cause of the deficiency shall be apportioned in the manner set forth in the preceding paragraph for a deficiency.
The apportionment referred to in the second paragraph shall be partly or wholly undone to the extent that the deficiency is reduced as a result of the measures taken by HBUGC. As soon as HBUGC discovers that an event has taken place which has caused or might cause a deficiency, HBUGC shall have the right to refuse to execute instructions regarding the Rights of the relevant type, until it has been established that there shall be no deficiency or the deficiency has been apportioned. In such an event, HBUGC shall act with the utmost speed and shall immediately inform the Customers involved of any apportionment.
9 The Bank shall debit the Customer’s account on its books for the amounts due by the Customer to the Bank and HBUGC for the performance of their duties hereunder.
10 The Bank guarantees to the Customer that the obligations of HBUGC vis-à-vis the Customer will be properly fulfilled.
11 Amendments and additions to these rules, provided they are made jointly by the Bank and HBUGC, shall also be binding on the Customer commencing one month after such amendments and additions have been publicized in at least three Dutch daily newspapers with a wide circulation and two non-Dutch financial newspapers with a wide circulation. The Bank and HBUGC shall, as soon as possible, send notice of these amendments and additions to the address of the Customer known to them. The provision of article 10 hereof, however, is not capable of amendment.
12 In addition, the general conditions regulating the relationship between the Customer and the Bank as filed by the Netherlands Bankers’ Association at the Registrar’s Office of the Amsterdam District Court on, December 22, 1995, as amended from time to time, shall apply correspondingly to the relationship between the Customer on the one hand and the Bank and HBUGC on the other, insofar as the above rules do not differ from these conditions.
13 If and to the extent that any provision contained herein cannot be invoked on the ground of its unreasonably burdensome character or on grounds of reasonableness or fairness, such provision shall have the effect of a provision that would be valid, the purpose of which conforms to the first mentioned provision to such an extent that it must be assumed that such provision would have been included in these rules if the first mentioned provision had been omitted in view of its invalidity.
14 These rules and the activities of the Bank and HBUGC governed hereby shall be governed by Netherlands law. Disputes concerning these rules and such activities shall be brought before the competent Court in Amsterdam. Notwithstanding the foregoing, the Customer shall, if acting as the plaintiff, be entitled — subject to the respective rules of the Geschillencommissie Bankbedrijf (Complaints Committee for Banking Business) and the Klachtencommissies Effectenbedrijf en Optiebeurs (Committees of Good Offices of the Amsterdam Stock Exchange and the Options Exchange) — to bring disputes before these committees. Notwithstanding the foregoing the Bank and AAGC, if acting as the plaintiff, are entitled to bring a dispute not before the Amsterdam Court, but before the foreign court having jurisdiction over the Customer.
Hollandsche Bank-Unie N.V.
HBU Global Custody N.V.